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                                                                     Exhibit 2.1


                                                                  EXECUTION COPY

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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                          DIGITAL DATA NETWORKS, INC.,
                            a Washington corporation,

                             DDN ACQUISITION CORP.,
                             a Delaware corporation,

                                       and

                         i2 TELECOM INTERNATIONAL, INC.,
                             a Delaware corporation.

                           ---------------------------

                          dated as of January 30, 2004

                           ---------------------------

================================================================================

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                                TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
SECTION 1.        DESCRIPTION OF TRANSACTION....................................    1

   1.1    Merger of Merger Sub with and into i2 Telecom.........................    1
   1.2    Effect of the Merger..................................................    1
   1.3    Closing; Effective Time...............................................    1
   1.4    Certificate of Incorporation and Bylaws; Directors and Officers.......    2
   1.5    Conversion of Shares of i2 Telecom Capital Stock......................    2
   1.6    Conversion of Shares of Merger Sub....................................    4
   1.7    Effect of the Merger on i2 Telecom Common Stock.......................    4
   1.8    Exchange of i2 Telecom Certificates...................................    4
   1.9    Contingent Consideration..............................................    5
   1.10   Appraisal Rights......................................................    6
   1.11   Conversion of Shares of DDN Preferred Stock...........................    7
   1.12   i2 Telecom Options and Warrants.......................................    7
   1.13   Disputed Shares.......................................................    8
   1.14   Adjustment for Organic Changes........................................    8
   1.15   Tax Consequences......................................................    8
   1.16   Further Action........................................................    9

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF i2 TELECOM..................    9

   2.1    Due Organization; Subsidiaries; Etc...................................    9
   2.2    Governing Documents...................................................    9
   2.3    Capitalization, Etc...................................................    9
   2.4    Financial Statements..................................................   11
   2.5    Absence of Changes....................................................   11
   2.6    Title to Assets.......................................................   13
   2.7    Receivables, Customers................................................   13
   2.8    Real Property; Equipment; Leasehold...................................   14
   2.9    Proprietary Assets....................................................   14
   2.10   Contracts.............................................................   15
   2.11   Liabilities...........................................................   18
   2.12   Compliance with Legal Requirements....................................   18
   2.13   Certain Business Practices............................................   18
   2.14   Governmental Authorizations...........................................   18
   2.15   Tax Matters...........................................................   18
   2.16   Employee and Labor Matters; Benefit Plans.............................   19
   2.17   Environmental Matters.................................................   22
   2.18   Insurance.............................................................   22
   2.19   Transactions with Affiliates..........................................   23
   2.20   Legal Proceedings; Orders.............................................   23
   2.21   Authority; Binding Nature of Agreement................................   23
   2.22   No Existing Discussions...............................................   23
   2.23   i2 Telecom Stockholder Approval.......................................   23
   2.24   Non-Contravention; Consents...........................................   24
   2.25   Financial Advisor.....................................................   25
   2.26   Full Disclosure.......................................................   25

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF DDN AND MERGER SUB..........   25

   3.1    Due Organization; Subsidiaries; Etc...................................   25
   3.2    Governing Documents...................................................   25
   3.3    Capitalization, etc...................................................   25
   3.4    SEC Filings; Financial Statements.....................................   26

   3.5    Absence of Changes....................................................   27
   3.6    Title to Assets.......................................................   29
   3.7    Receivables, Customers................................................   29
   3.8    Real Property; Equipment; Leasehold...................................   29
   3.9    Proprietary Assets....................................................   30
   3.10   Contracts.............................................................   31
   3.11   Liabilities...........................................................   33
   3.12   Compliance with Legal Requirements....................................   33
   3.13   Certain Business Practices............................................   33
   3.14   Governmental Authorizations...........................................   34
   3.15   Tax Matters...........................................................   34
   3.16   Employee and Labor Matters; Benefit Plans.............................   35
   3.17   Environmental Matters.................................................   37
   3.18   Insurance.............................................................   38
   3.19   Transactions with Affiliates..........................................   38
   3.20   Legal Proceedings; Orders.............................................   38
   3.21   Authority; Binding Nature of Agreement................................   39
   3.22   No Existing Discussions...............................................   39
   3.23   No Vote Required......................................................   39
   3.24   Non-Contravention; Consents...........................................   39
   3.25   Financial Advisor.....................................................   40
   3.26   Full Disclosure.......................................................   40

SECTION 4.        CERTAIN COVENANTS OF i2 TELECOM AND DDN.......................   40

   4.1    Access and Investigation..............................................   40
   4.2    Operation of i2 Telecom's Business....................................   41
   4.3    Operation of DDN's Business...........................................   43
   4.4    No Solicitation.......................................................   46

SECTION 5.        ADDITIONAL COVENANTS OF THE PARTIES...........................   47

   5.1    Regulatory Approvals..................................................   47
   5.2    Employee Benefits.....................................................   47
   5.3    Indemnification of Officers and Directors.............................   47
   5.4    Disclosure............................................................   47
   5.5    Approval of Statements of Rights......................................   48
   5.6    Approval of Certificates of Designations..............................   48
   5.7    i2 Telecom Stockholder Approval.......................................   48
   5.8    Board of Directors of DDN.............................................   48
   5.9    Officers of DDN.......................................................   49
   5.10   Restricted Securities.................................................   49
   5.11   DDN Stockholder Ratification of the Merger............................   49
   5.12   Repricing of i2 Telecom Options.......................................   49

SECTION 6.        CONDITIONS PRECEDENT TO OBLIGATIONS OF DDN AND MERGER SUB.....   50

   6.1    Accuracy of Representations...........................................   50
   6.2    Performance of Covenants..............................................   50
   6.3    Consents..............................................................   50
   6.4    Documents.............................................................   50
   6.5    No Material Adverse Effect............................................   51
   6.6    No Restraints.........................................................   51
   6.7    No Governmental Litigation............................................   51
   6.8    No Other Litigation...................................................   51

SECTION 7.        CONDITIONS PRECEDENT TO OBLIGATION OF i2 TELECOM..............   51

   7.1    Accuracy of Representations...........................................   51
   7.2    Performance of Covenants..............................................   52

                                       ii
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
   7.3    Consents..............................................................   52
   7.4    Documents.............................................................   52
   7.5    No Material Adverse Effect............................................   52
   7.6    No Restraints.........................................................   52
   7.7    No Governmental Litigation............................................   53
   7.8    No Other Litigation...................................................   53

SECTION 8.        TERMINATION...................................................   53

   8.1    Termination...........................................................   53
   8.2    Effect of Termination.................................................   54
   8.3    Expenses; Termination Fees............................................   54

SECTION 9.        SURVIVAL; INDEMNIFICATION; LIMITS ON LIABILITY................   54

   9.1    Survival of Representations and Warranties............................   54
   9.2    Indemnification by Significant Stockholders...........................   55
   9.3    Notice of Claim.......................................................   56
   9.4    Exclusive Remedies....................................................   56

SECTION 10.       MISCELLANEOUS PROVISIONS......................................   56

   10.1   Amendment.............................................................   56
   10.2   Waiver................................................................   56
   10.3   No Survival of Representations and Warranties.........................   56
   10.4   Entire Agreement; Counterparts; Facsimile, Execution and Delivery.....   57
   10.5   Applicable Law; Jurisdiction..........................................   57
   10.6   Attorneys' Fees.......................................................   57
   10.7   Assignability.........................................................   57
   10.8   Notices...............................................................   57
   10.9   Cooperation...........................................................   59
   10.10  Construction..........................................................   59

                                       iii
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EXHIBITS

EXHIBIT A         DEFINITIONS

EXHIBIT B         STATEMENT OF RIGHTS OF PREFERRED STOCK SERIES A-1 OF
                  DIGITAL DATA NETWORK, INC.

EXHIBIT C         STATEMENT OF RIGHTS OF PREFERRED STOCK SERIES A-2 OF
                  DIGITAL DATA NETWORK, INC.

EXHIBIT D         STATEMENT OF RIGHTS OF PREFERRED STOCK SERIES B OF
                  DIGITAL DATA NETWORK, INC.

EXHIBIT E         STATEMENT OF RIGHTS OF PREFERRED STOCK SERIES C OF
                  DIGITAL DATA NETWORKS, INC.

EXHIBIT F         CERTIFICATE OF DESIGNATIONS OF PREFERRED STOCK SERIES B OF
                  i2 TELECOM INTERNATIONAL, INC.

EXHIBIT G         OFFICERS OF DIGITAL DATA NETWORK, INC. AFTER THE EFFECTIVE
                  TIME

EXHIBIT H         INVESTOR REPRESENTATION STATEMENT

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of January 30, 2004, by and among DIGITAL DATA NETWORKS, INC., a Washington corporation ("DDN"), DDN ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of DDN ("Merger Sub"), and i2 TELECOM INTERNATIONAL, INC., a Delaware corporation ("i2 Telecom"). Certain capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

                                    RECITALS

         A. WHEREAS, DDN, Merger Sub and i2 Telecom intend to effect a merger (the "Merger") of Merger Sub into i2 Telecom in accordance with this Agreement and the Delaware General Corporation Law ("DGCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and i2 Telecom will become a wholly-owned subsidiary of DDN.

         B.       WHEREAS, it is intended that the Merger will be effected under
Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

         C. WHEREAS, the respective boards of directors of DDN, Merger Sub and i2 Telecom have approved and adopted this Agreement and approved the Merger.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

         SECTION 1. Description of Transaction.

         1.1 Merger of Merger Sub with and into i2 Telecom. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into i2 Telecom, and the separate existence of Merger Sub shall cease. Following the Effective Time, i2 Telecom shall continue as the surviving corporation (the "Surviving Corporation").

         1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

         1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Rogers & Hardin LLP, 2700 International Tower, 229 Peachtree Street, N.E., Atlanta, Georgia 30303, at 10:00 a.m. E.S.T., on February 12, 2004, or such other date to be agreed to by the parties to this Agreement (the "Closing Date"), which shall be no later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL with respect to the Merger (the "Certificate of Merger") shall be duly executed by i2 Telecom and simultaneously with or as soon as practicable following the Closing, filed with the Secretary of State of the State of Delaware. The Merger shall become effective (the "Effective Time") upon the latest of: (a) the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; or
(b) such later date and time as may be specified in the Certificate of Merger with the consent of both DDN and i2 Telecom.

         1.4 Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time:

                  (a) the certificate of incorporation of i2 Telecom as in effect immediately prior to the Effective Time shall, after the Effective Time, be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by the DGCL;

                  (b) the bylaws of i2 Telecom as in effect immediately prior to the Effective Time shall, after the Effective Time, be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by the DGCL;

                  (c) the directors of i2 Telecom immediately prior to the Effective Time shall be the directors of the Surviving Corporation after the Effective Time and until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be; and

                  (d) the officers of i2 Telecom immediately prior to the Effective Time shall be the officers of the Surviving Corporation after the Effective Time and until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

         1.5 Conversion of Shares of i2 Telecom Capital Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of DDN, Merger Sub, i2 Telecom or any stockholder of i2 Telecom:

                  (a) Each share of i2 Telecom Capital Stock outstanding immediately prior to the Effective Time that is owned by DDN, i2 Telecom or Merger Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor. Each share of i2 Telecom Capital Stock that is owned by any Subsidiary of DDN (other than Merger Sub) or i2 Telecom at the Effective Time shall automatically be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) Subject to Sections 1.5(a) and 1.10, (i) the aggregate number of shares of i2 Telecom Common Stock outstanding at the Effective Time shall be converted into the right to receive an aggregate of 5,160,722 shares of DDN Common Stock (the "Aggregate Common Shares") and an aggregate of 135,000 shares of DDN Preferred Stock Series B (the "Aggregate Preferred Series B Shares"); and (ii) each share of i2 Telecom Common Stock outstanding at the Effective Time shall be converted into the right to receive
(A) such portion of the Aggregate Common Shares as is determined by dividing the Aggregate Common Shares by the total number of shares of i2 Telecom Common Stock outstanding at the Effective Time and (B) such portion of the Aggregate Preferred Series B Shares as is determined by dividing the Aggregate Preferred Series B Shares by the total number of shares of i2 Telecom Common Stock outstanding at the Effective Time.

                  (c) Subject to Sections 1.5(a) and 1.10, (i) the aggregate number of shares of i2 Telecom Preferred Stock Series A-1 outstanding at the Effective Time shall be converted into the right to receive an aggregate of 22,500 shares of DDN Preferred Stock Series A-1 (the "Aggregate Preferred Series A-1 Shares"); and (ii) each share of i2 Telecom Preferred Stock Series A-1 outstanding at the Effective Time shall be converted into the right to receive such portion of the Aggregate Preferred Series A-1 Shares as is determined by dividing the Aggregate Preferred Series A-1 Shares by the total number of shares of i2 Telecom Preferred Stock Series A-1 outstanding at the Effective Time. Also subject to Sections 1.5(a) and 1.10, (i) the aggregate number of shares of i2 Telecom Preferred Stock Series A-2 outstanding at the Effective Time shall be converted into the right to receive an aggregate of 30,600 shares of DDN Preferred Stock Series A-2 (the "Aggregate Preferred Series A-2 Shares"), and (ii) each share of i2 Telecom Preferred Stock Series A-2 outstanding at the Effective Time shall be converted into the right to receive such portion of the Aggregate Preferred Series A-2 Shares as is determined by dividing the Aggregate Preferred Series A-2 Shares by the total number of shares of i2 Telecom Preferred Stock Series A-2 outstanding at the Effective Time.

                  (d) Subject to Sections 1.5(a) and 1.10, (i) the aggregate number of shares of i2 Telecom Preferred Stock Series B outstanding at the Effective Time shall be converted into the right to receive an aggregate of 100,000 shares of DDN Preferred Stock Series C (the "Aggregate Preferred Series C Shares"); and (ii) each share of i2 Telecom Preferred Series B outstanding at the Effective Time shall be converted into the right to receive such portion of the Aggregate Preferred Series C Shares as is determined by dividing the Aggregate Preferred Series C Shares by the total number of shares of i2 Telecom Preferred Series B outstanding at the Effective Time.

                  (e) Notwithstanding the foregoing, if there are fewer than 500,000 shares of i2 Telecom Preferred Stock Series B outstanding at the Effective Time, then (i) each share of i2 Telecom Preferred Stock Series B outstanding at the Effective Time shall convert into the right to receive such portion of the Aggregate Preferred Series C Shares pursuant to Section 1.5(d)(ii) as if there were 500,000 shares of i2 Telecom Preferred Stock Series B outstanding at the Effective Time; and (ii) the number of shares of DDN Preferred Stock Series C which equals the difference between (A) the number of the Aggregate Preferred Series C Shares and (B) the actual aggregate number of shares of DDN Preferred Stock Series C into which the shares of i2 Telecom Preferred Stock Series B outstanding at the Effective Time convert into the right to receive pursuant to Section 1.5(e)(i), shall be distributed to the holders of shares of i2 Telecom Capital Stock outstanding at the Effective Time in accordance with such holders' pro rata ownership of i2 Telecom Capital Stock outstanding at the Effective Time.

                  (f) The right to receive shares of DDN Common Stock, DDN Preferred Stock Series A, DDN Preferred Stock Series B and DDN Preferred Stock Series C upon conversion of shares of i2 Telecom Capital Stock pursuant to Sections 1.5(b), 1.5(c), 1.5(d) and 1.5(e) is referred to collectively as the "Merger Consideration". No fractional shares of DDN Common Stock constituting the Merger Consideration will be issued in connection with the Merger, with each fractional share of DDN Common Stock which would have been otherwise issued being rounded to the nearest whole number, with any fraction equal to or greater than one-half being rounded to the next succeeding whole number. Fractional shares, to the hundredth of a share, of DDN Preferred Stock Series A, DDN Preferred Stock Series B and DDN Preferred Stock Series C constituting the Merger Consideration may be issued in connection with the Merger, with each thousandth of a share which would have been otherwise issued being rounded to the nearest hundredth of a share, with any thousandth of a share equal to or greater than five-thousandths of a share being rounded to the next succeeding hundredth of a share.

         1.6 Conversion of Shares of Merger Sub. Each share of common stock, $0.01 par value per share, of Merger Sub outstanding at the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

         1.7 Effect of the Merger on i2 Telecom Capital Stock. At the Effective Time: (a) all shares of i2 Telecom Capital Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist; and (b) all holders of certificates, documents or instruments representing shares of i2 Telecom Capital Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of i2 Telecom. At the Effective Time, each certificate, document or instrument previously representing any shares of i2 Telecom Capital Stock (an "i2 Telecom Certificate") shall be canceled and exchanged as provided in Section 1.8.

         1.8      Exchange of i2 Telecom Certificates.

                  (a) Prior to the Effective Time, DDN shall appoint a bank or trust company reasonably acceptable to i2 Telecom to act as exchange agent (the "Exchange Agent") for the exchange of the Merger Consideration upon surrender of the i2 Telecom Certificates.

                  (b) DDN shall provide to the Exchange Agent on or before the Effective Time of the Merger, for the benefit of the holders of i2 Telecom Capital Stock, the Merger Consideration issuable in exchange for the shares of i2 Telecom Capital Stock outstanding at the Effective Time pursuant to Sections 1.5(b), 1.5(c), 1.5(d) and 1.5(e). DDN shall pay all amounts due to holders of Appraisal Shares who properly perfect appraisal rights with respect to such Appraisal Shares in accordance with Section 262 of the DGCL and Section 1.10.

                  (c) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of shares of i2 Telecom Capital Stock whose shares were converted into the right to receive Merger Consideration pursuant to Sections 1.5(b), 1.5(c), 1.5(d) or 1.5(e) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the i2 Telecom Certificates shall pass, only upon delivery of the i2 Telecom Certificates to the Exchange Agent and shall be in such form and have such other provisions as DDN may reasonably specify); and
(ii) instructions for use in effecting the surrender of the i2 Telecom Certificates in exchange for Merger Consideration. Upon surrender of an i2 Telecom Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such i2 Telecom Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the shares of i2 Telecom Capital Stock theretofore represented by such i2 Telecom Certificate shall have been converted pursuant to Sections 1.5(b), 1.5(c), 1.5(d) or 1.5(e), and the i2 Telecom Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of i2 Telecom Capital Stock that is not registered in the transfer records of i2 Telecom, payment may be made to a Person other than the Person in whose name the i2 Telecom Certificate so surrendered is registered, if such i2 Telecom Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such i2 Telecom Certificate or establish to the satisfaction of DDN that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.8, each i2 Telecom Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the shares of i2 Telecom Capital Stock represented by such i2 Telecom Certificate have been converted.

                  (d) The Merger Consideration paid in accordance with the terms of this Section 1.8 upon conversion of any shares of i2 Telecom Capital Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of i2 Telecom Capital Stock, and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of i2 Telecom Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of i2 Telecom Capital Stock are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Section 1.8.

         1.9      Contingent Consideration.

                  (a) In addition to the Merger Consideration payable in accordance with Sections 1.5(b), 1.5(c), 1.5(d), and 1.5(e), holders of shares of i2 Telecom Common Stock, i2 Telecom Preferred Stock Series A-1 and i2 Telecom Preferred Stock Series A-2 outstanding at the Effective Time shall be entitled to receive contingent consideration by virtue of the Merger in accordance with this Section 1.9. Upon the Final Determination of the SuperCaller Dispute and the Dispute Costs, each holder of shares of i2 Telecom Common Stock, i2 Telecom Preferred Stock Series A-1 and i2 Telecom Preferred Stock Series A-2 outstanding at the Effective Time shall become entitled to receive a number of DDN Common Equivalents, payable as set forth in Section 1.9(c) (the "Contingent Consideration"), equal to (i) such holder's Pro-Rata Share of 2,931,418 DDN Common Equivalents less (ii) such holder's Pro-Rata Share of the Forfeited DDN Common Equivalents.

                  (b) "Forfeited DDN Common Equivalents" as used herein shall mean a number of DDN Common Equivalents equal to the sum of (i) the quotient obtained by dividing any Dispute Costs by the DDN Share Value; plus
(ii) the quotient obtained by dividing the amount of any Monetary Award by the DDN Share Value.

                  (c) The DDN Common Equivalents constituting the Contingent Consideration shall be payable in shares of DDN Capital Stock to holders of shares of i2 Telecom Common Stock, i2 Telecom Preferred Stock Series A-1 and i2 Telecom Preferred Stock Series A-2 outstanding at the Effective Time as follows:

                           (i)      each holder of shares of i2 Telecom Common
Stock outstanding at the Effective Time shall receive (A) 37.872% of the Contingent Consideration such holder is entitled to receive with respect to such shares of i2 Telecom Common Stock pursuant to Section 1.9(a) in shares of DDN Common Stock and (B) 62.128% of the Contingent Consideration such holder is entitled to receive with respect to such shares of i2 Telecom Common Stock pursuant to Section 1.9(a) in shares of DDN Preferred Stock Series B;

                           (ii)     each holder of shares of i2 Telecom
Preferred Stock Series A-1 outstanding at the Effective Time shall receive 100% of the Contingent Consideration such holder is entitled to receive with respect to such shares of i2 Telecom Preferred Stock Series A-1 pursuant to Section 1.9(a) in shares of DDN Preferred Stock Series A-1; and

                           (iii)    each holder of shares of i2 Telecom
Preferred Stock Series A-2 outstanding at the Effective Time shall receive 100% of the Contingent Consideration such holder is entitled to receive with respect to such shares of i2 Telecom Preferred Stock Series A-2 pursuant to Section 1.9(a) in shares of DDN Preferred Stock Series A-2.

                  (d) No fractional shares of DDN Common Stock constituting the Contingent Consideration will be issued pursuant to this Section 1.9, with each fractional share of DDN Common Stock which would have been otherwise issued pursuant to this Section 9 being rounded to the nearest whole number, with any fraction equal to or greater than one-half being rounded to the next succeeding whole number. Fractional shares, to the hundredth of a share, of DDN Preferred Stock Series A and DDN Preferred Stock Series B constituting the Contingent Consideration may be issued pursuant to Section 1.9, with each thousandth of a share which would have been otherwise issued being rounded to the nearest hundredth of a share, with any thousandth of a share equal to or greater than five-thousandths of a share being rounded to the next succeeding hundredth of a share.

                  (e) As soon as practicable after the first date on which the Final Determination of the SuperCaller Dispute and the Final Determination of the Dispute Costs have been made, i2 Telecom shall cause the Contingent Consideration determined in accordance with this Section 1.9 to be issued and delivered to the holders of shares of i2 Telecom Common Stock, i2 Telecom Preferred Stock Series A-1 and i2 Telecom Preferred Stock Series A-2 outstanding at the Effective Time.

         1.10 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares ("Appraisal Shares") of i2 Telecom Capital Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL ("Section 262") shall not be converted into Merger Consideration as provided in Sections 1.5(b), 1.5(c), 1.5(d) or 1.5(e), and such Person shall not be entitled to receive the Contingent Consideration as provided in Section 1.9, but rather the holders of Appraisal Shares shall be entitled to payment of the fair market value of such Appraisal Shares in accordance with Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the Merger Consideration as provided in Sections 1.5(b), 1.5(c), 1.5(d) and 1.5(e) and the Contingent Consideration as provided in Section 1.9.

         1.11 Conversion of Shares of DDN Preferred Stock. The shares of DDN Preferred Stock Series A, DDN Preferred Stock Series B and DDN Preferred Stock Series C constituting the Merger Consideration and the Contingent Consideration will remain outstanding at least until the authorized number of shares of DDN Common Stock set forth in the articles of incorporation of DDN is increased to a number sufficient to convert each share of DDN Preferred Stock Series A, DDN Preferred Stock Series B and DDN Preferred Stock Series C into shares of DDN Common Stock in accordance with the Statement of Rights of Preferred Stock Series A-1 of DDN attached hereto as Exhibit B (the "Statement of Rights DDN Preferred Series A-1"), the Statement of Rights of Preferred Stock Series A-2 of DDN attached hereto as Exhibit C (the "Statement of Rights DDN Preferred Series A-2"), the Statement of Rights of Preferred Stock Series B of DDN attached hereto as Exhibit D (the "Statement of Rights DDN Preferred Series B"), and the Statement of Rights of Preferred Stock Series C of DDN attached hereto as Exhibit E (the "Statement of Rights DDN Preferred Series C"), as applicable. As soon as practicable following the Effective Time, DDN shall take all action necessary to call a special meeting of the stockholders of DDN for the purpose of voting on a proposal to amend the articles of incorporation of DDN to increase the authorized number of shares of DDN Common Stock to a number sufficient to permit the conversion of all outstanding shares of DDN Preferred Stock Series A-1, DDN Preferred Stock Series A-2, DDN Preferred Stock Series B and DDN Preferred Stock Series C into shares of DDN Common Stock in accordance with the Statement of Rights DDN Preferred Series A-1, the Statement of Rights DDN Preferred Series A-2, the Statement of Rights DDN Preferred Series B and the Statement of Rights DDN Preferred Series C, respectively. On the effective date of such amendment, each share of DDN Preferred Stock Series B and DDN Preferred Stock Series C will convert automatically into shares of DDN Common Stock as set forth in the Statement of Rights DDN Preferred Series B and the Statement of Rights DDN Preferred Series C, respectively. After the effective date of such amendment, each share of DDN Preferred Stock Series A may convert, at the holder's option, into shares of DDN Common Stock in accordance with the Statement of Rights DDN Preferred Series A-1 or the Statement of Rights DDN Preferred Series A-2, as applicable.

         1.12     i2 Telecom Options and Warrants.

                  (a) Each option and warrant granted by i2 Telecom to purchase shares of i2 Telecom Common Stock (an "i2 Telecom Option") that is outstanding and unexercised at the Effective Time, whether vested or unvested at the Effective Time, shall cease to represent a right to acquire shares of i2 Telecom Common Stock. Each i2 Telecom Option outstanding and unexercised at the Effective Time shall be converted automatically into an option to purchase a number of shares of DDN Preferred Stock Series B such that the number of shares of DDN Common Stock issuable upon conversion of such number of shares of DDN Preferred Stock Series B shall be equal to the number of shares of i2 Telecom Common Stock that could be purchased under such i2 Telecom Option multiplied by the Exchange Ratio, at an exercise price per share of DDN Preferred Stock Series B equal to the per share exercise price of such i2

Telecom Option divided by the Exchange Ratio and then multiplied by the number of shares of DDN Common Stock into which such share of DDN Preferred Stock Series B converts as set forth in the Statement of Rights DDN Preferred Series
B. "Exchange Ratio" as used herein shall mean the number of shares of DDN Common Stock (including the number of shares issuable upon conversion of shares of DDN Preferred Stock Series B) into which one share of i2 Telecom Common Stock shall be converted in accordance with Section 1.5(b).

                  (b) Upon the Final Determination of the SuperCaller Dispute and the Final Determination of the Dispute Costs, (i) the number of shares of DDN Preferred Stock Series B underlying each option to purchase DDN Preferred Stock Series B which resulted from the conversion of an i2 Telecom Option pursuant to Section 1.12(a) and (ii) the exercise price thereof, shall be adjusted to equal the number of such underlying shares of DDN Preferred Stock Series B and the exercise price which would have resulted if such conversion had occurred pursuant to Section 1.12(a) using the Adjusted Exchange Ratio instead of the Exchange Ratio. "Adjusted Exchange Ratio" as used herein shall mean the number of shares of DDN Common Stock (including the number of shares issuable upon conversion of shares of DDN Preferred Stock Series B) into which one share of i2 Telecom Common Stock shall be converted, or the holder thereof shall become otherwise entitled to receive, in accordance with Sections 1.5(b) and 1.9.

                  (c) Fractional shares of DDN Preferred Stock Series B resulting from the conversion of i2 Telecom Options pursuant to this Section
1.12 may be issued in the same manner as fractional shares of DDN Preferred Stock Series B constituting the Merger Consideration or the Contingent Consideration may be issued pursuant to Sections 1.5(f) and 1.9(d), respectively. The adjustments provided herein with respect to any i2 Telecom Option that is an "incentive stock option" (as defined in section 422 of the Code) shall be and are intended to be effected in a manner that is consistent with section 424(a) of the Code.

         1.13 Disputed Shares. If i2 Telecom becomes obligated pursuant to a Final Determination of the SuperCaller Dispute to deliver the Disputed Shares to any Person after the Effective Time, then DDN shall cause such shares to be delivered in accordance with the Final Determination. If the Final Determination of the SuperCaller Dispute does not require the delivery of the Disputed Shares to any Person, then DDN shall cause such shares to be cancelled.

         1.14 Adjustment for Organic Changes. In the event of any reclassification, stock split, distribution, stock dividend, reorganization, reclassification, combination, exchange of shares or other like change with respect to DDN Common Stock, any change or conversion of DDN Common Stock into other securities or any other dividend or distribution in DDN Common Stock with respect to outstanding DDN Common Stock (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the number of shares of DDN Common Stock, DDN Preferred Stock Series A and DDN Preferred Stock Series B constituting the Merger Consideration provided in exchange for shares of i2 Telecom Capital Stock.

         1.15 Tax Consequences. For federal income tax purposes, the Merger will be effected under Section 351 of the Code.

         1.16 Further Action. If, at any time after the Effective Time, any further action is determined by DDN to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of, and to, all rights and property of Merger Sub and i2 Telecom, the officers and directors of the Surviving Corporation and DDN shall be fully authorized (in the name of Merger Sub, i2 Telecom and otherwise) to take such action.

         SECTION 2. Representations and Warranties of i2 Telecom. i2 Telecom represents and warrants to DDN and Merger Sub as follows:

         2.1      Due Organization; Subsidiaries; Etc.

                  (a) i2 Telecom has no Subsidiaries, except for the Entities identified in Part 2.1(a) of the i2 Telecom Disclosure Schedule. Neither i2 Telecom nor any of the other Entities identified in Part 2.1(a) of the i2 Telecom Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a) of the i2 Telecom Disclosure Schedule. i2 Telecom and its Subsidiaries are referred to collectively in this Agreement as the "i2 Telecom Entities." None of the i2 Telecom Entities has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the i2 Telecom Entities has, at any time, been a general partner of any general partnership, limited partnership or other Entity.

                  (b) Each of the i2 Telecom Entities is duly organized, validly existing and in good standing (in jurisdictions that recognize such concept) under the laws of the jurisdiction of its incorporation or formation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and
(iii) to perform its obligations under all Contracts by which it is bound.

                  (c) Each of the i2 Telecom Entities is qualified to do business and is in good standing (in jurisdictions that recognize such concept), under the laws of all jurisdictions where the nature of its business requires such qualification.

         2.2 Governing Documents. i2 Telecom has delivered to DDN accurate and complete copies of the articles or certificates of incorporation, bylaws, operating agreements and other charter and organizational documents of the respective i2 Telecom Entities, including all amendments thereto.

         2.3      Capitalization, Etc.

                  (a) The authorized capital stock of i2 Telecom consists of: (i) 10,000,000 shares of i2 Telecom Common Stock, of which 2,278,926 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 1,000,000 shares of i2 Telecom Preferred Stock (A) 100,000 shares of which have been designated as i2 Telecom Preferred Stock Series A-1 with 25,000 shares of such series outstanding as of the date of this Agreement, and (B) 100,000 shares of which have been designated as i2 Telecom Preferred Stock Series A-2 with 34,000 shares of such series outstanding as of the date of this Agreement. Except as identified in

Part 2.3(a) of the i2 Telecom Disclosure Schedule, i2 Telecom does not hold any shares of its capital stock in its treasury. All of the outstanding shares of i2 Telecom Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as identified in Part 2.3(a) of the i2 Telecom Disclosure Schedule: (i) none of the outstanding shares of i2 Telecom Common Stock are entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of i2 Telecom Common Stock are subject to any right of first refusal; and (iii) there is no i2 Telecom Entity Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of i2 Telecom Common Stock. None of the i2 Telecom Entities is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of i2 Telecom Common Stock.

                  (b) As of the date of this Agreement, 2,425,104 shares of i2 Telecom Common Stock are reserved for future issuance pursuant to i2 Telecom Options whether granted and outstanding under stock option or stock incentive plans adopted by i2 Telecom or otherwise. Part 2.3(b) of the i2 Telecom Disclosure Schedule sets forth the following information with respect to each i2 Telecom Option outstanding as of the date of this Agreement: (i) whether such i2 Telecom Option was granted pursuant to any stock option or stock incentive plan adopted by i2 Telecom and a description of such i2 Telecom Option; (ii) the name of the holder of such i2 Telecom Option; (iii) the number of shares of i2 Telecom Common Stock subject to such i2 Telecom Option; (iv) the exercise price of such i2 Telecom Option; (v) the date on which such i2 Telecom Option was granted; (vi) the applicable vesting schedule of such i2 Telecom Option, and the extent to which such i2 Telecom Option is vested and exercisable as of the date of this Agreement; and (vii) the date on which such i2 Telecom Option expires. i2 Telecom has delivered to DDN accurate and complete copies of: (A) all stock option or stock incentive plans pursuant to which i2 Telecom has ever granted stock options and the forms of all stock option agreements evidencing such options; and (B) all warrant and option agreements evidencing outstanding i2 Telecom Options.

                  (c) Except as identified in Part 2.3(c) of the i2 Telecom Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of i2 Telecom Capital Stock or other securities of i2 Telecom; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of i2 Telecom Capital Stock or other securities of i2 Telecom; (iii) stockholder or member rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which i2 Telecom is or may become obligated to sell or otherwise issue any shares of i2 Telecom Capital Stock or other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of i2 Telecom Capital Stock or other securities of i2 Telecom.

                  (d) All outstanding shares of i2 Telecom Common Stock and all outstanding shares of capital stock or membership interests of each Subsidiary of i2 Telecom have been issued and granted in compliance with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts.

                  (e) All of the outstanding shares of capital stock or membership interests of the Entities identified in Part 2.1(a) of the i2 Telecom Disclosure Schedule have been duly authorized and are validly issued, are fully paid and nonassessable and are owned beneficially and of record by i2 Telecom, free and clear of any Encumbrances.

         2.4      Financial Statements.

                  (a) i2 Telecom has delivered or made available to DDN the following financial statements of i2 Telecom: (i) the unaudited consolidated balance sheet as of November 30, 2003; and (ii) the unaudited consolidated statements of operations for the 10 months ended November 30, 2003 (collectively, the "i2 Telecom Unaudited Financial Statements").

                  (b) The i2 Telecom Unaudited Financial Statements: (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that such financial statements do not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (ii) fairly present the consolidated financial position of i2 Telecom and its consolidated Subsidiaries as of November 30, 2003, and the consolidated results of operations and cash flows of i2 Telecom and its consolidated Subsidiaries for the periods covered thereby.

                  (c) As of December 31, 2003, i2 Telecom's paid-in-capital for the year ended December 31, 2003, was at least $8.0 million, calculated in accordance with generally accepted accounting principles applied on a consistent basis throughout the period covered.

         2.5 Absence of Changes. Except as set forth in Part 2.5 of the i2 Telecom Disclosure Schedule, between December 1, 2003, and the date of this
Agreement:

                  (a) there has not been any material adverse change in the business, condition, capitalization, assets, liabilities, operations or financial performance of the i2 Telecom Entities taken as a whole, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the i2 Telecom Entities;

                  (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the i2 Telecom Entities (whether or not covered by insurance) that has had or could reasonably be expected to have a Material Adverse Effect on the i2 Telecom Entities;

                  (c) none of the i2 Telecom Entities has: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, other equity interests or other securities; or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock, other equity interests or other securities;

                  (d) none of the i2 Telecom Entities has sold, issued or granted, or authorized the issuance of: (i) any capital stock, other equity interest or other security; (ii) any option, warrant or right to acquire any capital stock, other equity interest or any other security; or

(iii) any instrument convertible into or exchangeable for any capital stock, other equity interest or other security;

                  (e) i2 Telecom has not amended or waived any of its rights under, or permitted the acceleration of vesting under: (i) any provision of any of i2 Telecom's stock option or stock incentive plans; or (ii) any restricted stock purchase agreement;

                  (f) there has been no amendment to the articles or certificate of incorporation, bylaws, operating agreements or other charter or organizational documents of any of the i2 Telecom Entities, and none of the i2 Telecom Entities has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares or membership interests, stock split, reverse stock split or similar transaction involving capital stock or membership interests;

                  (g) none of the i2 Telecom Entities has received any Acquisition Proposal;

                  (h) none of the i2 Telecom Entities has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

                  (i) none of the i2 Telecom Entities has made any capital expenditure which, when added to all other capital expenditures made on behalf of the i2 Telecom Entities between December 1, 2003, and the date of this Agreement, exceeds $75,000.00 in the aggregate;

                  (j) except in the ordinary course of business and consistent with past practices, none of the i2 Telecom Entities has: (i) entered into or permitted any of the assets owned or used by it to become bound by any i2 Telecom Material Contract; or (ii) amended or terminated, or waived any material right or remedy under, any i2 Telecom Material Contract;

                  (k) none of the i2 Telecom Entities has: (i) acquired, leased or licensed any material right or other material asset from any other Person; (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person; or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

                  (l) none of the i2 Telecom Entities has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                  (m) none of the i2 Telecom Entities has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

                  (n) none of the i2 Telecom Entities has: (i) lent money to any Person; or (ii) incurred or guaranteed any indebtedness for borrowed money;

                  (o) none of the i2 Telecom Entities has: (i) adopted, established or entered into any i2 Telecom Plan; (ii) caused or permitted any i2 Telecom Plan to be amended in any material respect; or (iii) paid any bonus that exceeds $20,000.00 in the aggregate or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                  (p) none of the i2 Telecom Entities has changed any of its methods of accounting or accounting practices in any material respect;

                  (q) none of the i2 Telecom Entities has made any material Tax election;

                  (r) none of the i2 Telecom Entities has commenced or settled any Legal Proceeding;

                  (s) none of the i2 Telecom Entities has entered into any material transaction or taken any other material action that has had, or could reasonably be expected to have, a Material Adverse Effect on the i2 Telecom Entities;

                  (t) none of the i2 Telecom Entities has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

                  (u) none of the i2 Telecom Entities has agreed or committed to take any of the actions referred to in clauses (c) through (s) above.

         2.6 Title to Assets. The i2 Telecom Entities own, and have good and valid title to, all assets purported to be owned by them, including: (a) all assets reflected on the i2 Telecom Unaudited Financial Statements (except for assets sold or otherwise disposed of in the ordinary course of business since the date of the i2 Telecom Unaudited Financial Statements); and (b) all other assets reflected in the books and records of the i2 Telecom Entities as being owned by the i2 Telecom Entities. All of said assets are owned by the i2 Telecom Entities free and clear of any Encumbrances, except for: (i) any lien for current taxes not yet due and payable; (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the i2 Telecom Entities; and (iii) liens identified in Part 2.6 of the i2 Telecom Disclosure Schedule.

         2.7      Receivables, Customers.

                  (a) All existing accounts receivable of the i2 Telecom Entities (including those accounts receivable reflected on the i2 Telecom Unaudited Financial Statements that have not yet been collected and those accounts receivable that have arisen since December 1, 2003, and have not yet been collected): (i) represent valid obligations of customers of the i2 Telecom Entities arising from bona fide transactions entered into in the ordinary course of business; and (ii) are current and, to the best of the knowledge of i2 Telecom, will be collected in full when due, without any counterclaim or setoff (net of an allowance for doubtful accounts not to exceed $25,000.00 in the aggregate).

                  (b) Part 2.7(b) of the i2 Telecom Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by any of the i2 Telecom Entities to any employee, director, consultant or independent contractor, other than routine travel advances made to employees in the ordinary course of business.

         2.8 Real Property; Equipment; Leasehold. All material items of equipment and other tangible assets owned by or leased to the i2 Telecom Entities are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the respective businesses of the i2 Telecom Entities in the manner in which such businesses are currently being conducted. Except as set forth in Part 2.8 of the i2 Telecom Disclosure Schedule, none of the i2 Telecom Entities owns any real property or any interest in real property. Part 2.8 of the i2 Telecom Disclosure Schedule contains an accurate and complete list of all the i2 Telecom Entities' real property leases.

         2.9      Proprietary Assets.

                  (a) Part 2.9(a)(i) of the i2 Telecom Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by any of the i2 Telecom Entities and registered with any Governmental Body or for which an application has been filed with any Governmental Body: (i) a brief description of such Proprietary Asset; and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the i2 Telecom Disclosure Schedule identifies and provides a brief description of all other Proprietary Assets owned by any of the i2 Telecom Entities that are material to the respective businesses of the i2 Telecom Entities. Part 2.9(a)(iii) of the i2 Telecom Disclosure Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $10,000.00 with respect to, each Proprietary Asset that is licensed or otherwise made available to any of the i2 Telecom Entities by any Person and is material to the respective businesses of the i2 Telecom Entities (except for any Proprietary Asset that is licensed to any of the i2 Telecom Entities under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to such i2 Telecom Entity. The i2 Telecom Entities have good and valid title to all of the i2 Telecom Entity Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the i2 Telecom Disclosure Schedule, free and clear of all Encumbrances, except for: (i) any lien for current taxes not yet due and payable; and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the i2 Telecom Entities. The i2 Telecom Entities have a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 2.9(a)(iii) of the i2 Telecom Disclosure Schedule. Except as set forth in Part 2.9(a)(iv) of the i2 Telecom Disclosure Schedule, none of the i2 Telecom Entities has developed jointly with any other Person any i2 Telecom Entity Proprietary Asset that is material to the respective businesses of the i2 Telecom Entities with respect to which such other Person has any rights. Except as set forth in Part 2.9(a)(v) of the i2 Telecom Disclosure Schedule, there is no i2 Telecom Entity Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any i2 Telecom Entity Proprietary Asset.

                  (b) The i2 Telecom Entities have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material i2 Telecom Entity Proprietary Assets (except i2 Telecom Entity Proprietary Assets which value would be unimpaired by disclosure).

                  (c) To the best of the knowledge of i2 Telecom: (i) all patents, trademarks, service marks and copyrights held by any of the i2 Telecom Entities are valid, enforceable and subsisting; (ii) none of the i2 Telecom Entity Proprietary Assets and no Proprietary Asset that is currently being developed by any of the i2 Telecom Entities (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by any of the i2 Telecom Entities is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and except as set forth in Part 2.8(c) of the i2 Telecom Disclosure Schedule, none of the i2 Telecom Entities has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material i2 Telecom Entity Proprietary Asset.

                  (d) The i2 Telecom Entity Proprietary Assets constitute all the Proprietary Assets necessary to enable the i2 Telecom Entities to conduct their respective businesses in the manner in which such businesses are being conducted. None of the i2 Telecom Entities has: (i) licensed any of the material i2 Telecom Entity Proprietary Assets to any Person on an exclusive basis; or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material i2 Telecom Entity Proprietary Assets or to transact business in any market or geographical area or with any Person.

                  (e) Except as set forth in Part 2.9(e) of the i2 Telecom Disclosure Schedule, none of the i2 Telecom Entities has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any i2 Telecom Entity Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of any i2 Telecom Entity Source Code. Part 2.10(a) of the i2 Telecom Disclosure Schedule identifies each Contract pursuant to which the i2 Telecom has deposited or is required to deposit with an escrowholder or any other Person of any i2 Telecom Entity Source Code, and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby could reasonably be expected to result in the release or disclosure of any i2 Telecom Entity Source Code.

         2.10     Contracts.

                  (a) Part 2.10(a) of the i2 Telecom Disclosure Schedule identifies each i2 Telecom Entity Contract that constitutes a "i2 Telecom Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "i2 Telecom Material Contract":

                           (i)      any Contract relating to the employment of,
or the performance of services by, any employee or consultant, and any Contract pursuant to which any of the i2 Telecom Entities is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; and any Contract pursuant to which any of the i2 Telecom Entities is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $50,000.00 to any current or former employee or director in the aggregate;

                           (ii)     any Contract: (A) relating to the
acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which (1) any Proprietary Asset is licensed to an i2 Telecom Entity under any third party software license generally available to the public, or (2) any Proprietary Asset is licensed by any of the i2 Telecom Entities to any Person on a non-exclusive basis); or (B) of the type referred to in Section 2.9(e);

                           (iii)    any Contract that provides for
indemnification of any officer, director, employee or agent;

                           (iv)     any Contract imposing any restriction on the
right or ability of any i2 Telecom Entity: (A) to compete with any other Person;
(B) to acquire any product or other asset or any services from any other Person;
(C) to solicit, hire or retain any Person as an employee, consultant or independent contractor; (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (E) to perform services for any other Person; or (F) to transact business or deal in any other manner with any other Person;

                           (v)      any Contract: (A) relating to the
acquisition, issuance, voting, registration, sale or transfer of any securities or equity interests; (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities or equity interests; or (C) providing any of the i2 Telecom Entities with any right of first refusal with respect to, or right to repurchase or redeem, any securities or equity interests;

                           (vi)     any Contract incorporating or relating to
any guaranty, any warranty or any indemnity or similar obligation;

                           (vii)    any Contract: (A) imposing any
confidentiality obligation on any of the i2 Telecom Entities or any other Person; or (B) containing "standstill" or similar provisions;

                           (viii)   any Contract: (A) to which any Governmental
Body is a party or under which any Governmental Body has any rights or obligations; or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any i2 Telecom Entity and any contractor or subcontractor to any Governmental Body);

                           (ix)     any Contract requiring that any of the i2
Telecom Entities give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

                           (x)      any Contract that has a term of more than 60
days and that may not be terminated by an i2 Telecom Entity (without penalty) within 60 days after the delivery of a termination notice by such i2 Telecom Entity;

                           (xi)     any Contract that contemplates or involves
the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000.00 in the aggregate, or contemplates or involves the performance of services having a value in excess of $50,000.00 in the aggregate;

                           (xii)    any Contract (not otherwise identified in
clauses (i) through (xii) of this sentence) that could reasonably be expected to have a material effect on the business, condition, capitalization, assets, liabilities, operations or financial performance of any of the i2 Telecom Entities or to any of the transactions contemplated by this Agreement; and

                           (xiii)   any other Contract, if a breach of such
Contract could reasonably be expected to have a Material Adverse Effect on the i2 Telecom Entities.

i2 Telecom has delivered to DDN an accurate and complete copy of each Material Contract.

                  (b) To the best knowledge of i2 Telecom, each i2 Telecom Entity Contract that constitutes a i2 Telecom Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (c) Except as set forth in Part 2.10(c) of the i2 Telecom Disclosure Schedule: (i) none of the i2 Telecom Entities has violated or breached, or committed any default under, any i2 Telecom Entity Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the i2 Telecom Entities; and, to the best of the knowledge of i2 Telecom, no other Person has violated or breached, or committed any default under, any i2 Telecom Entity Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the i2 Telecom Entities; (ii) to the best of the knowledge of i2 Telecom, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any i2 Telecom Entity Contract, (B) give any Person the right to declare a default or exercise any remedy under any i2 Telecom Entity Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any i2 Telecom Entity Contract, (D) give any Person the right to accelerate the maturity or performance of any i2 Telecom Entity Contract, (E) result in the disclosure, release or delivery of any i2 Telecom Entity Source Code or (F) give any Person the right to cancel, terminate or modify any i2 Telecom Entity Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the i2 Telecom Entities; and (iii) since December 1, 2003, none of the i2 Telecom Entities has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any i2 Telecom Entity Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the i2 Telecom Entities.

         2.11 Liabilities. None of the i2 Telecom Entities has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the i2 Telecom Unaudited Financial Statements; (b) liabilities that have been incurred by the i2 Telecom Entities since December 1, 2003, in the ordinary course of business and consistent with past practices; (c) liabilities incurred under this Agreement and the other agreements contemplated hereby; and (d) liabilities described in
Part 2.11 of the i2 Telecom Disclosure Schedule.

         2.12 Compliance with Legal Requirements. Each of the i2 Telecom Entities is in compliance in all material respects with all applicable Legal Requirements. Since December 1, 2003, none of the i2 Telecom Entities has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

         2.13 Certain Business Practices. None of the i2 Telecom Entities nor any member, director, officer, agent or employee of any of the i2 Telecom Entities has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment.

         2.14 Governmental Authorizations. The i2 Telecom Entities hold all Governmental Authorizations necessary to enable the i2 Telecom Entities to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each i2 Telecom Entity is in substantial compliance with the terms and requirements of such Governmental Authorizations. Since December 1, 2003, none of the i2 Telecom Entities has received any notice or other communication from any Governmental Body regarding: (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization; or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

         2.15     Tax Matters.

                  (a) Each Tax Return required to be filed by or on behalf of the respective i2 Telecom Entities with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "i2 Telecom Entity Returns"): (i) has been or will be filed on or before the applicable due date (including any extensions of such due date); and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the i2 Telecom Entity Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

                  (b) The i2 Telecom Unaudited Financial Statements fully accrues all actual and contingent liabilities for Taxes with respect to all periods through November 30, 2003, in accordance with generally accepted accounting principles. Each i2 Telecom Entity will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from February 2, 2003, through the Closing Date.

                  (c) No i2 Telecom Entity Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the i2 Telecom Entity Returns has been granted (by i2 Telecom or any other Person), and no such extension or waiver has been requested from any i2 Telecom Entity.

                  (d) No claim or Legal Proceeding is pending or, to the best of the knowledge of i2 Telecom, has been threatened against or with respect to any i2 Telecom Entity in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any i2 Telecom Entity with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the i2 Telecom Entities and with respect to which adequate reserves for payment have been established on the i2 Telecom Unaudited Financial Statements). There are no liens for material Taxes upon any of the assets of any of the i2 Telecom Entities except liens for current Taxes not yet due and payable. None of the i2 Telecom Entities has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). None of the i2 Telecom Entities has been, and none of the i2 Telecom Entities will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision under state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                  (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the i2 Telecom Entities that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code (or any comparable provision of state or foreign Tax laws). None of the i2 Telecom Entities is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

         2.16     Employee and Labor Matters; Benefit Plans.

                  (a) Part 2.16(a) of the i2 Telecom Disclosure Schedule identifies each salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement and each other employee benefit plan or arrangement (collectively, the "i2 Telecom Plans") sponsored, maintained, contributed to or required to be contributed to by any of the i2 Telecom Entities for the benefit of any current or former employee of any of the i2 Telecom Entities. Part 2.16(a) also identifies each Legal Requirement pursuant to which any of the i2 Telecom Entities is required to establish any reserve or make any contribution for the benefit of any current or former employee located in any foreign jurisdiction.

                  (b) Except as set forth in Part 2.16(a) of the i2 Telecom Disclosure Schedule, none of the i2 Telecom Entities maintains, sponsors or contributes to, and none of the i2 Telecom Entities has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any similar pension benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA for the benefit of employees or former employees of any of the i2 Telecom Entities (a "i2 Telecom Pension Plan").

                  (c) Except as set forth in Part 2.16(a) of the i2 Telecom Disclosure Schedule, none of the i2 Telecom Entities maintains, sponsors or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA or any similar welfare benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA), for the benefit of any current or former employees or directors of any of the i2 Telecom Entities (a "i2 Telecom Welfare Plan").

                  (d) With respect to each i2 Telecom Plan, i2 Telecom has delivered to DDN: (i) an accurate and complete copy of such i2 Telecom Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such i2 Telecom Plan for the last two years; (iii) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such i2 Telecom Plan; (iv) if such i2 Telecom Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such i2 Telecom Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such i2 Telecom Plan (if such i2 Telecom Plan is intended to be qualified under Section 401(a) of the Code).

                  (e) None of the i2 Telecom Entities is or has ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code, except for the i2 Telecom Entities. None of the i2 Telecom Entities has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. None of the i2 Telecom Plans identified in the i2 Telecom Disclosure
Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA). None of the i2 Telecom Entities has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

                  (f) None of the i2 Telecom Entities has any plan or commitment to create any i2 Telecom Welfare Plan or any i2 Telecom Pension Plan, or to modify or change any existing i2 Telecom Welfare Plan or i2 Telecom Pension Plan (other than to comply with applicable law) in a manner that would affect any current or former employee or director of any of the i2 Telecom Entities.

                  (g) No i2 Telecom Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee or director of any of the i2 Telecom Entities after any termination of service of such employee or director (other than benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code).

                  (h) With respect to any i2 Telecom Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects. Part 2.16(h) of the i2 Telecom Disclosure Schedule describes all obligations of the i2 Telecom Entities as of the date of this Agreement under any of the provisions of COBRA.

                  (i) Each of the i2 Telecom Plans has been operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including ERISA, the Code and applicable foreign Legal Requirements.

                  (j) Each of the i2 Telecom Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and nothing has occurred that would adversely affect such determination.

                  (k) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of the i2 Telecom Entities (whether or not under any i2 Telecom Plan), or materially increase the benefits payable or provided under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

                  (l) Part 2.16(l) of the i2 Telecom Disclosure Schedule contains a list of all salaried employees of each of the i2 Telecom Entities as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. None of the i2 Telecom Entities is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. All of the employees of the i2 Telecom Entities are "at will" employees.

                  (m) Part 2.16(m) of the i2 Telecom Disclosure Schedule identifies each employee of any of the i2 Telecom Entities who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of return to full service.

                  (n) Each of the i2 Telecom Entities is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

                  (o) Each of the i2 Telecom Entities has good labor relations, and none of the i2 Telecom Entities has any knowledge of any facts indicating that: (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of any of the i2 Telecom Entities; or (ii) any of the employees of any of the i2 Telecom Entities intends to terminate his or her employment with the i2 Telecom Entity with which such employee is employed.

         2.17 Environmental Matters. Each of the i2 Telecom Entities is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the i2 Telecom Entities of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. None of the i2 Telecom Entities has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the i2 Telecom Entities is not in compliance with any Environmental Law, and, to the best of the knowledge of i2 Telecom, there are no circumstances that may prevent or interfere with the compliance by any of the i2 Telecom Entities with any Environmental Law in the future. To the best of the knowledge of i2 Telecom, (a) all property that is owned by, leased to, controlled by or used by, any of the i2 Telecom Entities, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any material environmental contamination of any nature; (b) none of the property owned by, leased to, controlled by or used by, any of the i2 Telecom Entities contains any underground storage tanks, asbestos, equipment using PCBs, underground injection wells; and (c) none of the property leased to, controlled by or used by, any of the i2 Telecom Entities contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed. No i2 Telecom Entity has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law: (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list;
(ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity; or (iii) is subject to a Legal Requirement to take "removal" or "remedial' action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up the site. "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern. "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

         2.18 Insurance. i2 Telecom has delivered to DDN a copy of all material insurance policies and all material self insurance programs and arrangements relating to and insuring the business, assets and operations of the i2 Telecom Entities. Each of such insurance policies is in full force and effect. Since December 1, 2003, none of the i2 Telecom Entities has received any notice or other communication regarding any actual or possible: (a) cancellation or invalidation of any insurance policy; (b) refusal of any coverage or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Part 2.18 of the i2 Telecom Disclosure Schedule, there is no pending workers' compensation or other claim under or based upon any insurance policy of any of the i2 Telecom Entities.

         2.19 Transactions with Affiliates. Part 2.19 of the i2 Telecom Disclosure Schedule identifies each Person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of i2 Telecom as of the date of this Agreement and each Contract between an i2 Telecom Entity and any such affiliate of i2 Telecom.

         2.20     Legal Proceedings; Orders.

                  (a) Except as set forth in Part 2.20(a) of the i2 Telecom Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of i2 Telecom) no Person has threatened to commence any Legal
Proceeding: (i) that involves any of the i2 Telecom Entities or any of the assets owned or used by any of the i2 Telecom Entities; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of i2 Telecom, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

                  (b) Except as set forth in Part 2.20(b) of the i2 Telecom Disclosure Schedule, there is no material order, writ, injunction, judgment or decree to which any of the i2 Telecom Entities, or any of the assets owned or used by any of the i2 Telecom Entities, is subject. To the best of the knowledge of i2 Telecom, no officer or key employee of any of the i2 Telecom Entities is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the i2 Telecom Entities.

         2.21 Authority; Binding Nature of Agreement. i2 Telecom has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and to consummate the Merger. This Agreement constitutes the legal, valid and binding obligations of i2 Telecom enforceable against i2 Telecom in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. No state takeover statute or similar statute or regulation applies or purports to apply to i2 Telecom as a result of the Merger, this Agreement or any of the transactions contemplated hereby.

         2.22 No Existing Discussions. None of the i2 Telecom Entities, and no Representative of any of the i2 Telecom Entities, is engaged, directly or indirectly, in any discussions or negotiations with any Person (other than DDN) relating to any Acquisition Proposal.

         2.23 i2 Telecom Stockholder Approval. The only vote of the holders of i2 Telecom Capital Stock necessary to approve this Agreement or the Merger or the other transactions contemplated by this Agreement is the approval of this Agreement by the holders of a majority of the outstanding shares of i2 Telecom Capital Stock (the "i2 Telecom Stockholder Approval").

         2.24 Non-Contravention; Consents. Neither the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by i2 Telecom nor the consummation by i2 Telecom of the Merger or the consummation of any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of: (i) any of the provisions of the articles or certificate of incorporation, bylaws or other charter or organizational documents of any of the i2 Telecom Entities; or (ii) any resolution adopted by the members, the stockholders, the board of directors or any committee of the board of directors or the other applicable governing body of any of the i2 Telecom Entities;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the i2 Telecom Entities, or any of the assets owned or used by any of the i2 Telecom Entities, is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the i2 Telecom Entities or that otherwise relates to the business of any of the i2 Telecom Entities or to any of the assets owned or used by any of the i2 Telecom Entities;

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any i2 Telecom Entity Contract that is a Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any such i2 Telecom Entity Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such i2 Telecom Entity Contract; (iii) accelerate the maturity or performance of any such i2 Telecom Entity Contract; or (iv) cancel, terminate or modify any term of such i2 Telecom Entity Contract; or

                  (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the i2 Telecom Entities (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the i2 Telecom Entities).

Except as may be required by the DGCL, none of the i2 Telecom Entities was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (A) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by i2 Telecom; or (B) the consummation by i2 Telecom of the Merger or any of the other transactions contemplated by this Agreement.

         2.25 Financial Advisor. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the i2 Telecom Entities.

         2.26 Full Disclosure. This Agreement (including the i2 Telecom Disclosure Schedule) does not, and the certificates referred to in Section 6.4 will not, (a) contain any representation, warranty or information that is false or misleading with respect to any material fact; or (b) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

         SECTION 3. Representations and Warranties of DDN and Merger Sub. DDN and Merger Sub, jointly and severally, represent and warrant to i2 Telecom as follows:

         3.1      Due Organization; Subsidiaries; Etc.

                  (a) DDN has no Subsidiaries, except for the Entities identified in Part 3.1(a) of the DDN Disclosure Schedule. Neither DDN nor any of the other Entities identified in Part 3.1(a) of the DDN Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 3.1(a) of the DDN Disclosure Schedule. DDN and its Subsidiaries are referred to collectively in this Agreement as the "DDN Entities." None of the DDN Entities has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the DDN Entities has, at any time, been a general partner of any general partnership, limited partnership or other Entity.

                  (b) Each of the DDN Entities is duly organized, validly existing and in good standing (in jurisdictions that recognize such concept) under the laws of the jurisdiction of its incorporation or formation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

                  (c) Each of the DDN Entities is qualified to do business and is in good standing (in jurisdictions that recognize such concept), under the laws of all jurisdictions where the nature of its business requires such qualification

         3.2 Governing Documents. DDN has delivered to i2 Telecom accurate and complete copies of the articles or certificate of incorporation, bylaws, operating agreements and other charter and organizational documents of the respective DDN Entities, including all amendments thereto.

         3.3      Capitalization, etc.

                  (a)      The authorized capital stock of the DDN consists of:
(i) 10,000,000 shares of DDN Common Stock, of which 3,096,442 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 1,000,000 shares of DDN Preferred Stock, none of which has been issued and are outstanding as of the date of this Agreement. Except as identified in Part 3.3(a) of the DDN Disclosure Schedule, DDN does not hold any shares of its capital stock in its treasury. All of the outstanding shares of DDN Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as identified in Part 3.3(a) of the DDN Disclosure Schedule: (i) none of the outstanding shares of DDN Common Stock are entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of DDN Common Stock are subject to any right of first refusal; and (iii) there is no DDN Entity Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of DDN Common Stock. None of the DDN Entities is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of DDN Common Stock.

                  (b) As of the date of this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of DDN; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of DDN; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which DDN is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of DDN.

                  (c) All outstanding shares of DDN Common Stock and all outstanding shares of capital stock of each Subsidiary of DDN have been issued and granted in compliance with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts.

                  (d) All of the outstanding shares of capital stock or membership interests of the Entities identified in Part 3.1(a) of the DDN Disclosure Schedule have been duly authorized and are validly issued, are fully paid and nonassessable and are owned beneficially and of record by DDN, free and clear of any Encumbrances.

         3.4      SEC Filings; Financial Statements.

                  (a) DDN has delivered or made available to i2 Telecom via the SEC's Edgar System accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by DDN with the SEC since May 1996, and all amendments thereto (the "DDN SEC Documents"). Except as set forth in Part 3.4(a) of the DDN Disclosure Schedule, all statements, reports, schedules, forms and other documents required to have been filed by DDN with the SEC have been so filed on a timely basis or under extension thereto. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the DDN SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and
(ii) none of the DDN SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The financial statements (including any related notes) contained in the DDN SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly present the consolidated financial position of the DDN and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the DDN and its consolidated subsidiaries for the periods covered thereby.

         3.5 Absence of Changes. Except as set forth in Part 3.5 of the DDN Disclosure Schedule, between October 1, 2003, and the date of this Agreement:

                  (a) there has not been any material adverse change in the business, condition, capitalization, assets, liabilities, operations or financial performance of the DDN Entities taken as a whole, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the DDN Entities;

                  (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the DDN Entities (whether or not covered by insurance) that has had or could reasonably be expected to have a Material Adverse Effect on the DDN Entities;

                  (c) none of the DDN Entities has: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, other equity interests or other securities; or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock, other equity interests or other securities;

                  (d) none of the DDN Entities has sold, issued or granted, or authorized the issuance of: (i) any capital stock, other equity interest or other security; (ii) any option, warrant or right to acquire any capital stock, other equity interest or any other security; or (iii) any instrument convertible into or exchangeable for any capital stock, other equity interest or other security;

                  (e) DDN has not amended or waived any of its rights under, or permitted the acceleration of vesting under: (i) any provision of any of DDN's stock option or stock incentive plans; or (ii) any restricted stock purchase agreement;

                  (f) there has been no amendment to the articles or certificate of incorporation, bylaws, operating agreements or other charter or organizational documents of any of the DDN

Entities, and none of the DDN Entities has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares or membership interests, stock split, reverse stock split or similar transaction involving capital stock or membership interests;

                  (g) none of the DDN Entities has received any Acquisition Proposal;

                  (h) none of the DDN Entities has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

                  (i) none of the DDN Entities has made any capital expenditure which, when added to all other capital expenditures made on behalf of the DDN Entities between October 1, 2003, and the date of this Agreement, exceeds $75,000.00 in the aggregate;

                  (j) except in the ordinary course of business and consistent with past practices, none of the DDN Entities has: (i) entered into or permitted any of the assets owned or used by it to become bound by any DDN Material Contract; or (ii) amended or terminated, or waived any material right or remedy under, any DDN Material Contract;

                  (k) none of the DDN Entities has: (i) acquired, leased or licensed any material right or other material asset from any other Person; (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person; or (iii) waived or relinquished any right, except for rights or other assets acquired, leased; licensed or disposed of in the ordinary course of business and consistent with past practices;

                  (l) none of the DDN Entities has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                  (m) none of the DDN Entities has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

                  (n) none of the DDN Entities has (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

                  (o) none of the DDN Entities has: (i) adopted, established or entered into any DDN Plan; (ii) caused or permitted any DDN Plan to be amended in any material respect; or (iii) paid any bonus that exceeds $20,000.00 in the aggregate or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                  (p) none of the DDN Entities has changed any of its methods of accounting or accounting practices in any material respect;

                  (q) none of the DDN Entities has made any material Tax election;

                  (r) none of the DDN Entities has commenced or settled any Legal Proceeding;

                  (s) none of the DDN Entities has entered into any material transaction or taken any other material action that has had, or could reasonably be expected to have, a Material Adverse Effect on the DDN Entities;

                  (t) none of the DDN Entities has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

                  (u) none of the DDN Entities has agreed or committed to take any of the actions referred to in clauses (c) through (t) above.

         3.6 Title to Assets. The DDN Entities own, and have good and valid title to, all assets purported to be owned by them, including: (a) all assets reflected on DDN Unaudited Financial Statements (except for assets sold or otherwise disposed of in the ordinary course of business since the date of the DDN Unaudited Financial Statements); and (b) all other assets reflected in the books and records of the DDN Entities as being owned by the DDN Entities. All of said assets are owned by the DDN Entities free and clear of any Encumbrances, except for (i) any lien for current taxes not yet due and payable, (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the DDN Entities, and (iii) liens identified in Part 3.6 of the DDN Disclosure Schedule.

         3.7      Receivables, Customers.

                  (a) All existing accounts receivable of the DDN Entities (including those accounts receivable reflected on the DDN Unaudited Financial Statements that have not yet been collected and those accounts receivable that have arisen since October 1, 2003, and have not yet been collected): (i) represent valid obligations of customers of the DDN Entities arising from bona fide transactions entered into in the ordinary course of business; and (ii) are current and, to the best of DDN's knowledge, will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $25,000.00 in the aggregate).

                  (b) Part 3.7(b) of the DDN Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by any of the DDN Entities to any employee, director, consultant or independent contractor, other than routine travel advances made to employees in the ordinary course of business.

         3.8 Real Property; Equipment; Leasehold. All material items of equipment and other tangible assets owned by or leased to the DDN Entities are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the respective businesses of the DDN Entities in the manner in which such businesses are currently being conducted. Except as set forth in Part 3.8 of the DDN Disclosure Schedule, none of the DDN Entities own any real property or any interest in real property. Part 3.8 of the DDN Disclosure Schedule contains an accurate and complete list of all the DDN Entities' real property leases.

         3.9      Proprietary Assets.

                  (a) Part 3.9(a)(i) of the DDN Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by any of the DDN Entities and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 3.9(a)(ii) of the DDN Disclosure Schedule identifies and provides a brief description of all other Proprietary Assets owned by any of the DDN Entities that are material to the respective businesses of the DDN Entities. Part 3.9(a)(iii) of the DDN Disclosure Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $10,000.00 with respect to, each Proprietary Asset that is licensed or otherwise made available to any of the DDN Entities by any Person and is material to the respective businesses of the DDN Entities (except for any Proprietary Asset that is licensed to any of the DDN Entities under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to such DDN Entity. The DDN Entities have good and valid title to all of the DDN Entity Proprietary Assets identified in Parts 3.9(a)(i) and 3.9(a)(ii) of the DDN Disclosure Schedule, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the DDN Entities. The DDN Entities have a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 3.9(a)(iii) of the DDN Disclosure Schedule. Except as set forth in Part 3.9(a)(iv) of the DDN Disclosure Schedule, none of the DDN Entities has developed jointly with any other Person any DDN Entity Proprietary Asset that is material to the respective businesses of the DDN Entities with respect to which such other Person has any rights. Except as set forth in Part 3.9(a)(v) of the DDN Disclosure Schedule, there is no DDN Entity Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any DDN Entity Proprietary Asset.

                  (b) The DDN Entities have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material DDN Entity Proprietary Assets (except DDN Entity Proprietary Assets which value would be unimpaired by disclosure).

                  (c)      To the best of the knowledge of DDN and Merger Sub:
(i) all patents, trademarks, service marks and copyrights held by any of the DDN Entities are valid, enforceable and subsisting; (ii) none of the DDN Entity Proprietary Assets and no Proprietary Asset that is currently being developed by any of the DDN Entities (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by any of the DDN Entities is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and except as set forth in Part 3.9(c) of the DDN Disclosure Schedule, none of the DDN Entities has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material DDN Entity Proprietary Asset.

                  (d) The DDN Entity Proprietary Assets constitute all the Proprietary Assets necessary to enable the DDN Entities to conduct their respective businesses in the manner in which such businesses are being conducted. None of the DDN Entities has (i) licensed any of the material DDN Entity Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material DDN Entity Proprietary Assets or to transact business in any market or geographical area or with any Person.

                  (e) Except as set forth in Part 3.9(e) of the DDN Disclosure Schedule, none of the DDN Entities has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any DDN Entity Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of any DDN Entity Source Code. Part 3.9(e) of the DDN Disclosure
Schedule identifies each Contract pursuant to which the DDN has deposited or is required to deposit with an escrowholder or any other Person of any DDN Entity Source Code, and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby could reasonably be expected to result in the release or disclosure of any DDN Entity Source Code.

         3.10     Contracts.

                  (a) Part 3.10(a) of the DDN Disclosure Schedule identifies each DDN Entity Contract that constitutes a "DDN Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a " DDN Material Contract":

                           (i)      any Contract relating to the employment of,
or the performance of services by, any employee or consultant, and any Contract pursuant to which any of the DDN Entities is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; and any Contract pursuant to which any of the DDN Entities is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $50,000.00 to any current or former employee or director;

                           (ii)     any Contract (A) relating to the
acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which (1) any Proprietary Asset is licensed to the DDN Entities under any third party software license generally available to the public, or (2) any Proprietary Asset is licensed by any of the DDN Entities to any Person on a non-exclusive basis); or (B) of the type referred to in Section 3.9(e);

                           (iii)    any Contract that provides for
indemnification of any officer, director, employee or agent;

                           (iv)     any Contract imposing any restriction on the
right or ability of any DDN Entity (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person;

                           (v)      any Contract (A) relating to the
acquisition, issuance, voting, registration, sale or transfer of any securities or equity interests, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities or equity interests, or (C) providing any of the DDN Entities with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

                           (vi)     any Contract incorporating or relating to
any guaranty, any warranty or any indemnity or similar obligation;

                           (vii)    any Contract relating to any currency
hedging;

                           (viii)   any Contract (A) imposing any
confidentiality obligation on any of the DDN Entities or any other Person, or
(B) containing "standstill" or similar provisions;

                           (ix)     any Contract (A) to which any Governmental
Body is a party or under which any Governmental Body has any rights or obligations, or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any DDN Entity and any contractor or subcontractor to any Governmental Body);

                           (x)      any Contract requiring that any of the DDN
Entities give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

                           (xi)     any Contract that has a term of more than 60
days and that may not be terminated by an DDN Entity (without penalty) within 60 days after the delivery of a termination notice by such DDN Entity;

                           (xii)    any Contract that contemplates or involves
the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000.00 in the aggregate, or contemplates or involves the performance of services having a value in excess of $50,000.00 in the aggregate;

                           (xiii)   any Contract (not otherwise identified in
clauses (i) through (xii) of this sentence) that could reasonably be expected to have a material effect on the business, condition, capitalization, assets, liabilities, operations or financial performance of any of the DDN Entities or to any of the transactions contemplated by this Agreement; and

                           (xiv)    any other Contract, if a breach of such
Contract could reasonably be expected to have a Material Adverse Effect on the DDN Entities.

DDN has delivered to i2 Telecom an accurate and complete copy of each DDN Material Contract.

                  (b) To the best knowledge of DDN and Merger Sub, each DDN Entity Contract that constitutes a DDN Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to
(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (c) Except as set forth in Part 3.10(c) of the DDN Disclosure Schedule: (i) none of the DDN Entities has violated or breached, or committed any default under, any DDN Entity Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the DDN Entities; and, to the best of the knowledge of DDN and Merger Sub, no other Person has violated or breached, or committed any default under, any DDN Entity Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the DDN Entities; (ii) to the best of the knowledge of DDN and Merger Sub, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any DDN Entity Contract, (B) give any Person the right to declare a default or exercise any remedy under any DDN Entity Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any DDN Entity Contract, (D) give any Person the right to accelerate the maturity or performance of any DDN Entity Contract, (E) result in the disclosure, release or delivery of any DDN Entity Source Code, or
(F) give any Person the right to cancel, terminate or modify any DDN Entity Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the DDN Entities; and (iii) since October 1, 2003, none of the DDN Entities has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any DDN Entity Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the DDN Entities.

         3.11 Liabilities. None of the DDN Entities has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the DDN Unaudited Financial Statements or the notes thereto; (b) liabilities that have been incurred by the DDN Entities since October 1, 2003, in the ordinary course of business and consistent with past practices; (c) liabilities incurred under this Agreement and the other agreements contemplated hereby; and (d) liabilities described in
Part 3.11 of the DDN Disclosure Schedule.

         3.12 Compliance with Legal Requirements. Each of the DDN Entities is in compliance in all material respects with all applicable Legal Requirements. Since October 1, 2003, none of the DDN Entities has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

         3.13 Certain Business Practices. None of the DDN Entities nor any director, officer, agent or employee of any of the DDN Entities has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment.

         3.14 Governmental Authorizations. The DDN Entities hold all Governmental Authorizations necessary to enable the DDN Entities to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each DDN Entity is in substantial compliance with the terms and requirements of such Governmental Authorizations. Since October 1, 2003, none of the DDN Entities has received any notice or other communication from any Governmental Body regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination, or modification of any material Governmental Authorization.

         3.15     Tax Matters.

                  (a) Each Tax Return required to be filed by or on behalf of the respective DDN Entities with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "DDN Entity Returns")
(i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the DDN Entity Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

                  (b) The DDN Unaudited Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through September 30, 2003, in accordance with generally accepted accounting principles. Each DDN Entity will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from October 1, 2003, through the Closing Date.

                  (c) No DDN Entity Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the DDN Entity Returns has been granted (by DDN or any other Person), and no such extension or waiver has been requested from any DDN Entity.

                  (d) No claim or Legal Proceeding is pending or, to the best of the knowledge of DDN or Merger Sub, has been threatened against or with respect to any DDN Entity in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any DDN Entity with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the DDN Entities and with respect to which adequate reserves for payment have been established on the DDN Unaudited Financial Statements). There are no liens for material Taxes upon any of the assets of any of the DDN Entities except liens for current Taxes not yet due and payable. None of the DDN Entities has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the

Code (or any comparable provision of state or foreign Tax laws). None of the DDN Entities has been, and none of the DDN Entities will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to
Section 481 or 263A of the Code (or any comparable provision under state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                  (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the DDN Entities that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code (or any comparable provision of state or foreign Tax laws). None of the DDN Entities is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

         3.16     Employee and Labor Matters; Benefit Plans.

                  (a) Part 3.16(a) of the DDN Disclosure Schedule identifies each salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement and each other employee benefit plan or arrangement (collectively, the "DDN Plans") sponsored, maintained, contributed to or required to be contributed to by any of the DDN Entities for the benefit of any current or former employee of any of the DDN Entities. Part 3.16(a) also identifies each Legal Requirement pursuant to which any of the DDN Entities is required to establish any reserve or make any contribution for the benefit of any current or former employee located in any foreign jurisdiction.

                  (b) Except as set forth in Part 3.16(a) of the DDN Disclosure Schedule, none of the DDN Entities maintains, sponsors or contributes to, and none of the DDN Entities has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of ERISA), or any similar pension benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA for the benefit of employees or former employees of any of the DDN Entities (a "DDN Pension Plan").

                  (c) Except as set forth in Part 3.16(a) of the DDN Disclosure Schedule, none of the DDN Entities maintains, sponsors or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA or any similar welfare benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA), for the benefit of any current or former employees or directors of any of the DDN Entities (a "DDN Welfare Plan").

                  (d) With respect to each DDN Plan, DDN has delivered to i2 Telecom: (i) an accurate and complete copy of such DDN Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such DDN Plan for the last two years;
(iii) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such DDN Plan; (iv) if such DDN Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such DDN Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such DDN Plan (if such DDN Plan is intended to be qualified under Section 401(a) of the Code).

                  (e) None of the DDN Entities is or has ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code, except for the DDN Entities. None of the DDN Entities has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. None of the DDN Plans identified in the DDN Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA). None of the DDN Entities has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA).

                  (f) None of the DDN Entities has any plan or commitment to create any DDN Welfare Plan or any DDN Pension Plan, or to modify or change any existing DDN Welfare Plan or DDN Pension Plan (other than to comply with applicable law) in a manner that would affect any current or former employee or director of any of the DDN Entities.

                  (g) No DDN Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee or director of any of the DDN Entities after any termination of service of such employee or director (other than benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code).

                  (h) With respect to any DDN Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of COBRA have been complied with in all material respects. Part 3.17(h) of DDN Disclosure Schedule describes all obligations of the DDN Entities as of the date of this Agreement under any of the provisions of COBRA.

                  (i) Each of the DDN Plans has been operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including ERISA, the Code and applicable foreign Legal Requirements.

                  (j)      Each of the DDN Plans intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and nothing has occurred that would adversely affect such determination.

                  (k) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of the DDN Entities (whether or not under any Plan), or materially increase the benefits payable or provided under any DDN Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

                  (l) Part 3.16(l) of the DDN Disclosure Schedule contains a list of all salaried employees of each of the DDN Entities as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. None of the DDN Entities is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. All of the employees of the DDN Entities are "at will" employees.

                  (m) Part 3.16(m) of the DDN Disclosure Schedule identifies each employee of any of the DDN Entities who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of return to full service.

                  (n) Each of the DDN Entities is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

                  (o) Each of the DDN Entities has good labor relations, and none of the DDN Entities has any knowledge of any facts indicating that: (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of any of the DDN Entities; or (ii) any of the employees of any of the DDN Entities intends to terminate his or her employment with the i2 Telecom Entity with which such employee is employed.

         3.17 Environmental Matters. Each of the DDN Entities is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the DDN Entities of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. None of the DDN Entities has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the DDN Entities is not in compliance with any Environmental Law, and, to the best of the knowledge of the DDN, there are no circumstances that may prevent or interfere with the compliance by any of the DDN Entities with any Environmental Law in the future. To the best of the knowledge of DDN, (a) all property that is owned by, leased to, controlled by or used by any of the DDN Entities, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any material environmental contamination of any nature, (b) none of the property owned by, leased to, controlled by or used by any of the DDN Entities contains any underground storage tanks, asbestos, equipment using PCBs, underground injection wells, and (c) none of the property owned by, leased to, controlled by or used by any of the DDN Entities contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed. No DDN Entity has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or "remedial' action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up the site.

         3.18 Insurance. DDN has delivered to i2 Telecom a copy of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the DDN Entities. Each of such insurance policies is in full force and effect. Since October 1, 2003, none of the DDN Entities has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Part 3.18 of the DDN Disclosure Schedule, there is no pending workers' compensation or other claim under or based upon any insurance policy of any of the DDN Entities.

         3.19 Transactions with Affiliates. Except as set forth in the DDN SEC Documents filed prior to the date of this Agreement, between the date of the DDN's last proxy statement filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by DDN pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 3.19 of the DDN Disclosure
Schedule identifies each Person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the DDN as of the date of this Agreement. Part 3.19 of the DDN Disclosure Schedule identifies each Person who is (or who may be deemed to be) an "affiliate" of DDN as of the date of this Agreement and each Contract between a DDN Entity and any such affiliate of DDN.

         3.20     Legal Proceedings; Orders.

                  (a) Except as set forth in Part 3.20(a) of the DDN Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of DDN and Merger Sub) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the DDN Entities or any of the assets owned or used by any of the DDN Entities; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of DDN and Merger Sub, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

                  (b) Except as set forth in Part 3.20(b) of the DDN Disclosure Schedule, there is no material order, writ, injunction, judgment or decree to which any of the DDN Entities, or any of the assets owned or used by any of the DDN Entities, is subject. To the best of the knowledge of DDN and Merger Sub, no officer or key employee of any of the DDN Entities is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the DDN Entities.

         3.21 Authority; Binding Nature of Agreement Each of DDN and Merger Sub has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and to consummate the Merger. This Agreement constitutes the legal, valid and binding obligations of DDN and Merger Sub, enforceable against DDN and Merger Sub in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. No state takeover law or similar statute or regulation applies or purports to apply to DDN or Merger Sub as a result of the Merger or any of the other transactions contemplated by this Agreement.

         3.22 No Existing Discussions. None of the DDN Entities, and no Representative of any of the DDN Entities, is engaged, directly or indirectly, in any discussions or negotiations with any Person (other than i2 Telecom) relating to any Acquisition Proposal.

         3.23 No Vote Required. No vote of the holders of capital stock of DDN is required to approve this Agreement or the Merger or the other transactions contemplated by this Agreement.

         3.24 Non-Contravention; Consents. Neither the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by the DDN or Merger Sub nor the consummation by the DDN and Merger Sub of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a)      contravene, conflict with or result in a violation of
(i) any of the provisions of the articles or certificate of incorporation, bylaws or other charter or organizational documents of any of the DDN Entities, or (ii) any resolution adopted by the members, the stockholders, the board of directors or any committee of the board of directors, or the applicable governing body of any of the DDN Entities;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the DDN Entities, or any of the assets owned or used by any of the DDN Entities, is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the DDN Entities or that otherwise relates to the business of any of the DDN Entities or to any of the assets owned or used by any of the DDN Entities;

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any DDN Entity Contract that is or would constitute a DDN Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such DDN Entity Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such DDN Entity Contract, (iii) accelerate the maturity or performance of any such DDN Entity Contract, or (iv) cancel, terminate or modify any term of such DDN Entity Contract; or

                  (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the DDN Entities (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the DDN Entities).

Except as may be required by the Exchange Act, the Washington Business Corporation Act, and the DGCL, none of the DDN Entities was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (A) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by DDN, or (B) the consummation by DDN of the Merger or any of the other transactions contemplated by this Agreement.

         3.25 Financial Advisor. Except as identified in Part 3.25 of the DDN Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of DDN Entities. DDN has furnished to i2 Telecom accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable.

         3.26     Full Disclosure.

                  This Agreement (including the DDN Disclosure Schedule) does not, and the certificates referred to in Section 7.4 will not, (a) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (b) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

         SECTION 4. Certain Covenants of i2 Telecom and DDN.

         4.1      Access and Investigation.

                  (a) During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), i2 Telecom shall, and shall cause the respective Representatives of the i2 Telecom Entities to: (i) provide DDN and DDN's Representatives with reasonable access to the i2 Telecom Entities' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the i2 Telecom Entities; and (ii) provide DDN and DDN's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the i2 Telecom Entities, and with such additional financial, operating and other data and information regarding the i2 Telecom Entities, as DDN may reasonably request.

                  (b) During the Pre-Closing Period, DDN shall, and shall cause the respective Representatives of the DDN Entities to: (i) provide i2 Telecom and i2 Telecom's Representatives with reasonable access to the DDN Entities' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the DDN Entities; and (ii) provide i2 Telecom and i2 Telecom's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the DDN Entities, and with such additional financial, operating and other data and information regarding the DDN Entities, as i2 Telecom may reasonably request.

         4.2      Operation of i2 Telecom's Business.

                  (a) During the Pre-Closing Period: (i) i2 Telecom shall ensure that each of the i2 Telecom Entities conducts its business and operations
(A) in the ordinary course and in accordance with past practices; and (B) in compliance with all applicable Legal Requirements and the requirements of all i2 Telecom Entity Contracts that constitute i2 Telecom Material Contracts; (ii) i2 Telecom shall use all reasonable efforts to ensure that each of the i2 Telecom Entities preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective i2 Telecom Entities; (iii) i2 Telecom shall keep in full force all insurance policies referred to in Section 2.18; (iv) i2 Telecom shall notify DDN of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, and (B) any Legal Proceeding commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting any of the i2 Telecom Entities that relates to the consummation of the transactions contemplated by this Agreement; and (vi) i2 Telecom shall (to the extent requested by DDN) cause its officers to report regularly to DDN concerning the status of the business of i2 Telecom.

                  (b) During the Pre-Closing Period, i2 Telecom (without the prior written consent of DDN), shall not, and shall not permit any of the other i2 Telecom Entities to:

                           (i)      declare, accrue, set aside or pay any
dividend or make any other distribution in respect of any shares of capital stock or other equity interests, or repurchase, redeem or otherwise reacquire any shares of capital stock, other equity interests or other securities (except i2 Telecom may declare, accrue, set aside and pay dividends in accordance with the Certificate of Designation i2 Telecom Preferred Series A-1 and the Certificate of Designation i2 Telecom Preferred Series A-2);

                           (ii)     sell, issue, grant or authorize the issuance
or grant of (A) any capital stock, other equity interest or other security, (B) any option, call, warrant or right to acquire any capital stock, other equity interest or other security, or (C) any instrument convertible into or exchangeable for any capital stock, other equity interest or other security (except that i2 Telecom may issue (1) in accordance with the terms of the i2 Telecom Options outstanding as of the date of this Agreement, shares of i2 Telecom Common Stock upon the valid exercise of such i2 Telecom Options; (2) in accordance with the Certificate of Designations i2 Telecom Preferred Series A-2 and the Certificate of Designations i2 Telecom Preferred Series

A-2, shares of i2 Telecom Preferred Stock in payment of accrued and unpaid dividends on such stock; (3) Units in connection with the Private Placement (including shares of i2 Telecom Preferred Stock Series B and warrants to purchase shares of i2 Telecom Common Stock constituting the Units); (4) shares of i2 Telecom Common Stock upon exercise of warrants constituting the Units; (5) warrants to purchase up to 100,000 shares of i2 Telecom Common Stock to broker-dealers in connection with the Private Placement and shares of i2 Telecom Common Stock upon the exercise of such warrants; and (6) any securities i2 Telecom is, or becomes obligated to issue, which are listed on Part 2.3(c) of the i2 Telecom Disclosure Schedule);

                           (iii)    amend or waive any of its rights under, or
accelerate the vesting under, any provision of any i2 Telecom's stock option plans, any provision of any restricted stock purchase agreement, or otherwise modify any terms of any outstanding security or related Contract;

                           (iv)     amend or permit the adoption of any
amendment to its articles or certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares or membership interests, stock split, reverse stock split or similar transaction involving the capital stock or membership interests (except that i2 Telecom may amend its certificate of incorporation to establish and designate the i2 Telecom Preferred Stock Series B with such voting power, designations, preferences and rights as set forth in the Certificate of Designations of Preferred Stock Series B of i2 Telecom attached hereto as Exhibit F ("Certificate of Designations i2 Telecom Preferred Series B"));

                           (v)      form any Subsidiary or acquire any equity
interest or other interest in any other Entity;

                           (vi)     make any capital expenditure (except that
the i2 Telecom Entities may make capital expenditures that, when added to all other capital expenditures made on behalf of the i2 Telecom Entities during the Pre-Closing Period, do not exceed $250,000.00 in the aggregate);

                           (vii)    enter into or become bound by, or permit any
of the assets owned or used by it to become bound by, any i2 Telecom Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any i2 Telecom Material Contract (except that i2 Telecom may enter into (i) registration rights agreements in connection with the Private Placement, and (ii) placement agreements with certain broker-dealers to sell Units in the Private Placement in exchange for an aggregate cash payment of up to 8% of the amount raised in the Private Placement and warrants to purchase up to 100,000 shares of i2 Telecom Common Stock);

                           (viii)   acquire, lease or license any right or other
asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of by the i2 Telecom in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

                           (ix)     lend money to any Person, or incur or
guarantee any indebtedness;

                           (x)      establish, adopt or amend any employee
benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except that i2 Telecom may make routine, reasonable salary increases in connection with the its customary employee review process and may pay customary bonuses consistent with past practices payable in accordance with existing bonus plans referred to in Part 2.16(a) of the i2 Telecom Disclosure Schedule);

                           (xi)     change any of its methods of accounting or
accounting practices in any respect;

                           (xii)    make any Tax election;

                           (xiii)   commence or settle any Legal Proceeding
(except that i2 Telecom may settle the SuperCaller Dispute);

                           (xiv)    enter into any material transaction or take
any other material action outside the ordinary course of business or inconsistent with past practices; or

                           (xv)     agree or commit to take any of the actions
described in clauses (i) through (xiv) of this Section 4.2(b).

                  (c) During the Pre-Closing Period, i2 Telecom shall promptly notify DDN in writing of: (i) the discovery by it of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by it in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by it in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any of its covenants or obligations; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in
Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the i2 Telecom Entities. Without limiting the generality of the foregoing, i2 Telecom shall promptly advise DDN in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the i2 Telecom Entities. No notification given to DDN pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of i2 Telecom contained in this Agreement.

         4.3      Operation of DDN's Business.

                  (a) During the Pre-Closing Period: (i) DDN shall ensure that each of the DDN Entities conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable Legal Requirements and the requirements of all DDN Entity Contracts that constitute DDN Material Contracts;
(ii) DDN shall use all reasonable efforts to ensure that each of the DDN Entities preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective DDN Entities; (iii) DDN shall keep in full force all insurance policies referred to in Section 3.18; (iv) DDN shall promptly notify i2 Telecom of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, and (B) any Legal Proceeding commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting any of the DDN Entities that relates to the consummation of the transactions contemplated by this Agreement; and (vi) DDN shall (to the extent requested by i2 Telecom) cause its officers to report regularly to i2 Telecom concerning the status of DDN's business.

                  (b) During the Pre-Closing Period, DDN (without the prior written consent of i2 Telecom), shall not, and shall not permit any of the other DDN Entities to:

                           (i)      declare, accrue, set aside or pay any
dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                           (ii)     sell, issue, grant or authorize the issuance
or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except DDN may issue to (1) Howard Parker 369,019 shares of DDN Common Stock pursuant to that certain Finder's Fee Agreement between DDN and Mr. Parker dated as of the date of this Agreement and (2) 800,403 shares of DDN Common Stock to certain officers of DDN for fees and bonuses);

                           (iii)    amend or waive any of its rights under, or
accelerate the vesting under, any provision of any of DDN's stock option plans, any provision of any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding security or any related Contract;

                           (iv)     amend or permit the adoption of any
amendment to its articles or certificates of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (except that DDN may amend its articles of incorporation to establish and designate the DDN Preferred Stock Series A-1, the DDN Preferred Stock Series A-2, the DDN Preferred Stock Series B and the DDN Preferred Stock Series C with such voting power, designations, preferences and rights set forth in the Statement of Rights DDN Preferred Series A-1, the Statement of Rights DDN Preferred Series A-2, the Statement of Rights DDN Preferred Series B, and the Statement of Rights DDN Preferred Series C, respectively);

                           (v)      form any Subsidiary or acquire any equity
interest or other interest in any other Entity;

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

                           (vi)     make any capital expenditure;

                           (vii)    enter into or become bound by, or permit any
of the assets owned or used by it to become bound by, any DDN Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any DDN Material Contract;

                           (viii)   acquire, lease or license any right or other
asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or waive or relinquish any material right;

                           (ix)     lend money to any Person, or incur or
guarantee any indebtedness;

                           (x)      establish, adopt or amend any employee
benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except that DDN may pay certain officers of DDN certain fees and bonuses in shares of DDN Common Stock in accordance with Section 4.3(b)(ii));

                           (xi)     change any of its methods of accounting or
accounting practices in any respect;

                           (xii)    make any Tax election;

                           (xiii)   commence or settle any Legal Proceeding;

                           (xiv)    enter into any material transaction or take
any other material action; or

                           (xv)     agree or commit to take any of the actions
described in clauses (i) through (xiv) of this Section 4.3(b).

                  (c) During the Pre-Closing Period, DDN shall promptly notify i2 Telecom in writing of: (i) the discovery by DDN of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by DDN in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by DDN in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of DDN; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the DDN Entities. Without limiting the generality of the foregoing, DDN shall promptly advise i2 Telecom in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the DDN Entities. No notification given to i2 Telecom pursuant to this Section 4.3(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of DDN contained in this Agreement.

         4.4      No Solicitation.

                  (a) Neither DDN nor i2 Telecom shall directly or indirectly, and shall not authorize or permit any of the other DDN Entities (in the case of DDN) or the i2 Telecom Entities (in the case of i2 Telecom) to, (i) directly or indirectly solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal;
(ii) furnish any information regarding any of the DDN Entities (in the case of DDN) or the i2 Telecom Entities (in the case of i2 Telecom) to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could lead to an Acquisition Proposal; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction (other than the transactions contemplated by this Agreement).

                  (b) Notwithstanding the foregoing, Section 4.4(a) shall not prohibit DDN or i2 Telecom from furnishing nonpublic information regarding their respective Entities to, or entering into discussions with, any Person in response to a Superior Proposal that is submitted to DDN or i2 Telecom, as applicable, by such Person (and not withdrawn) if (i) neither DDN nor any Representative of any of the DDN Entities (in the case of DDN) or i2 Telecom nor any Representative of any of the i2 Telecom Entities (in the case of i2 Telecom) shall have violated any of the restrictions set forth in this Section 4.4; (ii) the board of directors of DDN or the board of directors of i2 Telecom, as applicable, concludes in good faith, after having taken into account the written advice of its outside legal counsel, that such action is required in order for such board of directors to comply with its fiduciary obligations to DDN's or i2 Telecom's stockholders, as applicable, under applicable law; (iii) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, DDN or i2 Telecom, as applicable, gives written notice of the identity of such Person and of DDN's or i2 Telecom's intention, as applicable, to furnish nonpublic information to, or enter into discussions with, such Person, and DDN or i2 Telecom, as applicable, receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of DDN or i2 Telecom, as applicable; and (iv) at least two business days prior to furnishing any such nonpublic information to such Person, DDN furnishes to i2 Telecom or i2 Telecom furnishes to DDN, as applicable, such nonpublic information (to the extent such nonpublic information has not been previously furnished). Without limiting the generality of the foregoing, DDN and i2 Telecom each acknowledge and agree that any violation of or the taking of any action inconsistent with any of the restrictions set forth in the preceding sentence by any Representative of any of the DDN Entities or the i2 Telecom Entities, as applicable, whether or not such Representative is purporting to act on behalf of any of such Entities, shall be deemed to constitute a breach of this Section 4.4 by DDN or i2 Telecom, as applicable.

                  (c) DDN and i2 Telecom shall promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information) advise the other orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information relating to any of the DDN Entities (in the case of DDN) or any of the i2 Telecom Entities (in the case of i2 Telecom), including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof, that is made or submitted by any Person during the Pre-Closing Period. DDN and i2 Telecom shall keep the other fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

                  (d) DDN and i2 Telecom shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

                  (e) Each of DDN and i2 Telecom agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which any of the DDN Entities or any of the i2 Telecom Entities, respectively, is a party, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of the other.

         SECTION 5. Additional Covenants of the Parties.

         5.1 Regulatory Approvals. DDN and i2 Telecom shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, DDN and i2 Telecom (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement and to submit promptly any additional information requested in connection with such filings and notices;
(b) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement; and (c) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger.

         5.2 Employee Benefits. DDN agrees that all employees of the i2 Telecom Entities who continue employment with DDN, the Surviving Corporation or any Subsidiary of the Surviving Corporation or DDN after the Effective Time shall be eligible to continue to participate in the Surviving Corporation's health, vacation and other non-equity based employee benefit plans, including, but not limited to, stock option and stock purchase plans.

         5.3 Indemnification of Officers and Directors. All rights to indemnification existing in favor of those Persons who are, or were, directors and officers of DDN at or prior to the date of this Agreement shall survive the Merger and shall be observed by DDN to the fullest extent permitted by Delaware law and/or Washington law.

         5.4 Disclosure. DDN and i2 Telecom shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, DDN shall not, and shall not permit any of its Representatives to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) i2 Telecom shall have approved such disclosure or (b) DDN shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable law.

         5.5 Approval of Statements of Rights. Effective at or prior to the Effective Time, the board of directors of DDN shall take all action necessary to establish and designate the DDN Preferred Stock Series A-1, the DDN Preferred Stock Series A-2, the DDN Preferred Stock Series B and the DDN Preferred Stock Series C with such voting power, designations, preferences and rights as set forth in the Statement of Rights DDN Preferred Series A-1, the Statement of Rights DDN Preferred Series A-2, the Statement of Rights DDN Preferred Series B, and the Statement of Rights DDN Preferred Series C, respectively.

         5.6 Approval of Certificate of Designations. Effective at or prior to the Effective Time, the board of directors of i2 Telecom shall take all action necessary to establish and designate the i2 Telecom Preferred Stock Series B with such voting power, designations, preferences and rights as set forth in the Certificate of Designations i2 Telecom Preferred Series B.

         5.7 i2 Telecom Stockholder Approval. i2 Telecom shall promptly after the date of this Agreement take all action necessary in accordance with the DGCL and its certificate of incorporation and bylaws to obtain the i2 Telecom Stockholder Approval by means of written consent of the stockholders of i2 Telecom. i2 Telecom shall use its reasonable best efforts to solicit from the stockholders of i2 Telecom such written consents and shall take all other action reasonably necessary or advisable to obtain the i2 Telecom Stockholder Approval. DDN agrees to cause any DDN Entity that holds any shares of i2 Telecom Capital Stock to vote such shares in favor of, or otherwise consent to, the Merger.

         5.8      Board of Directors of DDN.

                  (a) Effective at or immediately prior to the Effective Time, the board of directors of DDN shall take all action necessary (including, but not limited to, amending the bylaws of DDN) to cause the board of directors of DDN to be comprised of four directors, three of whom shall be the Persons serving as directors of DDN on the date of this Agreement and one of whom shall be selected by the board of directors of i2 Telecom and shall be reasonably acceptable to the board of directors of DDN (the "Initial i2 Telecom Designee").

                  (b) DDN shall use all reasonable efforts to cause the board of directors of DDN to consist, as soon as practicable after the Effective Time and after DDN complies with the requirements of Rule 14f-1 of the Exchange Act, of six directors, five of whom shall be designated by the board of directors of i2 Telecom prior to the Effective Time and shall be reasonably acceptable to the board of directors of DDN, and one of whom shall be designated by the board of directors of DDN prior to the Effective Time and shall be reasonably acceptable to the board of directors of i2 Telecom (the "DDN Designee"). Until the date which is one year after the Closing Date, DDN shall cause the DDN Designee to be nominated for election as a director of DDN at the annual meeting of stockholders of DDN occurring during such year. Notwithstanding the forgoing, if at any time during such year, the DDN Designee is not an

"independent" director pursuant to the director independence rules of the Nasdaq Stock Market, then the DDN Designee shall be removed as a director of DDN and shall not be nominated for election, but rather may serve as an observer of the board of directors of DDN until the date which is one year after the Closing Date. If the DDN Designee resigns from the board of directors of DDN prior to the date which is one year after the Closing Date, then the DDN Designee may also serve as an observer to the board of directors of DDN until the date which is one year after the Closing Date. As an observer of the board of directors of DDN, the DDN Designee shall be entitled (i) to notice of all meetings of the board of directors of DDN and any actions taken by unanimous written consent by the board of directors of DDN and (ii) to attend all such meetings.

                  (c) Until the board of directors of DDN is comprised as set forth in Section 5.8(b) above, the board of directors shall use its best efforts to cause DDN to comply with its obligations pursuant to this Agreement.

         5.9 Officers of DDN. Effective at or immediately prior to the Effective Time, the board of directors of DDN shall take all action necessary to cause the persons set forth on Exhibit G attached hereto to be elected to the offices of DDN set forth opposite their respective names on such Exhibit.

         5.10 Restricted Securities. The parties hereto acknowledge and agree that the shares of DDN Common Stock and DDN Preferred Stock (including the shares of DDN Common Stock issuable upon conversion thereof) constituting the Merger Consideration and the Contingent Consideration issuable pursuant to Sections 1.5(b), 1.5(c), 1.5(d), 1.5(e) and 1.9, shall constitute "restricted securities" within the meaning of the Securities Act. The certificates of capital stock representing such shares shall bear a legend to such effect. It is acknowledged and understood that DDN is relying on certain written representations made by each stockholder of i2 Telecom in connection with the issuance of such shares. i2 Telecom shall use its reasonable best efforts to cause each holder of i2 Telecom Capital Stock as of the Effective Time to execute and deliver to DDN no later than the Effective Time an Investor Representation Statement in substantially the form of Exhibit H attached hereto (the "Investor Representation Statement").

         5.11 DDN Stockholder Ratification of the Merger. If after the Effective Time, the then-current legal counsel of DDN, a representative of the SEC or any stock market on which the DDN Common Stock is listed, the Secretary of State of the State of Washington, or any Governmental Body informs DDN that DDN should have sought the approval of the Merger from the holders of the DDN Common Stock, then DDN and its then current officers and directors shall use their best efforts to cause the stockholders of DDN to ratify the Merger.

         5.12 Repricing of i2 Telecom Options. Prior to the date which is thirteen months after the Closing Date, DDN shall not amend, change or alter the exercise price of, or otherwise reprice, any of the i2 Telecom Options which are converted into options to purchase DDN Preferred Stock Series B pursuant to
Section 1.12; provided, however, (a) that the exercise prices of such options may be adjusted pursuant to the terms of the agreements, documents or instruments evidencing such options; and (b) that if a representative of any Governmental Body or stock exchange on which the DDN Common Stock is listed directs that DDN amend, change or alter the exercise price of, or otherwise reprice, such options, then DDN may amend, change or alter the exercise price of, or otherwise reprice, such options as so directed.

         SECTION 6. Conditions Precedent to Obligations of DDN and Merger Sub. The obligations of DDN and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless waived by DDN and Merger Sub pursuant to Section 10.2:

         6.1 Accuracy of Representations. The representations and warranties of i2 Telecom contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on the i2 Telecom Entities; provided, however that, for purposes of determining the accuracy of such representations and warranties, (a) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (b) any update of or modification to the i2 Telecom Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

         6.2 Performance of Covenants. Each covenant or obligation that i2 Telecom is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         6.3 Consents. All material Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement, including, but not limited to, the Consents identified in Part 6.3 of the DDN Disclosure Schedule, shall have been obtained and shall be in full force and effect.

         6.4      Documents. DDN shall have received the following documents:

                  (a) a certificate executed on behalf of i2 Telecom by its Chief Executive Officer and Chief Financial Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.5, 6.6, 6.7 and 6.8 have been duly satisfied;

                  (b) certified copies of resolutions duly adopted by the board of directors of i2 Telecom evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement by i2 Telecom, and the consummation of the transaction contemplated hereby, all in such reasonable detail as DDN shall reasonably request;

                  (c) certified copies of resolutions duly adopted by the stockholders of i2 Telecom evidencing the i2 Telecom Stockholder Approval; and

                  (d) each of the holders of shares of i2 Telecom Capital Stock as of the Effective Time other than holders of Appraisal Shares shall have delivered to DDN a fully-executed copy of the Investor Representation Statement.

         6.5 No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on the i2 Telecom Entities, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the i2 Telecom Entities.

         6.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         6.7 No Governmental Litigation. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from DDN or any of its Subsidiaries any damages or other relief that may be material to DDN; (c) seeking to prohibit or limit in any material respect DDN's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (d) which would materially and adversely affect the right of DDN, the Surviving Corporation or any Subsidiary of DDN or the Surviving Corporation to own the assets or operate the business of the i2 Telecom Entities; or (e) seeking to compel DDN, i2 Telecom or any Subsidiary of DDN or i2 Telecom to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by this Agreement.

         6.8 No Other Litigation. There shall not be pending or threatened Legal Proceeding in which, in the reasonable judgment of DDN, there is a reasonable possibility of an outcome that would have a Material Adverse Effect on the i2 Telecom Entities or on the DDN Entities: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from DDN or any of its Subsidiaries, or any of the i2 Telecom Entities, any material damages or other material relief; (c) seeking to prohibit or limit in any material respect the ability of DDN or the Surviving Corporation to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the i2 Telecom Entities; (d) which would affect adversely the right of DDN, the Surviving Corporation or any of the i2 Telecom Entities to own the assets or operate the business of the i2 Telecom Entities; or (e) seeking to compel DDN, i2 Telecom or any Subsidiary of DDN or i2 Telecom, to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by this Agreement.

         SECTION 7. Conditions Precedent to Obligation of i2 Telecom.

         The obligations of i2 Telecom to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions, unless waived by i2 Telecom pursuant to Section 10.2:

         7.1 Accuracy of Representations. The representations and warranties of DDN and Merger Sub contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected have, a Material Adverse Effect on the DDN Entities; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the Closing Date, (a) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (b) any update of or modification to the DDN Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

         7.2 Performance of Covenants. All of the covenants and obligations that DDN and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         7.3 Consents. All material Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement, including, but not limited to, the Consents identified in Part 7.3 of the i2 Telecom Disclosure Schedule, shall have been obtained and shall be in full force and effect.

         7.4 Documents. i2 Telecom shall have received the following documents:

                  (a) a certificate executed on behalf of DDN by the Chief Executive Officer and Chief Financial Officer of DDN, confirming that conditions set forth in Sections 7.1, 7.2, 7.3, 7.5, 7.6, 7.7 and 7.8 have been duly satisfied;

                  (b) certified copies of resolutions duly adopted by the board of directors of DDN and Merger Sub and the stockholders of Merger Sub evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement by DDN and Merger Sub, and the consummation of the transaction contemplated hereby, all in such reasonable detail as i2 Telecom shall reasonably request; and

                  (c) the resignations of each of the officers and directors of DDN (except the Initial i2 Telecom Designee and the DDN Designee in his capacity as a director of DDN), in form and substance reasonably acceptable to i2 Telecom, with such resignations of officers of DDN to be effective at the Effective Time and such resignations of directors of DDN to be effective at the time DDN has complied with the requirements of Schedule 14f-1 of the Exchange Act.

         7.5 No Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect on the DDN Entities, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the DDN Entities.

         7.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by i2 Telecom shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by i2 Telecom illegal.

         7.7 No Governmental Litigation. There shall not be pending or threatened Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from i2 Telecom or any of its Subsidiaries any damages or other relief that may be material to i2 Telecom; (c) seeking to prohibit or limit in any material respect DDN's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to stock of the Surviving Corporation;
(d) which would materially and adversely affect the right of DDN, the Surviving Corporation or any Subsidiary of DDN or the Surviving Corporation to own the assets or operate the business of the i2 Telecom Entities; or (e) seeking to compel DDN or i2 Telecom or any Subsidiary of DDN or i2 Telecom to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by this Agreement.

         7.8 No Other Litigation. There shall not be pending any Legal Proceeding in which, in the reasonable judgment of i2 Telecom, there is a reasonable possibility of an outcome that would have a Material Adverse Effect on the i2 Telecom Entities or on the DDN Entities: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from i2 Telecom or any of its Subsidiaries or any of the DDN Entities any material damages or other material relief; (c) which would affect adversely the right of DDN, the Surviving Corporation or any Subsidiary of DDN or the Surviving Corporation to own the assets or operate the business of the i2 Telecom Entities; or (d) seeking to compel DDN or i2 Telecom, or any Subsidiary of DDN or i2 Telecom, to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by this Agreement.

         SECTION 8. Termination.

         8.1 Termination. This Agreement may be terminated prior to the Effective Time:

                  (a) by mutual written consent of the boards of directors of DDN, Merger Sub and i2 Telecom;

                  (b) by either DDN or i2 Telecom if the Merger shall not have been consummated by February 27, 2004 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

                  (c) by either DDN or i2 Telecom if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

                  (d) by either DDN or i2 Telecom if the i2 Telecom Stockholder Approval is not obtained;

                  (e) by DDN (i) if any of the representations and warranties of i2 Telecom shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 6.1 would not be satisfied, or (ii) if (A) any of the representations and warranties of i2

Telecom become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in
Section 6.1 would not be satisfied and (B) such inaccuracy has not been cured by i2 Telecom within 10 business days after its receipt of written notice thereof and remains unsecured at the time notice of termination is given, or (iii) any of the covenants of i2 Telecom contained in this Agreement shall have been breached, such that the condition set forth in Section 6.2 would not be satisfied;

                  (f) by i2 Telecom (i) if any of the representations and warranties of DDN or Merger Sub shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 7.1 would not be satisfied, or (ii) if (A) any of the representations and warranties of DDN or Merger Sub shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.1 would not be satisfied and (B) such inaccuracy has not been cured by DDN or Merger Sub within 10 business days after its receipt of written notice thereof and remains unsecured at the time notice of termination is given, or (iii) if any of the covenants of DDN or Merger Sub contained in this Agreement shall have been breached such that the condition set forth in Section
7.2 would not be satisfied;

                  (g) by i2 Telecom if a DDN Triggering Event shall have occurred;

                  (h) by DDN if, since the date of this Agreement, there shall have occurred any Material Adverse Effect on the i2 Telecom Entities, or there shall have occurred any event or circumstance that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the i2 Telecom Entities; or

                  (i) by i2 Telecom if, since the date of this Agreement, there shall have occurred any Material Adverse Effect on the DDN Entities, or there shall have occurred any event or circumstance that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the DDN Entities.

         8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 8.2, Section 8.3,
Section 9 and Section 10 shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement shall not relieve any party from any liability for any material inaccuracy in or breach of any representation or any material breach of any warranty, covenant or other provision contained in this Agreement.

         8.3 Expenses; Termination Fees. All fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

         SECTION 9. Survival; Indemnification; Limits on Liability.

         9.1 Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall survive the Closing for a period ending on the twelve month anniversary of the Closing Date, and any claim for indemnification under Section 9.2 must be brought within such time period.

         9.2      Indemnification by Significant Stockholders.

                  (a) Subject to the conditions and limitations set forth in this Section 9.2, the DDN Significant Stockholders, acting severally and on an equal basis, shall defend, indemnify and hold harmless i2 Telecom, from and against any loss, liability, diminution in value, damage, claim, action or cause of action, assessment, cost, penalty and expense, including reasonable legal and accounting fees (a "Loss", and collectively, the "Losses"), to the extent not covered by insurance or offset by any Tax benefit and to the extent such benefit is determinable and reasonably expected to be realized in the tax year in which the event giving rise to the claim for indemnification hereunder occurs, imposed upon or incurred by i2 Telecom by reason of or resulting from the breach of any representation or warranty made by DDN or Merger Sub set forth in Section 3, or any facts or circumstances constituting such a breach, and paid by i2 Telecom. For purposes of determining the amount of any Loss for which any DDN Significant Stockholder may be required to provide indemnification under this Section 9.2(a) (but not whether there has been a breach of the representation or warranty), all representations and warranties shall be read without regard to any knowledge, materiality or Material Adverse Effect qualification which may be contained therein. Each of the DDN Significant Stockholders agrees that they shall have no right to seek damages, reimbursement, indemnification, contribution or similar rights from DDN for any indemnification payments for which any DDN Significant Stockholder is liable under this Section 9.2(a).

                  (b) Subject to the conditions and limitations set forth in this Section 9.2, the i2 Telecom Significant Stockholders, acting severally on a pro rata basis based on their ownership of i2 Telecom Common Stock at the Effective Time, shall defend, indemnify and hold harmless DDN, from and against any Loss, to the extent not covered by insurance or offset by any Tax benefit and to the extent such benefit is determinable and reasonably expected to be realized in the tax year in which the event giving rise to the claim for indemnification hereunder occurs, imposed upon or incurred by DDN by reason of or resulting from the breach of any representation or warranty made by i2 Telecom set forth in Section 2, or any facts or circumstances constituting such a breach, and paid by DDN. For purposes of determining the amount of any Loss for which any i2 Telecom Significant Stockholder may be required to provide indemnification under this Section 9.2(b) (but not whether there has been a breach of the representation or warranty), all representations and warranties shall be read without regard to any knowledge, materiality or Material Adverse Effect qualification which may be contained therein. Each of the i2 Telecom Significant Stockholders agrees that they shall have no right to seek damages, reimbursement, indemnification, contribution or similar rights from i2 Telecom for any indemnification payments for which any i2 Telecom Significant Stockholder is liable under this Section 9.2(b).

                  (c) Notwithstanding the provisions of Sections 9.2(a) and 9.2(b), the DDN Significant Stockholders and the i2 Telecom Significant Stockholders shall not be required to provide indemnity under Sections 9.2(a) and 9.2(b), respectively, unless the aggregate Losses for which indemnity is sought pursuant to Section 9.2(a) and 9.2(b), respectively, exceed $250,000.00, in which case the DDN Significant Stockholders and the i2 Telecom Significant Stockholders shall be required to provide indemnity pursuant to Section 9.2(a) and 9.2(b), respectively, for all such Losses in excess of such amount. Notwithstanding anything herein to the contrary, no individual DDN Significant Stockholder and no individual i2 Telecom

Significant Stockholder shall be required to pay in excess of $100,000.00 for Losses pursuant to Sections 9.2(a) or 9.2(b), respectively. Notwithstanding the foregoing, this Section 9.2(c) shall not apply to indemnification of DDN by the i2 Telecom Significant Stockholders under Section 9.2(b) from and against any Loss, to the extent not covered by insurance or offset by any Tax benefit and to the extent such benefit is determinable and reasonably expected to be realized in the tax year in which the event giving rise to the claim for indemnification hereunder occurs, imposed upon or incurred by DDN by reason of or resulting from the breach of any representation or warranty made by i2 Telecom set forth in
Section 2.4(c) and paid by DDN.

         9.3 Notice of Claim. i2 Telecom shall give the DDN Significant Stockholders, and DDN shall give the i2 Telecom Significant Stockholders, prompt written notice of any threatened, potential or actual claim or the commencement of any action in respect of which indemnity may be sought hereunder, provided that the failure of i2 Telecom or DDN, as applicable, to give notice as provided herein shall not relieve the DDN Significant Stockholders or the i2 Telecom Significant Stockholders, respectively, of their obligations under Section 9.2 except if and to the extent such significant stockholders have been materially prejudiced thereby.

         9.4 Exclusive Remedies. Except to the extent the same shall have been the result of common law fraud, intentional omission or deliberate concealment by or on behalf of the DDN Significant Stockholders or the i2 Telecom Significant Stockholders, the rights of i2 Telecom and DDN, respectively, under this Section 9 shall be the exclusive right and remedy of such party for any Losses resulting from, based upon or arising out of matters referred to in Section 9.

         SECTION 10. Miscellaneous Provisions.

         10.1 Amendment. This Agreement may be amended only with the prior written approval of DDN, i2 Telecom and Merger Sub.

         10.2     Waiver.

                  (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         10.3 No Survival of Representations and Warranties. Except as otherwise provided herein, none of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

         10.4 Entire Agreement; Counterparts; Facsimile, Execution and Delivery. This Agreement, including all exhibits and schedules hereto, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in counterparts and delivered via facsimile, with each counterpart deemed an original and all of which shall constitute one and the same instrument.

         10.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in Delaware; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 10.8.

         10.6 Attorneys' Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

         10.7 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned by any party without the prior written consent of the other parties, and any attempted assignment of this Agreement or any of such rights by any party without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         10.8 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

         if to DDN or Merger Sub:

                           Digital Data Networks, Inc.
                           3102 Maple Avenue,
                           Suite 230
                           Dallas, Texas 75201
                           Facsimile No.: 214-969-7238
         with a mandatory copy to:

                           J. Paul Caver, Esq.
                           3102 Maple Avenue,
                           Suite 220
                           Dallas, Texas 75201
                           Facsimile No.: 214-220-1288

         if to the DDN Significant Stockholders:

                           Robert F. Hussey
                           HC Wainwright & Co.
                           245 Park Ave., 44th Floor
                           New York, New York 10167
                           Facsimile No.: 212-856-5750

                           and

                           Donald B. Scott
                           436 Australian Ave.
                           Palm Beach, Florida 33480
                           Facsimile No.: 561-832-3001

         if to i2 Telecom:

                           i2 Telecom International, Inc.
                           301 Yamato Road
                           Suite 2112
                           Boca Raton, Florida 33431
                           Attention: Paul R. Arena
                           Facsimile No.: 561-994-5381

                  with a mandatory copy to:

                           Rogers & Hardin LLP
                           2700 International Tower
                           229 Peachtree Street, NE
                           Atlanta, GA  30303
                           Attention: Robert C. Hussle, Esq.
                           Facsimile No.: 404-525-2224
         if to the i2 Telecom Significant Stockholders:

                           Paul R. Arena
                           i2 Telecom International, Inc.
                           301 Yamato Road
                           Suite 2112
                           Boca Raton, Florida 33431
                           Facsimile No.: 561-994-5381

         10.9 Cooperation. Each party agrees to cooperate fully with the other parties and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by any other party to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

         10.10    Construction.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                  (e) The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

                [SIGNATURE PAGES, EXHIBITS AND SCHEDULES FOLLOW.]

         IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed as of the date first above written.

                           DIGITAL DATA NETWORKS, INC.

                           By:  /s/ Donald B. Scott
                                ------------------------------------
                           Its: CEO & President

                           DDN ACQUISITION CORP.

                           By:  /s/ Robert F. Hussey
                                ------------------------------------
                           Its: President

                           i2 TELECOM INTERNATIONAL, INC.

                           By:  /s/ Paul R. Arena
                                ------------------------------------
                           Its: CEO

          [ADDITIONAL SIGNATURE PAGES, EXHIBITS AND SCHEDULES FOLLOW.]

         IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed as of the date first above written.

                           AGREED TO WITH RESPECT TO SECTION 9
                           HEREOF:

                           DDN SIGNIFICANT STOCKHOLDERS

                           /s/ Donald B. Scott, Jr.
                           ---------------------------------------
                           Donald B. Scott, Jr.

                           /s/ James F. Biagi, Jr.
                           ---------------------------------------
                           James F. Biagi, Jr.

                           /s/ Robert F. Hussey
                           ---------------------------------------
                           Robert F. Hussey

                           i2 TELECOM SIGNIFICANT STOCKHOLDERS

                           /s/ Paul R. Arena
                           ---------------------------------------
                           Paul R. Arena

                           /s/ Anthony F. Zalenski
                           ---------------------------------------
                           Anthony F. Zalenski

                           /s/ Audrey L. Braswell
                           ---------------------------------------
                           Audrey L. Braswell

                                    EXHIBIT A

                                   DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         "ACQUISITION PROPOSAL" shall mean any offer, proposal, inquiry or indication of interest contemplating or otherwise relating to any Acquisition Transaction (other than the transactions contemplated by the Agreement).

         "ACQUISITION TRANSACTION" shall mean, with respect to any Person, any transaction or series of transactions involving:

                  (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which such Person is a constituent Entity, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of such Person, or (iii) in which such Person issues or sells securities representing more than 20% of the outstanding securities of any class of voting securities of such Person; or

                  (b) any sale (other than sales of inventory in the ordinary course of business), lease (other than in the ordinary coarse of business), exchange, transfer (other than sales of inventory in the ordinary course of business), license (other than nonexclusive licenses in the ordinary course of business), acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of such Person.

         Notwithstanding the foregoing, the Private Placement shall not constitute an Acquisition Transaction.

         "ADJUSTED EXCHANGE RATIO" shall have the meaning set forth in Section 1.12(b).

         "AGGREGATE COMMON SHARES" shall have the meaning set forth in Section 1.5(b).

         "AGGREGATE PREFERRED SERIES A-1 SHARES" shall have the meaning set forth in Section 1.5(c).

         "AGGREGATE PREFERRED SERIES A-2 SHARES" shall have the meaning set forth in Section 1.5(c).

         "AGGREGATE PREFERRED SERIES B SHARES" shall have the meaning set forth in Section 1.5(b).

         "AGGREGATE PREFERRED SERIES C SHARES" shall have the meaning set forth in Section 1.5(d).

         "AGREEMENT" shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

         "APPRAISAL SHARES" shall have the meaning set forth in Section 1.10.

         "CERTIFICATE OF DESIGNATIONS i2 TELECOM PREFERRED SERIES A-1" shall mean the i2 Telecom Preferred Stock established and designated by the board of directors of i2 Telecom as "Series A-1" with the voting powers, designations, preferences and rights as set forth in the Certificate of Designation of Preferred Stock Series A-1 of i2 Telecom and filed with the Secretary of State of the State of Delaware.

         "CERTIFICATE OF DESIGNATIONS i2 TELECOM PREFERRED SERIES A-2" shall mean the i2 Telecom Preferred Stock established and designated by the board of directors of i2 Telecom as "Series A-2" with the voting powers, designations, preferences and rights as set forth in the Certificate of Designation of Preferred Stock Series A-2 of i2 Telecom and filed with the Secretary of State of the State of Delaware.

         "CERTIFICATE OF DESIGNATIONS i2 TELECOM PREFERRED SERIES B" shall have the meaning set forth in Section 4.2(b)(iii).

         "CERTIFICATE OF MERGER" shall have the meaning set forth in Section
1.3.

         "CLOSING" shall have the meaning set forth in Section 1.3.

         "CLOSING DATE" shall have the meaning set forth in Section 1.3.

         "COBRA" shall have the meaning set forth in Section 2.16(h).

         "CODE" shall have the meaning set forth in the recitals to this Agreement.

         "CONSENT" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         "CONTINGENT CONSIDERATION" shall have the meaning set forth in Section 1.9(a).

         "CONTRACT" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         "DDN" shall mean Digital Data Networks, Inc., a Washington corporation.

         "DDN AVERAGE CLOSING PRICE" shall mean, as of any date, (a) if shares of DDN Common Stock are listed on a national securities exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or the Over-the-Counter Bulletin Board, then the arithmetic average of the closing sale prices per share of DDN Common Stock (or the closing bid, if no sales are reported) thereon for the twenty (20) consecutive trading days prior to such date, as reported by the Wall Street Journal or the Nasdaq Stock Market, as applicable; and (b) in the absence of an established market for the DDN Common Stock, the DDN Average Closing Price shall be determined by the board of directors of DDN in good faith.

         "DDN CAPITAL STOCK" shall mean, collectively, DDN Common Stock and DDN Preferred Stock.

         "DDN COMMON EQUIVALENT" shall mean, with respect to the DDN Preferred Stock Series A-1, DDN Preferred Stock Series A-2 or DDN Preferred Stock Series B, such number of shares or such fraction of a share thereof as would convert into one (1) share of DDN Common Stock in accordance with the Statement of Rights DDN Preferred Series A-1, Statement of Rights DDN Preferred Series A-2 or Statement of Rights DDN Preferred Series B, as applicable. "DDN COMMON EQUIVALENT" shall also mean, with respect to the DDN Common Stock, one (1) share of DDN Common Stock.

         "DDN COMMON STOCK" shall mean the common stock, no par value per share, of DDN.

         "DDN DESIGNEE" shall have the meaning set forth in Section 5.8(b).

         "DDN DISCLOSURE SCHEDULE" shall mean the disclosure schedule that has been prepared and delivered by DDN on the date of this Agreement.

         "DDN ENTITIES" shall have the meaning set forth in Section 3.1(a).

         "DDN ENTITY CONTRACT" shall mean any Contract: (a) to which any of the DDN Entities is a party; (b) by which any of the DDN Entities or any asset of any of the DDN Entities is or may become bound or under which any of the DDN Entities has, or may become subject to, any obligations; or (c) under which any of the DDN Entities has or may acquire any right or interest.

         "DDN ENTITY PROPRIETARY ASSET" shall mean any Proprietary Asset owned by or licensed to any of the DDN Entities or otherwise used by any of the DDN Entities.

         "DDN ENTITY RETURNS" shall have the meaning set forth in Section
3.15(a).

         "DDN ENTITY SOURCE CODE" shall mean any source code, or any portion, aspect or segment of any source code, relating to any Proprietary Asset owned by or licensed to any of the DDN Entities or otherwise used by any of the DDN Entities.

         "DDN MATERIAL CONTRACT" shall have the meaning set forth in Section 3.10(a).

         "DDN PENSION PLAN" shall have the meaning set forth in Section 3.16(b).

         "DDN PLAN" shall have the meaning set forth in Section 3.16(a).

         "DDN PREFERRED STOCK" shall mean any series of the preferred stock of DDN, no par value, which may be established and designated by the board of directors of DDN.

         "DDN PREFERRED STOCK SERIES A" shall mean, collectively, the DDN Preferred Stock Series A-1 and the DDN Preferred Stock Series A-2.

         "DDN PREFERRED STOCK SERIES A-1" shall mean the preferred stock of DDN, no par value, established and designated by the board of directors of DDN as "Series A-1" with the voting powers, designations, preferences and rights set forth in the Statement of Rights DDN Preferred Series A-1.

         "DDN PREFERRED STOCK SERIES A-2" shall mean the preferred stock of DDN, no par value, established and designated by the board of directors of DDN as "Series A-2" with the voting powers, designations, preferences and rights set forth in the Statement of Rights DDN Preferred Series A-2.

         "DDN PREFERRED STOCK SERIES B" shall mean the preferred stock of DDN, no par value, established and designated by the board of directors of DDN as "Series B" with the voting powers, designations, preferences and rights set forth in the Statement of Rights DDN Preferred Series B.

         "DDN PREFERRED STOCK SERIES C" shall mean the preferred stock of DDN, no par value per share, established and designated by the board of directors of DDN as "Series C" with the voting powers, designations, preferences and rights as set forth in the Statement of Rights DDN Preferred Series C.

         "DDN SEC DOCUMENTS" shall have the meaning set forth in Section 3.4(a).

         "DDN SHARE VALUE" shall mean the greater of (a) $0.42 per share of DDN Common Stock and (b) the DDN Average Closing Price as of the first date on which there exists a Final Determination of the SuperCaller Dispute and a Final Determination of the Dispute Costs.

         "DDN SIGNIFICANT STOCKHOLDERS" shall mean, collectively, the following:
Donald B. Scott, Jr., James F. Biagi, Jr. and Robert F. Hussey.

         "DDN TRIGGERING EVENT" shall mean: (a) the board of directors of DDN fails to reaffirm, unanimously and without qualification, or fails to publicly state, unanimously and without qualification, that the Merger is in the best interests of DDN's stockholders, within five business days after i2 Telecom requests in writing that such action be taken; (b) the board of directors of DDN shall have approved, endorsed or recommended any Acquisition Proposal; (c) a tender or exchange offer relating to securities of DDN shall have been commenced and DDN shall not have sent to its security holders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the board of directors of DDN recommends rejection of such tender or exchange offer; (d) an Acquisition Proposal involving DDN is publicly announced, and DDN fails to issue a press release announcing its opposition to such Acquisition Proposal within ten business days after such Acquisition Proposal is announced; or (e) any of the DDN Entities or any Representative of any of the DDN Entities shall have breached or taken any action inconsistent with any of the provisions set forth in Section 4.4.

         "DDN UNAUDITED FINANCIAL STATEMENTS" shall mean the unaudited consolidated balance sheet of DDN and its consolidated Subsidiaries as of September 30, 2003, and the consolidated statement of operations and the consolidated statement of cash flows for the nine months ended September 30, 2003 and September 30, 2002, included in the DDN SEC Documents.

         "DDN WELFARE PLAN" shall have the meaning set forth in Section 3.16(c).

         "DGCL" shall have the meaning set forth in the recitals to this Agreement.

         "DISPUTE COSTS" shall mean all attorney's fees, in excess of $25,000.00, which i2 Telecom is obligated to pay in connection with its defense in the SuperCaller Dispute, excluding any fees which are paid by, or for which i2 Telecom is reimbursed or entitled to reimbursement from, the Carolina Casualty Insurance Company pursuant to the directors and officers insurance policy purchased by i2 Telecom from the Carolina Casualty Insurance Company.

         "DISPUTED SHARES" shall mean the 90,453 shares of i2 Telecom Common Stock which have been issued of record to Teng Lew Lim and have been deposited by i2 Telecom into an escrow account with Foley & Lardner, as escrow agent. The Disputed Shares shall include, without limitation, any securities issued upon conversion of such shares or in exchange for or in replacement of such shares whether pursuant to the Agreement or otherwise.

         "EFFECTIVE TIME" shall have the meaning set forth in Section 1.3.

         "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         "ENTITY" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

         "ENVIRONMENTAL LAWS" shall have the meaning set forth in Section 2.17.

         "ERISA" shall have the meaning set forth in Section 2.16(b).

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXCHANGE AGENT" shall have the meaning set forth in Section 1.8(a).

         "EXCHANGE RATIO" shall have the meaning set forth in Section 1.12 (a).

         "FINAL DETERMINATION" shall mean, with respect to the SuperCaller Dispute, an action or decision by any court or other Governmental Body or any arbitrator or arbitration panel as to which (a) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed; (b) no petition for rehearing or reconsideration or application for review is pending and the time for filing of any such petition or application has passed; (c) such court or other Governmental Body or any arbitrator or arbitration panel does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed; and (d) no appeal is pending including other administrative or judicial review, and any deadline for filing any such appeal that may be designated by statute or rule has passed. "FINAL DETERMINATION" shall also mean, with respect to the SuperCaller Dispute, the execution and delivery of a settlement agreement by and between i2 Telecom and each Person who is now, or may become, a plaintiff or claimant in the SuperCaller Dispute (a "Claimant") of a binding agreement, enforceable against each such Claimant, pursuant to which each such Claimant (for such Claimant and on behalf of such Claimant's agents, representatives, successors, heirs and assigns) releases, waives, acquits, withdraws, retracts, and forever discharges any and all claims, manner of actions, causes of action, in law or in equity, suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent, which such Claimant has or may have in the future, directly or indirectly, personally or in any capacity, against i2 Telecom and all and any of its present or former affiliates, parents, subsidiaries, predecessors, successors and assigns, as well as its present or former officers, directors, owners, shareholders, associates, representatives and agents, whatsoever, from the beginning of time to and including, the date of such settlement agreement, including, without limitation, in any way relating to or arising out of the SuperCaller Dispute or i2 Telecom's acquisition of all or any portion of SuperCaller Community, Inc. "FINAL DETERMINATION" shall mean, with respect to the Dispute Costs, the determination of such costs once there has been a Final Determination of the SuperCaller Dispute and all final invoices of such costs have been received and are no longer subject to discount or negotiation.

         "FORFEITED DDN COMMON EQUIVALENT" shall have the meaning set forth in
Section 1.9(b).

         "GOVERNMENTAL AUTHORIZATION" shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         "GOVERNMENTAL BODY" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or
(c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         "INITIAL i2 TELECOM DESIGNEE" shall have the meaning set forth in
Section 5.8(a).

         "INVESTOR REPRESENTATION STATEMENT" shall have the meaning set forth in
Section 5.10.

         "i2 TELECOM" shall mean i2 Telecom International, Inc., a Delaware corporation.

         "i2 TELECOM CAPITAL STOCK" shall mean, collectively, i2 Telecom Common Stock and i2 Telecom Preferred Stock.

         "i2 TELECOM CERTIFICATE" shall have the meaning set forth in Section
1.7.

         "i2 TELECOM COMMON STOCK" shall mean the common stock, $0.01 par value per share, of i2 Telecom.

         "i2 TELECOM DISCLOSURE SCHEDULE" shall mean the disclosure schedule that has been prepared and delivered by i2 Telecom to DDN on the date of this Agreement.

         "i2 TELECOM ENTITIES" shall have the meaning set forth in Section
2.1(a).

         "i2 TELECOM ENTITY CONTRACT" shall mean any Contract: (a) to which any of the i2 Telecom Entities is a party; (b) by which any of the i2 Telecom Entities or any asset of any of the i2 Telecom Entities is or may become bound or under which any of the i2 Telecom Entities has, or may become subject to, any obligation; or (c) under which any of the i2 Telecom Entities has or may acquire any right or interest.

         "i2 TELECOM ENTITY PROPRIETARY ASSET" shall mean any Proprietary Asset owned by or licensed to any of the i2 Telecom Entities or otherwise used by any of the i2 Telecom Entities.

         "i2 TELECOM ENTITY RETURNS" shall have the meaning set forth in Section 2.15(a).

         "i2 TELECOM ENTITY SOURCE CODE" shall mean any source code, or any portion, aspect or segment of any source code, relating to any Proprietary Asset owned by or licensed to any of the i2 Telecom Entities or otherwise used by any of the i2 Telecom Entities.

         "i2 TELECOM MATERIAL CONTRACT" shall have the meaning set forth in
Section 2.10(a).

         "i2 TELECOM OPTION" shall have the meaning set forth in Section
1.12(a).

         "i2 TELECOM PENSION PLAN" shall have the meaning set forth in Section 2.16(b).

         "i2 TELECOM PLANS" shall have the meaning set forth in Section 2.16(a).

         "i2 TELECOM PREFERRED STOCK" shall mean any series of the preferred stock of i2 Telecom, $1.00 par value per share, which may be established by the board of directors of i2 Telecom.

         "i2 TELECOM PREFERRED STOCK SERIES A-1" shall mean the preferred stock of i2 Telecom, $1.00 par value per share, established and designated by the board of directors of i2 Telecom as "Series A-1" with the voting powers, designations, preferences and rights as set forth in the Certificate of Designations i2 Telecom Preferred Series A-1.

         "i2 TELECOM PREFERRED STOCK SERIES A-2" shall mean the preferred stock of i2 Telecom, $1.00 par value per share, established and designated by the board of directors of i2 Telecom as "Series A-2" with the voting powers, designations, preferences and rights as set forth in the Certificate of Designations i2 Telecom Preferred Series A-2.

         "i2 TELECOM PREFERRED STOCK SERIES B" shall mean the preferred stock of i2 Telecom, $1.00 par value per share, established and designated by the board of directors of i2 Telecom as "Series B" with the voting powers, designations, preferences and rights as set forth in the Certificate of Designations i2 Telecom Preferred Series B.

         "i2 TELECOM SIGNIFICANT STOCKHOLDERS" shall mean, collectively, the following: Paul R. Arena, Anthony F. Zalenski and Audrey L. Braswell.

         "i2 TELECOM STOCKHOLDER APPROVAL" shall have the meaning set forth in
Section 2.23.

         "i2 TELECOM UNAUDITED FINANCIAL STATEMENTS" shall have the meaning set forth in Section 2.4(a).

         "i2 TELECOM WELFARE PLAN" shall have the meaning set forth in Section 2.16(c).

         "LEGAL PROCEEDING" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq Stock Market).

         "LOSS" shall have the meaning set forth in Section 9.2 (a).

         "MATERIAL ADVERSE EFFECT" an event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the i2 Telecom Entities if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or would reasonably be expected to have a material adverse effect on (a) the business, condition, capitalization, assets, liabilities, operations or financial performance of the i2 Telecom Entities taken as a whole, or (b) the ability of i2 Telecom to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the DDN Entities if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or would reasonably be expected to have a material adverse effect on (a) the business, condition, capitalization, assets, liabilities, operations or financial performance of the DDN Entities taken as a whole, or (b) the ability of DDN to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement.

         "MATERIALS OF ENVIRONMENTAL CONCERN" shall have the meaning set forth in Section 2.17.

         "MERGER" shall have the meaning set forth in the recitals to this Agreement.

         "MERGER CONSIDERATION" shall have the meaning set forth in Section 1.5(f).

         "MERGER SUB" shall mean DDN Acquisition Corp., a Delaware corporation.

         "MONETARY AWARD" shall mean any settlement agreement entered into by i2 Telecom or any award or judgment rendered by any court or other Governmental Body or any arbitrator or arbitration panel in connection with the SuperCaller Dispute pursuant to which i2 Telecom is obligated to pay monetary damages, which award or judgment is pursuant to an action or decision which constitutes, or which settlement agreement constitutes, a Final Determination of the SuperCaller Dispute.

         "PERSON" shall mean any individual, Entity or Governmental Body.

         "PRE-CLOSING PERIOD" shall have the meaning set forth in Section
4.1(a).

         "PRIVATE PLACEMENT" shall mean a best-efforts private placement by i2 Telecom of up to 50 Units of securities with an aggregate offering price of up to $2,000,000.00, with a per Unit price of $40,000.00.

         "PROPRIETARY ASSET" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         "PRO-RATA SHARE" shall mean, with respect to each holder of shares of i2 Telecom Common Stock, i2 Telecom Preferred Stock Series A-1 and i2 Telecom Preferred Stock Series A-2 outstanding at the Effective Time, the quotient obtained by dividing (a) the sum of the number of shares of i2 Telecom Common Stock held by such holder at the Effective Time plus the number of shares of i2 Telecom Common Stock then issuable upon conversion of all shares of i2 Telecom Preferred Stock Series A-1 and i2 Telecom Preferred Stock Series A-2 held by such holder at the Effective Time, by (b) the sum of the aggregate number of shares of i2 Telecom Common Stock outstanding at the Effective Time plus the aggregate number of shares of i2 Telecom Common Stock then issuable upon conversion of all shares of i2 Telecom Preferred Stock Series A-1 and i2 Telecom Preferred Stock Series A-2 outstanding at the Effective Time.

         "REPRESENTATIVES" shall mean members, officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SECTION 262" shall have the meaning set forth in Section 1.10.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "STATEMENT OF RIGHTS DDN PREFERRED SERIES A-1" shall have the meaning set forth in Section 1.11.

         "STATEMENT OF RIGHTS DDN PREFERRED SERIES A-2" shall have the meaning set forth in Section 1.11.

         "STATEMENT OF RIGHTS DDN PREFERRED SERIES B" shall have the meaning set forth in Section 1.11.

         "STATEMENT OF RIGHTS DDN PREFERRED SERIES C" shall have the meaning set forth in Section 1.11.

         "SUBSIDIARY" an entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, an amount of voting securities of other interests in such Entity (a) that is sufficient to enable such Person to elect at leased a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

         "SUPERCALLER DISPUTE" shall mean that certain action originally filed on December 22, 2003, in the United States District Court for the Northern District of California, San Francisco Division styled Darius Mostowfi, Teng Lew Lim, Fung Chee Lim and Teng Howe Lim, Plaintiffs, v. i2 Telecom International, Inc., Paul R. Arena, Bernard Kossar, Anthony F. Zalenski, Alex Oprescu, Ron Roswell, Sr., Jon Roberts, Roberts, Abokhair & Mardula, LLP and John Does 1-20, Defendants, and any arbitration, mediation or Legal Proceeding commenced in connection with any of the claims underlying such action.

         "SUPERIOR PROPOSAL" shall mean an unsolicited, bona fide written offer made by a third party to acquire a controlling interest in an Entity (by purchase, merger, consolidation, issuance of securities or otherwise) on terms that the board of directors of such Entity determines, in its reasonable judgment, (a) after receipt of a written opinion of an independent financial advisor of nationally recognized reputation, to be more favorable from a financial point of view to such Entity's stockholders than the terms of the Merger and (b) is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a "Superior

Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

         "SURVIVING CORPORATION" shall have the meaning set forth in Section
1.1.

         "TAX" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "UNIT" shall mean 10,000 shares of i2 Telecom Preferred Stock Series B and a warrant to purchase 10,000 shares of i2 Telecom Common Stock, exercisable for a three-year period at no less than $6.00 per share of underlying i2 Telecom Common Stock.

                                                                       EXHIBIT B

                               STATEMENT OF RIGHTS
                                       OF
                           PREFERRED STOCK SERIES A-1
                                       OF
                           DIGITAL DATA NETWORKS, INC.

                           DATED AS OF _________, 2004

                  1. Designation. Digital Data Networks, Inc. (the "Corporation") has 1,000,000 shares of undesignated preferred stock, no par value per share, authorized in its Articles of Incorporation, as amended ("Articles of Incorporation"). As of the date of this Statement, there are no shares of the Corporation's preferred stock issued or outstanding. The Corporation, pursuant to the resolutions of its Board of Directors (the "Board of Directors") adopted as January 30, 2004, creates and designates (a) 100,000 shares of such preferred stock as Preferred Stock Series A-1 with a stated value of $100.00 (the "Preferred Stock Series A-1"); (b) 100,000 shares of such preferred stock as Preferred Stock Series A-2 with a stated value of $100.00 (the "Preferred Stock Series A-2"); (c) 600,000 shares of such preferred stock as Preferred Stock Series B with no stated value (the "Preferred Stock Series B"); and (d) 100,000 shares of such preferred stock as Preferred Stock Series C with no stated value (the "Preferred Stock Series C", together with the Preferred Stock Series A-1, the Preferred Stock Series A-2 and the Preferred Stock Series B, the "Preferred Stock"). The voting power, designations, preferences and rights of the Preferred Stock Series A-1 are as set forth below, and the voting power, designations, preferences and rights of the Preferred Stock Series A-2, the Preferred Stock Series B and the Preferred Stock Series C are set forth in the Statement of Rights of Preferred Stock Series A-2 of the Corporation, the Statement of Rights of Preferred Stock Series B of the Corporation, and the Statement of Rights of Preferred Stock Series C of the Corporation, respectively.

                  2. Priority. The Preferred Stock Series A-1 shall, with respect to dividend rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, whether now or hereafter issued, rank (a) pari passu with the Preferred Stock Series A-2 and (b) senior to (i) the Preferred Stock Series B, (ii) the Preferred Stock Series C, (iii) any other class or series of the Corporation's preferred stock established by the Board of Directors, other than any Equivalent Securities (hereinafter defined) or Senior Securities (hereinafter defined) issued in accordance with Section 5 hereof,
(iv) the Corporation's common stock, no par value per share (the "Common Stock"), and (v) any other equity securities of the Corporation (all of such equity securities of the Corporation to which the Preferred Stock Series A-1 ranks senior, including the Common Stock, the Preferred Stock Series B and the Preferred Stock Series C, are at times collectively referred to herein as the "Junior Securities").

                  3.       Dividends.

                           (a)      Holders of shares of Preferred Stock Series
A-1 shall be entitled to receive out of funds legally available therefor cumulative dividends for each share of Preferred Stock Series A-1 at an annual rate (the "Dividend Rate") of 6% of the Stated Value, payable semi-annually each year on January 1, and July 1 (each of such dates being referred to herein as a "Dividend Payment Date"), except that if such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next date that is not a Saturday, Sunday or legal holiday on which banks in the State of New York are permitted or required to be closed (a "Business Day"). Each semi-annual dividend shall be fully cumulative and shall accrue (whether or not declared), on a daily basis from the date of issuance of, or the date on which the Corporation becomes obligated to issue, such shares of Preferred Stock Series A-1 (the "Initial Issuance Date"). Dividends on shares of Preferred Stock Series A-1 shall be payable in cash or in shares of Preferred Stock Series A-1 (calculated with reference to the Stated Value of the Preferred Stock Series A-1), or in any combination of cash and such shares of Preferred Stock Series A-1, at the sole discretion of the Corporation. The Board of Directors shall declare and pay such accrued dividends at such time and to the extent permitted by law. No fractional shares shall be issued by the Corporation in respect of any payment of dividends in shares of Preferred Stock Series A-1 on any Dividend Payment Date, so that in such event the number of shares of Preferred Stock Series A-1 to be paid as a dividend pursuant to this Section 3(a) to a holder of Preferred Stock Series A-1 shall be rounded down to the nearest whole number of shares; provided, however, that any such fractional shares to which a holder of Preferred Stock Series A-1 would otherwise be entitled shall be aggregated with any fractional shares otherwise issuable in connection with any subsequent Dividend Payment Dates and each time such fractional shares shall equal one full share, such full share shall be issued to the holder entitled thereto on the next subsequent Dividend Payment Date with all attendant rights and preferences attaching thereto. Dividends shall be paid to the holders of record of shares of Preferred Stock Series A-1 at the close of business on the date specified by the Board of Directors at the time such dividend is declared (the "Record Date"); provided, however, that such Record Date shall not be more than sixty (60) days nor less than ten (10) days prior to the respective Dividend Payment Date. The Corporation shall deliver or cause to be delivered to the respective record holders of shares of Preferred Stock Series A-1 certificates representing the shares of Preferred Stock Series A-1 (if any) to which they are entitled pursuant to this Section 3(a) promptly following each Dividend Payment Date.

                           (b)      All dividends paid with respect to shares of
Preferred Stock Series A-1 pursuant to Section 3(a) hereof shall be paid pro rata to the holders entitled thereto, subject to the treatment of fractional shares described in Section 3(a) hereof. All shares of Preferred Stock Series A-1 issued in respect of any Dividend Payment Date shall be deemed issued on the applicable Dividend Payment Date, and will thereupon be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens and charges. On and after a Dividend Payment Date, until certificates representing additional shares of Preferred Stock Series A-1 shall have been issued pursuant to Section 3(a) hereof and unless the Corporation shall have elected to pay dividends with respect to such Divided Payment Date in cash, the certificates representing shares of Preferred Stock Series A-1 held by a holder of Preferred Stock Series A-1 on the Record Date shall represent not only such existing shares, but also the additional shares of Preferred Stock Series A-1 issued to such holder pursuant to such dividend.

                           (c)      Holders of shares of Preferred Stock Series
A-1 shall be entitled to receive the dividends provided for in Section 3(a) hereof in preference to and in priority over any dividends declared upon any of the Junior Securities.

                           (d)      So long as any shares of Preferred Stock
Series A-1 are outstanding, the Corporation shall not, without first obtaining the consent or approval of the holders of a majority of the then outstanding shares of Preferred Stock Series A-1, declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money or establish a sinking or other similar fund for, the purchase, redemption, retirement or other acquisition of, or otherwise acquire for value, any of the Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends payable solely in the same Junior Securities to the holders of such Junior Securities), or permit any company or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption or distribution, as the case may be, all accrued and unpaid dividends, if any, on shares of Preferred Stock Series A-1 not paid on the dates provided for in
Section 3(a) hereof shall have been paid.

                           (e)      Subject to the foregoing provisions of this
Section 3 and the provisions of Section 8(f) hereof, the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Securities, and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights or options exercisable for any of the Junior Securities; provided, however, that the holders of the shares of Preferred Stock Series A-1 shall be entitled to participate therein on an as-if-converted into Common Stock basis (determined without regard to any limitation on the convertability of such shares as a result of the number of authorized and unissued shares of Common Stock) to the extent that the value of the dividends paid or set apart for payment with respect to the Junior Securities exceeds the value of the Dividend Rate.

                  4.       Liquidation Preference.

                           (a)      In the event of any voluntary or involuntary
liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Preferred Stock Series A-1 then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders an amount in cash equal to the Stated Value for each share outstanding, plus (i) an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation; and (ii) an amount equal to the pro rata portion of the assets of the Corporation remaining for distribution to the holders of the Common Stock determined on an as-if-converted into Common Stock basis (determined without regard to any limitation on the convertability of the Preferred Stock Series A-1 as a result of the number of authorized and unissued shares of Common Stock), before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. No full preferential payment on account of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be made to the holders of any class of Equivalent Securities (as hereinafter defined) unless there shall likewise be paid at the same time to holders of Preferred Stock Series A-1 the full amounts to which such holders are entitled with respect to such distribution. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Preferred Stock Series A-1 and outstanding shares of Equivalent Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the full respective preferential amounts that would be payable on such shares of Preferred Stock Series A-1 and such shares of Equivalent Securities if all amounts payable thereon were paid in full.

                           (b)      For the purposes of this Section 4, (i) the
voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation (unless and until such sale, conveyance, exchange or transfer is followed by the dissolution of the Corporation pursuant to the WBCA (the "WBCA")); or (ii) the consolidation or merger of the Corporation with one or more other companies or entities, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                  5. Certain Restrictions. Notwithstanding anything contained herein to the contrary, so long as any shares of the Preferred Stock Series A-1 shall remain outstanding, the Corporation shall not, without first obtaining the consent or approval of the holders of a majority of the then outstanding shares of Preferred Stock Series A-1, establish, create, authorize or issue any shares of (a) any class or series of Preferred Stock the terms of which provide that such class or series shall rank on parity with the Preferred Stock Series A-1 with respect to dividends or rights on liquidation, winding up or dissolution ("Equivalent Securities"), including (i) the reclassification of any class or series of stock of the Corporation into shares of Equivalent Securities and (ii) the issuance of any security exchangeable for, convertible into or evidencing the right to purchase any shares of Equivalent Securities; or
(b) any other class or series of Preferred Stock, the terms of which provide that such class or series shall rank senior to the Preferred Stock Series A-1 with respect to dividend rights or rights on liquidation, winding up or dissolution ("Senior Securities"), including (i) the reclassification of any class or series of stock of the Corporation into shares of Senior Securities and
(ii) the issuance of any security exchangeable for, convertible into or evidencing the right to purchase any shares of Senior Securities. Notwithstanding anything herein to the contrary, shares of Preferred Stock Series A-2 shall constitute Equivalent Securities for all purposes hereunder; provided, however, that that the Corporation may issue, at any time, shares of Preferred Stock Series A-2 without the consent of the holders of a majority of the then outstanding shares of Preferred Stock Series A-1.

                  6.       Optional Redemption by the Corporation.

                           (a)      The Corporation may, at its option, at any
time on or after the Initial Issuance Date, redeem all or any portion of the shares of Preferred Stock Series A-1, upon notice as set forth in Section 6(c) hereof, at the redemption price set forth in Section 6(b) hereof out of funds legally available therefor.

                           (b)      The redemption price per share of the
Preferred Stock Series A-1 shall be an amount in cash equal to the Stated Value of such shares of Preferred Stock Series A-1 plus all accrued but unpaid dividends thereon to the Redemption Date (hereinafter defined); provided, however, that the holders of the Preferred Stock Series A-1 will participate therein on an as-if-converted into Common Stock basis (determined without regard to any limitation on the convertability of such shares as a result of the number of authorized and unissued shares of Common Stock) in any redemption proceeds paid or available to holders of Junior Securities to the extent such amount exceeds the redemption price set forth in this Section 6(b). The Corporation shall take all actions required or permitted under the WBCA to permit such redemption of Preferred Stock Series A-1.

                           (c)      Notice of any redemption shall be sent by or
on behalf of the Corporation not less than fifteen (15) nor more than thirty
(30) days prior to the date specified for redemption in such notice (the "Redemption Date"), by first-class mail, postage prepaid, to all holders of record of Preferred Stock Series A-1 at their last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Preferred Stock Series A-1 except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law, such notice shall state: (i) the Redemption Date; (ii) the redemption price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (iv) that dividends on the shares to be redeemed will cease to accumulate as of the Redemption Date; and (v) the number of shares of Preferred Stock Series A-1 to be so redeemed. Upon the mailing of any such notice of redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

                           (d)      If notice has been mailed in accordance with
Section 6(c) hereof and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust and for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of Preferred Stock Series A-1 so called for redemption shall cease to accumulate, and such shares shall no longer be deemed to be outstanding and shall not have the status of shares of Preferred Stock Series A-1, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price therefor) shall cease. Upon surrender, in accordance with such notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price therefor on the Redemption Date. Upon surrender of a certificate representing shares of Preferred Stock Series A-1 to be redeemed in part, the Corporation shall also issue to such holder a new certificate representing any unredeemed shares of Preferred Stock Series A-1 represented by the certificate surrendered upon redemption.

                           (e)      Any deposit of funds with a bank or trust
company for the purpose of redeeming shares of Preferred Stock Series A-1 shall be irrevocable, except that (i) any balance of monies so deposited by the Corporation with respect to shares of Preferred Stock Series A-1 converted by the holder pursuant to Section 8 hereof prior to the Redemption Date shall be repaid, together with interest or other earnings thereon, to the Corporation within thirty (30) days after the Redemption Date; and (ii) any balance of monies so deposited by the Corporation and unclaimed by the holders of shares of Preferred Stock Series A-1 entitled thereto at the expiration of two (2) years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares of Preferred Stock Series A-1 entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

                           (f)      In connection with any redemption of
Preferred Stock Series A-1, holders of Preferred Stock Series A-1 may exercise their right to convert in accordance with Section 8 hereof by notifying the Corporation on or before the Redemption Date.

                  7. Voting Rights. In addition to any voting rights provided elsewhere herein, and any voting rights provided by law, the holders of shares of Preferred Stock Series A-1 shall have the following voting rights:

                           (a)      Commencing on the Initial Issuance Date and
for so long as any shares of Preferred Stock Series A-1 shall remain outstanding, each share of Preferred Stock Series A-1 shall entitle the holder thereof to vote on all matters voted on by holders of the Common Stock, voting together as a single class with the Common Stock, the Preferred Stock Series A-2, the Preferred Stock Series B, the Preferred Stock Series C and all other shares entitled to vote, if any, at all meetings of the shareholders of the Corporation. With respect to any matter voted on by holders of the Common Stock, the Preferred Stock Series A-1, the Preferred Stock Series A-2, the Preferred Stock Series B and the Preferred Stock Series C voting together as a single class, each share of Preferred Stock Series A-1 shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of Common Stock into which such share of Preferred Stock Series A-1 is convertible (without regard to any limitation on the convertibility of such shares as a result of the number of authorized and unissued shares of Common Stock) on the record date for such vote.

                           (b)      Notwithstanding anything to the contrary
contained herein, any action required or permitted to be taken by the holders of Preferred Stock Series A-1 at any meeting of the holders of Preferred Stock Series A-1 may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of not less than the minimum number of the issued and outstanding shares of Preferred Stock Series A-1 necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided the non-consenting holders are given notice of such action as provided by the WBCA.

                  8.       Conversion Rights.

                           (a)      Commencing on the Initial Issuance Date,
each share of Preferred Stock Series A-1 may be converted at the option of the holder, at any time (except that, with respect to any shares of Preferred Stock Series A-1 which shall be called for redemption, such right shall terminate as provided in Section 6 hereof) into such number of shares of fully paid, non-assessable shares of Common Stock obtained by dividing the Stated Value by the Conversion Price (as hereinafter defined) in effect on the date of conversion (the "Conversion Date"), in accordance with and subject to the terms and conditions of this Section 8, and the right to receive, at the discretion of the Corporation, (i) an amount of cash in respect of all accrued and unpaid dividends on the share of Preferred Stock Series A-1 to be so converted (other than previously declared dividends payable to a holder of record on a prior Record Date, which dividends shall be paid by the Corporation to such holder on the next Dividend Payment Date) to the Conversion Date, whether or not declared; or (ii) an additional number of fully paid and non-assessable shares of Common Stock equal to the Stated Value of the Preferred Stock Series A-1 issuable pursuant to Section 3 hereof in respect of all accrued and unpaid dividends on the share of Preferred Stock Series A-1 to be so converted (other than previously declared dividends payable to a holder of record on a prior Record Date, which dividends shall be paid by the Corporation to such holder on the next Dividend Payment Date) to the Conversion Date, whether or not declared, divided by the Conversion Price, such shares to be issued concurrently with the issuance of the shares of Common Stock pursuant to Section 8(c) hereof. Subject to Section 6(f) hereof and this Section 8, a holder of shares of Preferred Stock Series A-1 shall have the right to convert all or any portion of such shares pursuant to this Section 8 at any time and from time to time. Notwithstanding anything herein to the contrary, no shares of Preferred Stock Series A-1 may be converted by the holder thereof if the Corporation, at the time such holder delivers to the Corporation the instructions regarding such conversion pursuant to Section 8(c) hereof, does not have sufficient shares of authorized but unissued Common Stock available to convert all of the then outstanding shares of
(A) Preferred Stock Series A-1 pursuant to Section 8 hereof and (B) Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C pursuant to the respective statements of rights thereof.

                           (b)      The "Conversion Price" shall initially equal
$0.37629054265672500; provided, however, that such Conversion Price shall be adjusted and readjusted from time to time as provided in this Section 8 and, as so adjusted and readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 8.

                           (c)      Subject to Section 8(a) hereof, upon
surrender to the Corporation at the office of the transfer agent or such other place or places, if any, as the Board of Directors may determine, of certificates duly endorsed to the Corporation or in blank for shares of Preferred Stock Series A-1 to be converted together with appropriate evidence of the payment of any transfer or similar tax, if required, and written instructions to the Corporation requesting conversion of such shares and specifying the name and address of the person, corporation, firm or other entity to whom shares of Common Stock are to be issued upon conversion thereof, the Corporation shall issue the number of shares of Common Stock issuable upon conversion thereof as of the time of such surrender and as promptly as practicable thereafter will deliver or cause to be delivered certificates for such shares of Common Stock. In addition, the Corporation shall, at its discretion, (i) pay an amount of cash in respect of all accrued and unpaid dividends on each share of Preferred Stock Series A-1 so surrendered for conversion (other than previously declared dividends payable to a holder of record on a prior Record Date, which dividends shall be paid by the Corporation to such holder on the next Dividend Payment Date); or (ii) issue a number of shares of Common Stock equal to the Stated Value of the Preferred Stock Series A-1 issuable pursuant to Section 3 hereof in respect of all accrued and unpaid dividends on each share of Preferred Stock Series A-1 so surrendered for conversion (other than previously declared dividends payable to a holder of record on a prior Record Date, which dividends shall be paid by the Corporation to such holder on the next Dividend Payment Date) divided by the Conversion Price. Upon surrender of a certificate representing shares of Preferred Stock Series A-1 to be converted in part, in addition to the foregoing, the Corporation shall also issue to such holder a new certificate representing any unconverted shares of Preferred Stock Series A-1 represented by the certificate surrendered for conversion.

                           (d)      No fractional shares of Common Stock shall
be issued pursuant to this Section 8 and the number of shares of Common Stock shall be rounded down to the nearest whole number of shares; provided, however, that any such fractional shares to which a holder of Preferred Stock Series A-1 would otherwise be entitled shall be aggregated with any fractional shares otherwise issuable in connection with any subsequent conversion by such holder of shares of Preferred Stock Series A-1 and each time such fractional share shall equal one full share, such full share shall be issued to the holder entitled thereto.

                           (e)      The Corporation shall pay all documentary,
stamp, or similar issue or transfer tax due upon conversion of Preferred Stock Series A-1.

                           (f)      The Conversion Price shall be subject to
adjustment as follows:

                                    (i)      If shares of Common Stock are
issued as a dividend or other distribution on any class of stock of the Corporation, then the Conversion Price which would otherwise be in effect at the opening of business on the day following the date fixed for determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (i), the number of shares at any time outstanding shall include shares held by the Corporation if such dividend or distribution is paid or made in respect thereof.

                                    (ii)     If the Common Stock is subdivided
into a greater or combined into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior thereto, or immediately prior to the record date for such subdivision or combination if a record date is fixed, shall be proportionately adjusted so that it will bear the same relation to the Conversion Price in effect immediately prior to such subdivision or combination, or such record date, as the total number of shares of Common Stock outstanding immediately prior to such subdivision or combination, or such record date shall bear to the total number of shares of Common Stock outstanding immediately after such subdivision or combination or such record date. For purposes of this paragraph (ii), the number of shares at any time outstanding shall include shares held by the Corporation if such subdivision or combination affects such shares.

                                    (iii)    In case of any capital
reorganization of the Corporation, or of any reclassification of the Common Stock, or in case of the consolidation of the Corporation with, or the merger of the Corporation into, any other corporation or of the sale of all or substantially all of the Corporation's properties and assets to any other corporation, then the shares of Preferred Stock Series A-1 shall after such capital reorganization, reclassification, consolidation, merger, or sale entitle the holder to receive upon conversion the number of shares of stock or other securities or property of the Corporation, or of the corporation resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the holder of securities deliverable (at the time of such capital reorganization, reclassification, consolidation, merger, or sale) upon conversion of such shares would have been entitled upon such capital reorganization, reclassification, consolidation, merger or sale; and in any such case the provisions of this (iii) with respect to the rights and interests thereafter of the holders of the shares of Preferred Stock Series A-1 shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or any property thereafter deliverable on the conversion of the shares of Preferred Stock Series A-1. Any such adjustment which shall be approved by Board of Directors shall for all purposes of this paragraph conclusively be deemed to be an appropriate adjustment. The subdivision or combination of shares of Common Stock deliverable upon conversion of the shares of Preferred Stock Series A-1 at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock for the purposes of this paragraph.

                                    (iv)     For the purpose of this Section
8(f), shares of Common Stock or other securities held in the treasury of the Corporation shall not be deemed to be outstanding, except as specifically provided herein, and the sale or other disposition of any shares of Common Stock or other securities held in the treasury of the Corporation shall be deemed an issuance thereof.

                                    (v)      Anything in this Section 8(f) to
the contrary notwithstanding, no adjustment of the Conversion Price shall be required in any case in which the amount of the adjustment would be less than five cents but in such case any adjustment that would otherwise be required then to be made will be carried forward and made at the time and together with the next subsequent adjustment which, together with any and all such adjustments so carried forward, shall amount to five cents or more per share of Common Stock. Regardless of any subdivision or combination of shares of Common Stock, said amount of five cents shall not be proportionately decreased or increased.

                                    (vi)     The certificate of the
Corporation's independent public accountants shall be conclusive evidence of the correctness of any computation made under this Section 8(f).

                                    (vii)    Notwithstanding anything herein to
the contrary, no adjustment will be made to the Conversion Price by reason of the issuance of Common Stock upon the conversion of Preferred Stock Series A-1 pursuant to Section 8 hereof or upon the conversion of Preferred Stock Series A-2, Preferred Stock Series B or Preferred Stock Series C pursuant to the respective statements of rights thereof.

                                    (viii)   No adjustment need be made for a
change in the par value of the Common Stock.

                           (g)      Whenever the Conversion Price is adjusted,
the Corporation shall promptly mail to holders of Preferred Stock Series A-1 a notice of adjustment briefly stating the facts requiring the adjustment and the manner of computing such adjustment.

                  9. Registration Rights. No later than ten (10) Business Days prior to the date on which the Corporation intends to file a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission in connection with the Proposed Offering (as hereinafter defined), the Corporation shall provide written notice to the holders of the then outstanding shares of (a) Preferred Stock Series A-1 and (b) Common Stock which was issued upon conversion of the Preferred Stock Series A-1 pursuant to Section 8 hereof. Such notice shall state the Corporation's intention to file the Registration Statement and the date on which the Corporation intends to file such Registration Statement (the "Intended File Date"). If any recipient of such notice has, as of two (2) Business Days prior to the Intended File Date, (i) converted any shares of Preferred Stock Series A-1 into shares of Common Stock pursuant to Section 8 hereof and (ii) delivered a written notice to the Corporation indicating such recipient's desire to have securities registered on the Registration Statement for account of the recipient, then the Corporation shall register, at its expense, for the account of such recipient up to 30% of all shares of Common Stock (A) issued to the recipient upon conversion of Preferred Stock Series A-1 pursuant to Section 8 hereof, and (B) issuable to the recipient upon conversion of Preferred Stock Series A-1 then held by the recipient. As used herein, "Proposed Offering" shall mean the first private placement of securities conducted by the Corporation in calendar year 2004 effected for capital raising purposes.

                  10. Shares to Be Retired. Any share of Preferred Stock Series A-1 converted, redeemed, repurchased or otherwise acquired by the Corporation shall be retired and cancelled and shall upon cancellation and the filing of an appropriate certificate with the Washington Secretary of State be restored to the status of authorized but unissued shares of Preferred Stock, subject to reissuance by the Board of Directors as Preferred Stock Series A-1 or shares of Preferred Stock of one or more other series.

                  11. Record Holders. The Corporation and the Corporation's transfer agent may deem and treat the record holder of any shares of Preferred Stock Series A-1 as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Corporation's transfer agent shall be affected by any notice to the contrary.

                  12. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon, the earlier of receipt of such notice or three (3) Business Days after the mailing of such notice if sent by registered mail with postage prepaid, addressed, if to the Corporation, to its offices at 3102 Maple Avenue, Suite 230, Dallas, Texas 75201, (Attention:
Chief Executive Officer) or to an agent of the Corporation designated as permitted by the Articles of Incorporation or, if to any holder of Preferred Stock Series A-1, to such holder at the address of such holder of Preferred Stock Series A-1 as listed in the stock record books of the Corporation (which may include the records of the Corporation's transfer agent), or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

                                                                       EXHIBIT C

                               STATEMENT OF RIGHTS
                                       OF
                           PREFERRED STOCK SERIES A-2
                                       OF
                           DIGITAL DATA NETWORKS, INC.

                        DATED AS OF _______________, 2004

                  1. Designation. Digital Data Networks, Inc. (the "Corporation") has 1,000,000 shares of undesignated preferred stock, no par value per share, authorized in its Articles of Incorporation, as amended ("Articles of Incorporation"). As of the date of this Statement, there are no shares of the Corporation's preferred stock issued or outstanding. The Corporation, pursuant to the resolutions of its Board of Directors (the "Board of Directors") adopted as January 30, 2004, creates and designates (a) 100,000 shares of such preferred stock as Preferred Stock Series A-1 with a stated value of $100.00 (the "Preferred Stock Series A-1"); (b) 100,000 shares of such preferred stock as Preferred Stock Series A-2 with a stated value of $100.00 (the "Preferred Stock Series A-2"); (c) 600,000 shares of such preferred stock as Preferred Stock Series B with no stated value (the "Preferred Stock Series B"); and (d) 100,000 shares of such preferred stock as Preferred Stock Series C with no stated value (the "Preferred Stock Series C", together with the Preferred Stock Series A-1, the Preferred Stock Series A-2 and the Preferred Stock Series B, the "Preferred Stock"). The voting power, designations, preferences and rights of the Preferred Stock Series A-2 are as set forth below, and the voting power, designations, preferences and rights of the Preferred Stock Series A-1, the Preferred Stock Series B and the Preferred Stock Series C are set forth in the Statement of Rights of Preferred Stock Series A-1 of the Corporation, the Statement of Rights of Preferred Stock Series B of the Corporation, and the Statement of Rights of Preferred Stock Series C of the Corporation, respectively.

                  2. Priority. The Preferred Stock Series A-2 shall, with respect to dividend rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, whether now or hereafter issued, rank (a) pari passu with the Preferred Stock Series A-1 and (b) senior to (i) the Preferred Stock Series B, (ii) the Preferred Stock Series C, (iii) any other class or series of the Corporation's preferred stock established by the Board of Directors, other than any Equivalent Securities (hereinafter defined) or Senior Securities (hereinafter defined) issued in accordance with Section 5 hereof,
(iv) the Corporation's common stock, no par value per share (the "Common Stock"), and (v) any other equity securities of the Corporation (all of such equity securities of the Corporation to which the Preferred Stock Series A-2 ranks senior, including the Common Stock, the Preferred Stock Series B and the Preferred Stock Series C, are at times collectively referred to herein as the "Junior Securities").

                  3.       Dividends.

                           (a)      Holders of shares of Preferred Stock Series
A-2 shall be entitled to receive out of funds legally available therefor cumulative dividends for each share of Preferred Stock Series A-2 at an annual rate (the "Dividend Rate") of 6% of the Stated Value, payable semi-annually each year on January 1, and July 1 (each of such dates being referred to herein as a "Dividend Payment Date"), except that if such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next date that is not a Saturday, Sunday or legal holiday on which banks in the State of New York are permitted or required to be closed (a "Business Day"). Each semi-annual dividend shall be fully cumulative and shall accrue (whether or not declared), on a daily basis from the date of issuance of, or the date on which the Corporation becomes obligated to issue, such shares of Preferred Stock Series A-2 (the "Initial Issuance Date"). Dividends on shares of Preferred Stock Series A-2 shall be payable in cash or in shares of Preferred Stock Series A-2 (calculated with reference to the Stated Value of the Preferred Stock Series A-2), or in any combination of cash and such shares of Preferred Stock Series A-2, at the sole discretion of the Corporation. The Board of Directors shall declare and pay such accrued dividends at such time and to the extent permitted by law. No fractional shares shall be issued by the Corporation in respect of any payment of dividends in shares of Preferred Stock Series A-2 on any Dividend Payment Date, so that in such event the number of shares of Preferred Stock Series A-2 to be paid as a dividend pursuant to this Section 3(a) to a holder of Preferred Stock Series A-2 shall be rounded down to the nearest whole number of shares; provided, however, that any such fractional shares to which a holder of Preferred Stock Series A-2 would otherwise be entitled shall be aggregated with any fractional shares otherwise issuable in connection with any subsequent Dividend Payment Dates and each time such fractional shares shall equal one full share, such full share shall be issued to the holder entitled thereto on the next subsequent Dividend Payment Date with all attendant rights and preferences attaching thereto. Dividends shall be paid to the holders of record of shares of Preferred Stock Series A-2 at the close of business on the date specified by the Board of Directors at the time such dividend is declared (the "Record Date"); provided, however, that such Record Date shall not be more than sixty (60) days nor less than ten (10) days prior to the respective Dividend Payment Date. The Corporation shall deliver or cause to be delivered to the respective record holders of shares of Preferred Stock Series A-2 certificates representing the shares of Preferred Stock Series A-2 (if any) to which they are entitled pursuant to this Section 3(a) promptly following each Dividend Payment Date.

                           (b)      All dividends paid with respect to shares of
Preferred Stock Series A-2 pursuant to Section 3(a) hereof shall be paid pro rata to the holders entitled thereto, subject to the treatment of fractional shares described in Section 3(a) hereof. All shares of Preferred Stock Series A-2 issued in respect of any Dividend Payment Date shall be deemed issued on the applicable Dividend Payment Date, and will thereupon be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens and charges. On and after a Dividend Payment Date, until certificates representing additional shares of Preferred Stock Series A-2 shall have been issued pursuant to Section 3(a) hereof and unless the Corporation shall have elected to pay dividends with respect to such Divided Payment Date in cash, the certificates representing shares of Preferred Stock Series A-2 on the Record Date shall represent not only such existing shares, but also the additional shares of Preferred Stock Series A-2 issued to such holder pursuant to such dividend.

                           (c)      Holders of shares of Preferred Stock Series
A-2 shall be entitled to receive the dividends provided for in Section 3(a) hereof in preference to and in priority over any dividends declared upon any of the Junior Securities.

                           (d)      So long as any shares of Preferred Stock
Series A-2 are outstanding, the Corporation shall not, without first obtaining the consent or approval of the holders of a majority of the then outstanding shares of Preferred Stock Series A-2, declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money or establish a sinking or other similar fund for, the purchase, redemption, retirement or other acquisition of, or otherwise acquire for value, any of the Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends payable solely in the same Junior Securities to the holders of such Junior Securities), or permit any company or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption or distribution, as the case may be, all accrued and unpaid dividends, if any, on shares of Preferred Stock Series A-2 not paid on the dates provided for in
Section 3(a) hereof shall have been paid.

                           (e)      Subject to the foregoing provisions of this
Section 3 and the provisions of Section 8(f) hereof, the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Securities, and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights or options exercisable for any of the Junior Securities; provided, however, that the holders of the shares of Preferred Stock Series A-2 shall be entitled to participate therein on an as-if-converted into Common Stock basis (determined without regard to any limitation on the convertability of such shares as a result of the number of authorized and unissued shares of Common Stock) to the extent that the value of the dividends paid or set apart for payment with respect to the Junior Securities exceeds the value of the Dividend Rate.

                  4.       Liquidation Preference.

                           (a)      In the event of any voluntary or involuntary
liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Preferred Stock Series A-2 then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders an amount in cash equal to the Stated Value for each share outstanding, plus (i) an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation; and (ii) an amount equal to the pro rata portion of the assets of the Corporation remaining for distribution to the holders of the Common Stock determined on an as-if-converted into Common Stock basis (determined without regard to any limitation on the convertability of the Preferred Stock Series A-2 as a result of the number of authorized and unissued shares of Common Stock), before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. No full preferential payment on account of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be made to the holders of any class of Equivalent Securities (as hereinafter defined) unless there shall likewise be paid at the same time to holders of Preferred Stock Series A-2 the full amounts to which such holders are entitled with respect to such distribution. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Preferred Stock Series A-2 and outstanding shares of Equivalent Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the full respective preferential amounts that would be payable on such shares of Preferred Stock Series A-2 and such shares of Equivalent Securities if all amounts payable thereon were paid in full.

                           (b)      For the purposes of this Section 4, (i) the
voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation (unless and until such sale, conveyance, exchange or transfer is followed by the dissolution of the Corporation pursuant to the WBCA (the "WBCA")); or (ii) the consolidation or merger of the Corporation with one or more other companies or entities, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                  5. Certain Restrictions. Notwithstanding anything contained herein to the contrary, so long as any shares of the Preferred Stock Series A-2 shall remain outstanding, the Corporation shall not, without first obtaining the consent or approval of the holders of a majority of the then outstanding shares of Preferred Stock Series A-2, establish, create, authorize or issue any shares of (a) any class or series of Preferred Stock the terms of which provide that such class or series shall rank on parity with the Preferred Stock Series A-2 with respect to dividends or rights on liquidation, winding up or dissolution ("Equivalent Securities"), including (i) the reclassification of any class or series of stock of the Corporation into shares of Equivalent Securities and (ii) the issuance of any security exchangeable for, convertible into or evidencing the right to purchase any shares of Equivalent Securities; or
(b) any other class or series of Preferred Stock, the terms of which provide that such class or series shall rank senior to the Preferred Stock Series A-2 with respect to dividend rights or rights on liquidation, winding up or dissolution ("Senior Securities"), including (i) the reclassification of any class or series of stock of the Corporation into shares of Senior Securities and
(ii) the issuance of any security exchangeable for, convertible into or evidencing the right to purchase any shares of Senior Securities. Notwithstanding anything herein to the contrary, shares of Preferred Stock Series A-1 shall constitute Equivalent Securities for all purposes hereunder; provided, however, that that the Corporation may issue, at any time, shares of Preferred Stock Series A-1 without the consent of the holders of a majority of the then outstanding shares of Preferred Stock Series A-2.

                  6.       Optional Redemption by the Corporation.

                           (a)      The Corporation may, at its option, at any
time on or after the Initial Issuance Date, redeem all or any portion of the shares of Preferred Stock Series A-2, upon notice as set forth in Section 6(c) hereof, at the redemption price set forth in Section 6(b) hereof out of funds legally available therefor.

                           (b)      The redemption price per share of the
Preferred Stock Series A-2 shall be an amount in cash equal to the Stated Value of such shares of Preferred Stock Series A-2 plus all accrued but unpaid dividends thereon to the Redemption Date (hereinafter defined); provided, however, that the holders of the Preferred Stock Series A-2 will participate therein on an as-if-converted into Common Stock basis (determined without regard to any limitation on the convertability of such shares as a result of the number of authorized and unissued shares of Common Stock) in any redemption proceeds paid or available to holders of Junior Securities to the extent such amount exceeds the redemption price set forth in this Section 6(b). The Corporation shall take all actions required or permitted under the WBCA to permit such redemption of Preferred Stock Series A-2.

                           (c)      Notice of any redemption shall be sent by or
on behalf of the Corporation not less than fifteen (15) nor more than thirty
(30) days prior to the date specified for redemption in such notice (the "Redemption Date"), by first-class mail, postage prepaid, to all holders of record of Preferred Stock Series A-2 at their last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Preferred Stock Series A-2 except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law, such notice shall state: (i) the Redemption Date; (ii) the redemption price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (iv) that dividends on the shares to be redeemed will cease to accumulate as of the Redemption Date; and (v) the number of shares of Preferred Stock Series A-2 to be so redeemed. Upon the mailing of any such notice of redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

                           (d)      If notice has been mailed in accordance with
Section 6(c) hereof and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust and for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of Preferred Stock Series A-2 so called for redemption shall cease to accumulate, and such shares shall no longer be deemed to be outstanding and shall not have the status of shares of Preferred Stock Series A-2, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price therefor) shall cease. Upon surrender, in accordance with such notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price therefor on the Redemption Date. Upon surrender of a certificate representing shares of Preferred Stock Series A-2 to be redeemed in part, the Corporation shall also issue to such holder a new certificate representing any unredeemed shares of Preferred Stock Series A-2 represented by the certificate surrendered upon redemption.

                           (e)      Any deposit of funds with a bank or trust
company for the purpose of redeeming shares of Preferred Stock Series A-2 shall be irrevocable, except that (i) any balance of monies so deposited by the Corporation with respect to shares of Preferred Stock Series A-2 converted by the holder pursuant to Section 8 hereof prior to the Redemption Date shall be repaid, together with interest or other earnings thereon, to the Corporation within thirty (30) days after the Redemption Date; and (ii) any balance of monies so deposited by the Corporation and unclaimed by the holders of shares of Preferred Stock Series A-2 entitled thereto at the expiration of two (2) years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares of Preferred Stock Series A-2 entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

                           (f)      In connection with any redemption of
Preferred Stock Series A-2, holders of Preferred Stock Series A-2 may exercise their right to convert in accordance with Section 8 hereof by notifying the Corporation on or before the Redemption Date.

                  7. Voting Rights. In addition to any voting rights provided elsewhere herein, and any voting rights provided by law, the holders of shares of Preferred Stock Series A-2 shall have the following voting rights:

                           (a)      Commencing on the Initial Issuance Date and
for so long as any shares of Preferred Stock Series A-2 shall remain outstanding, each share of Preferred Stock Series A-2 shall entitle the holder thereof to vote on all matters voted on by holders of the Common Stock, voting together as a single class with the Common Stock, the Preferred Stock Series A-1, the Preferred Stock Series B, the Preferred Stock Series C and all other shares entitled to vote, if any, at all meetings of the shareholders of the Corporation. With respect to any matter voted on by holders of the Common Stock, the Preferred Stock Series A-1, the Preferred Stock Series A-2, the Preferred Stock Series B and the Preferred Stock Series C voting together as a single class, each share of Preferred Stock Series A-2 shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of Common Stock into which such share of Preferred Stock Series A-2 is convertible (without regard to any limitation on the convertibility of such shares as a result of the number of authorized and unissued shares of Common Stock) on the record date for such vote.

                           (b)      Notwithstanding anything to the contrary
contained herein, any action required or permitted to be taken by the holders of Preferred Stock Series A-2 at any meeting of the holders of Preferred Stock Series A-2 may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of not less than the minimum number of the issued and outstanding shares of Preferred Stock Series A-2 necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided the non-consenting holders are given notice of such action as provided by the WBCA.

                  8.       Conversion Rights.

                           (a)      Commencing on the Initial Issuance Date,
each share of Preferred Stock Series A-2 may be converted at the option of the holder, at any time (except that, with respect to any shares of Preferred Stock Series A-2 which shall be called for redemption, such right shall terminate as provided in Section 6 hereof) into such number of shares of fully paid, non-assessable shares of Common Stock obtained by dividing the Stated Value by the Conversion Price (as hereinafter defined) in effect on the date of conversion (the "Conversion Date"), in accordance with and subject to the terms and conditions of this Section 8, and the right to receive, at the discretion of the Corporation, (i) an amount of cash in respect of all accrued and unpaid dividends on the share of Preferred Stock Series A-2 to be so converted (other than previously declared dividends payable to a holder of record on a prior Record Date, which dividends shall be paid by the Corporation to such holder on the next Dividend Payment Date) to the Conversion Date, whether or not declared; or (ii) an additional number of fully paid and non-assessable shares of Common Stock equal to the Stated Value of the Preferred Stock Series A-2 issuable pursuant to Section 3 hereof in respect of all accrued and unpaid dividends on the share of Preferred Stock Series A-2 to be so converted (other than previously declared dividends payable to a holder of record on a prior Record Date, which dividends shall be paid by the Corporation to such holder on the next Dividend Payment Date) to the Conversion Date, whether or not declared, divided by the Conversion Price, such shares to be issued concurrently with the issuance of the shares of Common Stock pursuant to Section 8(c) hereof. Subject to Section 6(f) hereof and this Section 8, a holder of shares of Preferred Stock Series A-2 shall have the right to convert all or any portion of such shares pursuant to this Section 8 at any time and from time to time. Notwithstanding anything herein to the contrary, no shares of Preferred Stock Series A-2 may be converted by the holder thereof if the Corporation, at the time such holder delivers to the Corporation the instructions regarding such conversion pursuant to Section 8(c) hereof, does not have sufficient shares of authorized but unissued Common Stock available to convert all of the then outstanding shares of
(A) Preferred Stock Series A-2 pursuant to Section 8 hereof and (B) Preferred Stock Series A-1, Preferred Stock Series B and Preferred Stock Series C pursuant to the respective statements of rights thereof.

                           (b)      The "Conversion Price" shall initially equal
$0.45154878399653600; provided, however, that such Conversion Price shall be adjusted and readjusted from time to time as provided in this Section 8 and, as so adjusted and readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 8.

                           (c)      Subject to Section 8(a) hereof, upon
surrender to the Corporation at the office of the transfer agent or such other place or places, if any, as the Board of Directors may determine, of certificates duly endorsed to the Corporation or in blank for shares of Preferred Stock Series A-2 to be converted together with appropriate evidence of the payment of any transfer or similar tax, if required, and written instructions to the Corporation requesting conversion of such shares and specifying the name and address of the person, corporation, firm or other entity to whom shares of Common Stock are to be issued upon conversion thereof, the Corporation shall issue the number of shares of Common Stock issuable upon conversion thereof as of the time of such surrender and as promptly as practicable thereafter will deliver or cause to be delivered certificates for such shares of Common Stock. In addition, the Corporation shall, at its discretion, (i) pay an amount of cash in respect of all accrued and unpaid dividends on each share of Preferred Stock Series A-2 so surrendered for conversion (other than previously declared dividends payable to a holder of record on a prior Record Date, which dividends shall be paid by the Corporation to such holder on the next Dividend Payment Date); or (ii) issue a number of shares of Common Stock equal to the Stated Value of the Preferred Stock Series A-2 issuable pursuant to Section 3 hereof in respect of all accrued and unpaid dividends on each share of Preferred Stock Series A-2 so surrendered for conversion (other than previously declared dividends payable to a holder of record on a prior Record Date, which dividends shall be paid by the Corporation to such holder on the next Dividend Payment Date) divided by the Conversion Price. Upon surrender of a certificate representing shares of Preferred Stock Series A-2 to be converted in part, in addition to the foregoing, the Corporation shall also issue to such holder a new certificate representing any unconverted shares of Preferred Stock Series A-2 represented by the certificate surrendered for conversion.

                           (d)      No fractional shares of Common Stock shall
be issued pursuant to this Section 8 and the number of shares of Common Stock shall be rounded down to the nearest whole number of shares; provided, however, that any such fractional shares to which a holder of Preferred Stock Series A-2 would otherwise be entitled shall be aggregated with any fractional shares otherwise issuable in connection with any subsequent conversion by such holder of shares of Preferred Stock Series A-2 and each time such fractional share shall equal one full share, such full share shall be issued to the holder entitled thereto.

                           (e)      The Corporation shall pay all documentary,
stamp, or similar issue or transfer tax due upon conversion of Preferred Stock Series A-2.

                           (f)      The Conversion Price shall be subject to
adjustment as follows:

                                    (i)      If shares of Common Stock are
issued as a dividend or other distribution on any class of stock of the Corporation, then the Conversion Price which would otherwise be in effect at the opening of business on the day following the date fixed for determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (i), the number of shares at any time outstanding shall include shares held by the Corporation if such dividend or distribution is paid or made in respect thereof.

                                    (ii)     If the Common Stock is subdivided
into a greater or combined into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior thereto, or immediately prior to the record date for such subdivision or combination if a record date is fixed, shall be proportionately adjusted so that it will bear the same relation to the Conversion Price in effect immediately prior to such subdivision or combination, or such record date, as the total number of shares of Common Stock outstanding immediately prior to such subdivision or combination, or such record date shall bear to the total number of shares of Common Stock outstanding immediately after such subdivision or combination or such record date. For purposes of this paragraph (ii), the number of shares at any time outstanding shall include shares held by the Corporation if such subdivision or combination affects such shares.

                                    (iii)    In case of any capital
reorganization of the Corporation, or of any reclassification of the Common Stock, or in case of the consolidation of the Corporation with, or the merger of the Corporation into, any other corporation or of the sale of all or substantially all of the Corporation's properties and assets to any other corporation, then the shares of Preferred Stock Series A-2 shall after such capital reorganization, reclassification, consolidation, merger, or sale entitle the holder to receive upon conversion the number of shares of stock or other securities or property of the Corporation, or of the corporation resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the holder of securities deliverable (at the time of such capital reorganization, reclassification, consolidation, merger, or sale) upon conversion of such shares would have been entitled upon such capital reorganization, reclassification, consolidation, merger or sale; and in any such case the provisions of this (iii) with respect to the rights and interests thereafter of the holders of the shares of Preferred Stock Series A-2 shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or any property thereafter deliverable on the conversion of the shares of Preferred Stock Series A-2. Any such adjustment which shall be approved by Board of Directors shall for all purposes of this paragraph conclusively be deemed to be an appropriate adjustment. The subdivision or combination of shares of Common Stock deliverable upon conversion of the shares of Preferred Stock Series A-2 at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock for the purposes of this paragraph.

                                    (iv)     For the purpose of this Section
8(f), shares of Common Stock or other securities held in the treasury of the Corporation shall not be deemed to be outstanding, except as specifically provided herein, and the sale or other disposition of any shares of Common Stock or other securities held in the treasury of the Corporation shall be deemed an issuance thereof.

                                    (v)      Anything in this Section 8(f) to
the contrary notwithstanding, no adjustment of the Conversion Price shall be required in any case in which the amount of the adjustment would be less than five cents but in such case any adjustment that would otherwise be required then to be made will be carried forward and made at the time and together with the next subsequent adjustment which, together with any and all such adjustments so carried forward, shall amount to five cents or more per share of Common Stock. Regardless of any subdivision or combination of shares of Common Stock, said amount of five cents shall not be proportionately decreased or increased.

                                    (vi)     The certificate of the
Corporation's independent public accountants shall be conclusive evidence of the correctness of any computation made under this Section 8(f).

                                    (vii)    Notwithstanding anything herein to
the contrary, no adjustment will be made to the Conversion Price by reason of the issuance of Common Stock upon the conversion of Preferred Stock Series A-2 pursuant to Section 8 hereof or upon the conversion of Preferred Stock Series A-1, Preferred Stock Series B or Preferred Stock Series C pursuant to the respective statements of rights thereof.

                                    (viii)   No adjustment need be made for a
change in the par value of the Common Stock.

                           (g)      Whenever the Conversion Price is adjusted,
the Corporation shall promptly mail to holders of Preferred Stock Series A-2 a notice of adjustment briefly stating the facts requiring the adjustment and the manner of computing such adjustment.

                  9. Registration Rights. No later than ten (10) Business Days prior to the date on which the Corporation intends to file a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission in connection with the Proposed Offering (as hereinafter defined), the Corporation shall provide written notice to the holders of the then outstanding shares of (a) Preferred Stock Series A-2 and (b) Common Stock which was issued upon conversion of the Preferred Stock Series A-2 pursuant to Section 8 hereof. Such notice shall state the Corporation's intention to file the Registration Statement and the date on which the Corporation intends to file such Registration Statement (the "Intended File Date"). If any recipient of such notice has, as of two (2) Business Days prior to the Intended File Date, (i) converted any shares of Preferred Stock Series A-2 into shares of Common Stock pursuant to Section 8 hereof and (ii) delivered a written notice to the Corporation indicating such recipient's desire to have securities registered on the Registration Statement for account of the recipient, then the Corporation shall register, at its expense, for the account of such recipient up to 30% of all shares of Common Stock (A) issued to the recipient upon conversion of Preferred Stock Series A-2 pursuant to Section 8 hereof, and (B) issuable to the recipient upon conversion of Preferred Stock Series A-2 then held by the recipient. As used herein, "Proposed Offering" shall mean the first private placement of securities conducted by the Corporation in calendar year 2004 effected for capital raising purposes.

                  10. Shares to Be Retired. Any share of Preferred Stock Series A-2 converted, redeemed, repurchased or otherwise acquired by the Corporation shall be retired and cancelled and shall upon cancellation and the filing of an appropriate certificate with the Washington Secretary of State be restored to the status of authorized but unissued shares of Preferred Stock, subject to reissuance by the Board of Directors as Preferred Stock Series A-2 or shares of Preferred Stock of one or more other series.

                  11. Record Holders. The Corporation and the Corporation's transfer agent may deem and treat the record holder of any shares of Preferred Stock Series A-2 as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Corporation's transfer agent shall be affected by any notice to the contrary.

                  12. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon, the earlier of receipt of such notice or three (3) Business Days after the mailing of such notice if sent by registered mail with postage prepaid, addressed, if to the Corporation, to its offices at 3102 Maple Avenue, Suite 230, Dallas, Texas 75201, (Attention:
Chief Executive Officer) or to an agent of the Corporation designated as permitted by the Articles of Incorporation or, if to any holder of Preferred Stock Series A-2, to such holder at the address of such holder of Preferred Stock Series A-2 as listed in the stock record books of the Corporation (which may include the records of the Corporation's transfer agent), or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

                                                                       EXHIBIT D

                               STATEMENT OF RIGHTS
                                       OF
                            PREFERRED STOCK SERIES B
                                       OF
                           DIGITAL DATA NETWORKS, INC.

                        DATED AS OF _______________, 2004

                  1. Designation. Digital Data Networks, Inc. (the "Corporation") has 1,000,000 shares of undesignated preferred stock, no par value per share, authorized in its Articles of Incorporation, as amended ("Articles of Incorporation"). As of the date of this Statement, there are no shares of the Corporation's preferred stock issued or outstanding. The Corporation, pursuant to the resolutions of its Board of Directors (the "Board of Directors") adopted as January 30, 2004, creates and designates (a) 100,000 shares of such preferred stock as Preferred Stock Series A-1 with a stated value of $100.00 (the "Preferred Stock Series A-1"); (b) 100,000 shares of such preferred stock as Preferred Stock Series A-2 with a stated value of $100.00 (the "Preferred Stock Series A-2"); (c) 600,000 shares of such preferred stock as Preferred Stock Series B with no stated value (the "Preferred Stock Series B"); and (d) 100,000 shares of such preferred stock as Preferred Stock Series C with no stated value (the "Preferred Stock Series C", together with the Preferred Stock Series A-1, the Preferred Stock Series A-2 and the Preferred Stock Series B, the "Preferred Stock"). The voting power, designations, preferences and rights of the Preferred Stock Series B are as set forth below, and the voting power, designations, preferences and rights of the Preferred Stock Series A-1, the Preferred Stock Series A-2 and the Preferred Stock Series C are set forth in the Statement of Rights of Preferred Stock Series A-1 of the Corporation, the Statement of Rights of Preferred Stock Series A-2 of the Corporation, and the Statement of Rights of Preferred Stock Series C of the Corporation, respectively.

                  2. No Priority. The Preferred Stock Series B shall not, with respect to dividend rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, whether now or hereafter issued, rank senior to any other securities of the Corporation (including, without limitation, (a) the Preferred Stock Series A-1, the Preferred Stock Series A-2, the Preferred Stock Series C or any other class or series of preferred stock which may be established by the Board or Directors, or (b) the Corporation's common stock, no par value per share (the "Common Stock")), but, with respect to dividend rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, shall rank on parity with the Preferred Stock Series C and the Common Stock.

                  3. Dividends and Redemption. Holders of shares of Preferred Stock Series B shall not be entitled to receive any dividends or other distributions with respect to the shares of Preferred Stock Series B and shall not be subject to redemption by the Corporation, whether mandatory or voluntary, under any circumstances; provided, however, if the Board of Directors declares and the Corporation pays or sets apart for payment dividends and other distributions on any of the Common Stock, and or purchases or otherwise redeems any of the Common Stock or any warrants, rights or options exercisable for any of the Common Stock, then the holders of the shares of Preferred Stock Series B shall be entitled to participate therein on an as-if-converted into Common Stock basis (determined without regard to any limitation on the convertibility of such shares as a result of the number of authorized and unissued shares of Common Stock), with such participation being in parity with the Common Stock in all respects.

                  4.       Liquidation.

                           (a)      In the event of any voluntary or involuntary
liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Preferred Stock Series B then outstanding shall be entitled to be paid an amount equal to the pro rata portion of the assets of the Corporation remaining for distribution to the holders of the Common Stock determined on an as-if-converted into Common Stock basis (determined without regard to any limitation on the convertibility of the Preferred Stock Series B as a result of the number of authorized and unissued shares of Common Stock).

                           (b)      For the purposes of this Section 4, (i) the
voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation (unless and until such sale, conveyance, exchange or transfer is followed by the dissolution of the Corporation pursuant to the Washington Business Corporation Act (the "WBCA")); or (ii) the consolidation or merger of the Corporation with one or more other companies or entities, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                  5. Voting Rights. In addition to any voting rights provided elsewhere herein and any voting rights provided by applicable law, the holders of shares of Preferred Stock Series B shall have the following voting rights:

                           (a)      Commencing on the date of issuance of any
shares of Preferred Stock Series B and for so long as any shares of Preferred Stock Series B shall remain outstanding, each share of Preferred Stock Series B shall entitle the holder thereof to vote on all matters voted on by holders of the Common Stock, voting together as a single class with the Common Stock, the Preferred Stock Series A-1, the Preferred Stock Series A-2, the Preferred Stock Series C and all other shares entitled to vote, if any, at all meetings of the shareholders of the Corporation. With respect to any matter voted on by holders of the Common Stock, the Preferred Stock Series A-1, the Preferred Stock Series A-2, the Preferred Stock Series B and the Preferred Stock Series C voting together as a single class, each share of Preferred Stock Series B shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of whole shares of Common Stock into which such share of Preferred Stock Series B is convertible (without regard to any limitation on the convertibility of such shares as a result of the number of authorized and unissued shares of Common Stock) on the record date for such vote.

                           (b)      Notwithstanding anything to the contrary
contained herein, any action required or permitted to be taken by the holders of Preferred Stock Series B at any meeting of the holders of Preferred Stock Series B may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of not less than the minimum number of the issued and outstanding shares of Preferred Stock Series B necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided the non-consenting holders are given notice of such action as required by the WBCA.

                  6.       Conversion Rights.

                           (a)      On the Amendment Date (as hereinafter
defined), each share of Preferred Stock Series B shall, without any action by the holder thereof, be converted automatically into the right to receive
62.710656832559200 shares of Common Stock. Upon such conversion, all shares of Preferred Stock Series B outstanding on the Amendment Date shall be automatically canceled and retired and shall cease to exist and all holders of certificates, documents or other instruments representing shares of Preferred Stock Series B outstanding on the Amendment Date shall cease to have any rights as holders of the Preferred Stock Series B. As soon as practicable after the Amendment Date, the Corporation shall take all action necessary to cause the certificates formerly representing shares of Preferred Stock Series B to be surrendered by the holders thereof and exchanged for certificates representing such shares of Common Stock into which such shares of Preferred Stock Series B have converted pursuant to this Section 6(a). Until such surrender, each certificate formerly representing shares of Preferred Stock Series B shall only represent the right to receive shares of Common Stock, without interest, into which the shares of Preferred Stock Series B represented by the certificate surrendered have been converted pursuant to this Section 6(a) hereof. Each share of Preferred Stock Series B shall convert automatically on the Amendment Date as set forth in this Section 6(a), subject to adjustment in the following events:

                                    (i)      if, prior to the Amendment Date,
(A) the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, a reclassification or other similar event, the number of shares of Common Stock to be issued in exchange for the Preferred Stock Series B shall be proportionately increased; or (B) the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares or other similar event, the number of shares of Common Stock issuable in exchange for the Preferred Stock Series B shall be proportionately decreased; and

                                    (ii)     if, prior to the Amendment Date,
there is a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be exchanged for or changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, then the number of shares of Common Stock issuable upon conversion of the Preferred Stock Series B shall be proportionately adjusted.

                           (b)      No fractional shares of Common Stock shall
be issued pursuant to this Section 6, and the number of shares of Common Stock a holder of Preferred Stock Series B is otherwise entitled to receive pursuant to this Section 6 shall be rounded to the nearest whole number of shares, with any fraction equal to or higher than one-half being rounded to the next succeeding whole number of shares.

                           (c)      The Corporation shall use its best efforts
to take all actions necessary (including, without limitation, amending the Articles of Incorporation) to increase the number of its authorized but unissued shares of Common Stock to a number sufficient to permit the conversion of all of the Preferred Stock, including, without limitation, the Preferred Stock Series A-1, the Preferred Stock Series A-2, the Preferred Stock Series B and the Preferred Stock Series C (together with the accrued dividends thereon), pursuant to their respective statements of rights. As used herein, the "Amendment Date" shall refer to the date on which the amendment to the Articles of Incorporation to increase the number of the Corporation's authorized but unissued shares of Common Stock as contemplated pursuant to this Section 6(c) hereof shall become effective pursuant to the WBCA. The Corporation covenants that all shares of Common Stock issued upon conversion of outstanding shares of Preferred Stock Series B shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens and charges.

                  7. Shares to Be Retired. Any share of Preferred Stock Series B converted, redeemed, repurchased or otherwise acquired by the Corporation shall be retired and cancelled and shall upon cancellation and the filing of an appropriate certificate with the Secretary of State of the State of Washington be restored to the status of authorized but unissued shares of Preferred Stock, subject to reissuance by the Board of Directors as Preferred Stock Series B or shares of Preferred Stock of one or more other series.

                  8. Record Holders. The Corporation and the Corporation's transfer agent may deem and treat the record holder of any shares of Preferred Stock Series B as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Corporation's transfer agent shall be affected by any notice to the contrary.

                  9. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon, the earlier of receipt of such notice or three business days after the mailing of such notice if sent by registered mail with postage prepaid, addressed, if to the Corporation, to its offices at 3102 Maple Avenue, Suite 230, Dallas, Texas 75201 (Attention: Chief Executive Officer) or to an agent of the Corporation designated as permitted by the Articles of Incorporation or, if to any holder of Preferred Stock Series B, to such holder at the address of such holder of Preferred Stock Series B as listed in the stock record books of the Corporation (which may include the records of the Corporation's transfer agent), or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

                                                                       EXHIBIT E

                               STATEMENT OF RIGHTS
                                       OF
                            PREFERRED STOCK SERIES C
                                       OF
                           DIGITAL DATA NETWORKS, INC.

                        DATED AS OF _______________, 2004

                  1. Designation. Digital Data Networks, Inc. (the "Corporation") has 1,000,000 shares of undesignated preferred stock, no par value per share, authorized in its Articles of Incorporation, as amended ("Articles of Incorporation"). As of the date of this Statement, there are no shares of the Corporation's preferred stock issued or outstanding. The Corporation, pursuant to the resolutions of its Board of Directors (the "Board of Directors") adopted as January 30, 2004, creates and designates (a) 100,000 shares of such preferred stock as Preferred Stock Series A-1 with a stated value of $100.00 (the "Preferred Stock Series A-1"); (b) 100,000 shares of such preferred stock as Preferred Stock Series A-2 with a stated value of $100.00 (the "Preferred Stock Series A-2"); (c) 600,000 shares of such preferred stock as Preferred Stock Series B with no stated value (the "Preferred Stock Series B"); and (d) 100,000 shares of such preferred stock as Preferred Stock Series C with no stated value (the "Preferred Stock Series C", together with the Preferred Stock Series A-1, the Preferred Stock Series A-2 and the Preferred Stock Series B, the "Preferred Stock"). The voting power, designations, preferences and rights of the Preferred Stock Series C are as set forth below, and the voting power, designations, preferences and rights of the Preferred Stock Series A-1, the Preferred Stock Series A-2 and the Preferred Stock Series B are set forth in the Statement of Rights of Preferred Stock Series A-1 of the Corporation, the Statement of Rights of Preferred Stock Series A-2 of the Corporation, and the Statement of Rights of Preferred Stock Series B of the Corporation, respectively.

                  2. No Priority. The Preferred Stock Series C shall not, with respect to dividend rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, whether now or hereafter issued, rank senior to any other securities of the Corporation (including, without limitation, (a) the Preferred Stock Series A-1, the Preferred Stock Series A-2, the Preferred Stock Series B or any other class or series of preferred stock which may be established by the Board or Directors, or (b) the Corporation's common stock, no par value per share (the "Common Stock")), but, with respect to dividend rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, shall rank on parity with the Preferred Stock Series B and the Common Stock.

                  3. Dividends and Redemption. Holders of shares of Preferred Stock Series C shall not be entitled to receive any dividends or other distributions with respect to the shares of Preferred Stock Series C and shall not be subject to redemption by the Corporation, whether mandatory or voluntary, under any circumstances; provided, however, if the Board of Directors declares and the Corporation pays or sets apart for payment dividends and other distributions on any of the Common Stock, and or purchases or otherwise redeems any of the Common Stock or any warrants, rights or options exercisable for any of the Common Stock, then the holders of the shares of Preferred Stock Series C shall be entitled to participate therein on an as-if-converted into Common Stock basis (determined without regard to any limitation on the convertibility of such shares as a result of the number of authorized and unissued shares of Common Stock), with such participation being in parity with the Common Stock in all respects.

                  4.       Liquidation.

                           (a)      In the event of any voluntary or involuntary
liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Preferred Stock Series C then outstanding shall be entitled to be paid an amount equal to the pro rata portion of the assets of the Corporation remaining for distribution to the holders of the Common Stock determined on an as-if-converted into Common Stock basis (determined without regard to any limitation on the convertibility of the Preferred Stock Series C as a result of the number of authorized and unissued shares of Common Stock).

                           (b)      For the purposes of this Section 4, (i) the
voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation (unless and until such sale, conveyance, exchange or transfer is followed by the dissolution of the Corporation pursuant to the Washington Business Corporation Act (the "WBCA")); or (ii) the consolidation or merger of the Corporation with one or more other companies or entities, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                  5. Voting Rights. In addition to any voting rights provided elsewhere herein and any voting rights provided by applicable law, the holders of shares of Preferred Stock Series C shall have the following voting rights:

                           (a)      Commencing on the date of issuance of any
shares of Preferred Stock Series C and for so long as any shares of Preferred Stock Series C shall remain outstanding, each share of Preferred Stock Series C shall entitle the holder thereof to vote on all matters voted on by holders of the Common Stock, voting together as a single class with the Common Stock, the Preferred Stock Series A-1, the Preferred Stock Series A-2, the Preferred Stock Series B and all other shares entitled to vote, if any, at all meetings of the shareholders of the Corporation. With respect to any matter voted on by holders of the Common Stock, the Preferred Stock Series A-1, the Preferred Stock Series A-2, the Preferred Stock Series B and the Preferred Stock Series C voting together as a single class, each share of Preferred Stock Series C shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of whole shares of Common Stock into which such share of Preferred Stock Series C is convertible (without regard to any limitation on the convertibility of such shares as a result of the number of authorized and unissued shares of Common Stock) on the record date for such vote.

                           (b)      Notwithstanding anything to the contrary
contained herein, any action required or permitted to be taken by the holders of Preferred Stock Series C at any meeting of the holders of Preferred Stock Series C may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of not less than the minimum number of the issued and outstanding shares of Preferred Stock Series C necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided the non-consenting holders are given notice of such action as required by the WBCA.

                  6.       Conversion Rights.

                           (a)      On the Amendment Date (as hereinafter
defined), each share of Preferred Stock Series C shall, without any action by the holder thereof, be converted automatically into the right to receive
33.219011861808200 shares of Common Stock. Upon such conversion, all shares of Preferred Stock Series C outstanding on the Amendment Date shall be automatically canceled and retired and shall cease to exist and all holders of certificates, documents or other instruments representing shares of Preferred Stock Series C outstanding on the Amendment Date shall cease to have any rights as holders of the Preferred Stock Series C. As soon as practicable after the Amendment Date, the Corporation shall take all action necessary to cause the certificates formerly representing shares of Preferred Stock Series C to be surrendered by the holders thereof and exchanged for certificates representing such shares of Common Stock into which such shares of Preferred Stock Series C have converted pursuant to this Section 6(a). Until such surrender, each certificate formerly representing shares of Preferred Stock Series C shall only represent the right to receive shares of Common Stock, without interest, into which the shares of Preferred Stock Series C represented by the certificate surrendered have been converted pursuant to this Section 6(a) hereof. Each share of Preferred Stock Series C shall convert automatically on the Amendment Date as set forth in this Section 6(a), subject to adjustment in the following events:

                                    (i)      if, prior to the Amendment Date,
(A) the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, a reclassification or other similar event, the number of shares of Common Stock to be issued in exchange for the Preferred Stock Series C shall be proportionately increased; or (B) the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares or other similar event, the number of shares of Common Stock issuable in exchange for the Preferred Stock Series C shall be proportionately decreased; and

                                    (ii)     if, prior to the Amendment Date,
there is a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be exchanged for or changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, then the number of shares of Common Stock issuable upon conversion of the Preferred Stock Series C shall be proportionately adjusted.

                           (b)      No fractional shares of Common Stock shall
be issued pursuant to this Section 6, and the number of shares of Common Stock a holder of Preferred Stock Series C is otherwise entitled to receive pursuant to this Section 6 shall be rounded to the nearest whole number of shares, with any fraction equal to or higher than one-half being rounded to the next succeeding whole number of shares.

                           (c)      The Corporation shall use its best efforts
to take all actions necessary (including, without limitation, amending the Articles of Incorporation) to increase the number of its authorized but unissued shares of Common Stock to a number sufficient to permit the conversion of all of the Preferred Stock, including, without limitation, the Preferred Stock Series A-1, the Preferred Stock Series A-2, the Preferred Stock Series B and the Preferred Stock Series C (together with the accrued dividends thereon), pursuant to their respective statements of rights. As used herein, the "Amendment Date" shall refer to the date on which the amendment to the Articles of Incorporation to increase the number of the Corporation's authorized but unissued shares of Common Stock as contemplated pursuant to this Section 6(c) hereof shall become effective pursuant to the WBCA. The Corporation covenants that all shares of Common Stock issued upon conversion of outstanding shares of Preferred Stock Series C shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens and charges.

                  7. Shares to Be Retired. Any share of Preferred Stock Series C converted, redeemed, repurchased or otherwise acquired by the Corporation shall be retired and cancelled and shall upon cancellation and the filing of an appropriate certificate with the Secretary of State of the State of Washington be restored to the status of authorized but unissued shares of Preferred Stock, subject to reissuance by the Board of Directors as Preferred Stock Series C or shares of Preferred Stock of one or more other series.

                  8. Record Holders. The Corporation and the Corporation's transfer agent may deem and treat the record holder of any shares of Preferred Stock Series C as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Corporation's transfer agent shall be affected by any notice to the contrary.

                  9. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon, the earlier of receipt of such notice or three business days after the mailing of such notice if sent by registered mail with postage prepaid, addressed, if to the Corporation, to its offices at 3102 Maple Avenue, Suite 230, Dallas, Texas 75201 (Attention: Chief Executive Officer) or to an agent of the Corporation designated as permitted by the Articles of Incorporation or, if to any holder of Preferred Stock Series C, to such holder at the address of such holder of Preferred Stock Series C as listed in the stock record books of the Corporation (which may include the records of the Corporation's transfer agent), or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

                                                                       EXHIBIT F

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                            PREFERRED STOCK SERIES B
                                       OF
                         I2 TELECOM INTERNATIONAL, INC.

                        DATED AS OF _______________, 2004

                  1. Designation. i2 Telecom International, Inc. (the "Corporation") has 1,000,000 shares of preferred stock, $1.00 par value per share, authorized in its Certificate of Incorporation, as amended. As of the date of this Certificate of Designations, the Board of Directors of the Corporation (the "Board of Directors") has created and established pursuant to a resolution of the Board of Directors adopted December 19, 2003 (a) 100,000 shares of the Corporation's authorized preferred stock as Preferred Stock Series A-1 ("Preferred Stock Series A-1") and (b) 100,000 shares of the Corporation's authorized preferred stock as Preferred Stock Series A-2 ("Preferred Stock Series A-2). The Corporation, pursuant to a resolution of the Board of Directors adopted as of [_____________], 2004 creates and designates 500,000 shares of the Corporation's authorized preferred stock as Preferred Stock Series B with no stated value ("Preferred Stock Series B"). The voting power, designations, preferences and rights of the Preferred Stock Series B are as set forth below, and the voting power, designations, preferences and rights of the Preferred Stock Series A-1 and the Preferred Stock Series A-2 are set forth in the Certificate of Designations of Preferred Stock Series A-1 of the Corporation and the Certificate of Designations of Preferred Stock Series A-2 of the Corporation, respectively, adopted by the Board of Directors and filed with the Secretary of State of the State of Delaware.

                  2. No Priority. The Preferred Stock Series B shall not, with respect to dividend rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, whether now or hereafter issued, rank senior to any other securities of the Corporation (including, without limitation, (a) the Preferred Stock Series A-1, the Preferred Stock Series A-2 or any other class or series of preferred stock which may be established by the Board or Directors, or (b) the Corporation's common stock, $0.01 value per share (the "Common Stock")), but, with respect to dividend rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, shall rank on parity with the Common Stock.

                  3. Dividends and Redemption. Holders of shares of Preferred Stock Series B shall not be entitled to receive any dividends or other distributions with respect to the shares of Preferred Stock Series B and shall not be subject to redemption by the Corporation, whether mandatory or voluntary, under any circumstances; provided, however, if the Board of Directors declares and the Corporation pays or sets apart for payment dividends and other distributions on any of the Common Stock, and or purchases or otherwise redeems any of the Common Stock or any warrants, rights or options exercisable for any of the Common Stock, then the holders of the shares of Preferred Stock Series B shall be entitled to participate therein on an as-if-converted into Common Stock basis (determined without regard to any limitation on the convertibility of such shares as a result of the number of authorized and unissued shares of Common Stock), with such participation being in parity with the Common Stock in all respects.

                  4.       Liquidation.

                           (a)      In the event of any voluntary or involuntary
liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Preferred Stock Series B then outstanding shall be entitled to be paid an amount equal to the pro rata portion of the assets of the Corporation remaining for distribution to the holders of the Common Stock determined on an as-if-converted into Common Stock basis (determined without regard to any limitation on the convertibility of the Preferred Stock Series B as a result of the number of authorized and unissued shares of Common Stock).

                           (b)      For the purposes of this Section 4, (i) the
voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation (unless and until such sale, conveyance, exchange or transfer is followed by the dissolution of the Corporation pursuant to the Delaware General Corporation Law (the "DGCL")); or (ii) the consolidation or merger of the Corporation with one or more other companies or entities, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                  5. Voting Rights. In addition to any voting rights provided elsewhere herein and any voting rights provided by applicable law, the holders of shares of Preferred Stock Series B shall have the following voting rights:

                           (a)      Commencing on the date of issuance of any
shares of Preferred Stock Series B and for so long as any shares of Preferred Stock Series B shall remain outstanding, each share of Preferred Stock Series B shall entitle the holder thereof to vote on all matters voted on by holders of the Common Stock, voting together as a single class with the Common Stock, the Preferred Stock Series A-1, the Preferred Stock Series A-2 and all other shares entitled to vote, if any, at all meetings of the stockholders of the Corporation. With respect to any matter voted on by holders of the Common Stock, the Preferred Stock Series A-1, the Preferred Stock Series A-2 and the Preferred Stock Series B voting together as a single class, each share of Preferred Stock Series B shall entitle the holder thereof to cast one (1) vote on the record date for such vote.

                           (b)      Notwithstanding anything to the contrary
contained herein, any action required or permitted to be taken by the holders of Preferred Stock Series B at any meeting of the holders of Preferred Stock Series B may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of not less than the minimum number of the issued and outstanding shares of Preferred Stock Series B necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided the non-consenting holders are given notice of such action as required by the DGCL.

                  6.       Conversion Rights.

                           (a)      Each outstanding share of Preferred Stock
Series B may be converted at the option of the holder, at any time (except that, with respect to any shares of Preferred Stock Series B which shall be called for redemption pursuant to Section 3 hereof, such right shall terminate upon such call), into one (1) fully paid, non-assessable share of Common Stock, in accordance with and subject to the terms and conditions of this Section 6. Subject to this Section 6, a holder of shares of Preferred Stock Series B shall have the right to convert all or any portion of such shares pursuant to this
Section 6 at any time and from time to time. Notwithstanding anything herein to the contrary, no shares of Preferred Stock Series B may be converted by the holder thereof if the Corporation, at the time such holder delivers to the Corporation the instructions regarding such conversion pursuant to Section 6(b) hereof, does not have sufficient shares of authorized but unissued Common Stock available to convert all of the then outstanding shares of (i) Preferred Stock Series B pursuant to Section 6 hereof and (ii) Preferred Stock Series A-1 and Preferred Stock Series A-2 pursuant to their respective Certificates of Designations.

                           (b)      Subject to Section 6(a) hereof, upon
surrender to the Corporation at the office of the transfer agent or such other place or places, if any, as the Board of Directors may determine, of certificates duly endorsed to the Corporation or in blank for shares of Preferred Stock Series B to be converted together with appropriate evidence of the payment of any transfer or similar tax, if required, and written instructions to the Corporation requesting conversion of such shares and specifying the name and address of the person, corporation, firm or other entity to whom shares of Common Stock are to be issued upon conversion thereof, the Corporation shall issue the number of shares of Common Stock issuable upon conversion thereof as of the time of such surrender and as promptly as practicable thereafter will deliver or cause to be delivered certificates for such shares of Common Stock. Upon surrender of a certificate representing shares of Preferred Stock Series B to be converted in part, in addition to the foregoing, the Corporation shall also issue to such holder a new certificate representing any unconverted shares of Preferred Stock Series B represented by the certificate surrendered for conversion.

                           (c)      Each share of Preferred Stock Series B shall
convert as set forth in this Section 6, subject to adjustment in the following events:

                                    (i)      if, prior to the first date on
which a holder of shares of Preferred Stock Series B has taken all action necessary to elect to convert all or any portion of such shares into shares of Common Stock pursuant to Section 6(b) hereof (the "Conversion Date"), (A) the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, a reclassification or other similar event, then the number of shares of Common Stock to be issued in exchange for the Preferred Stock Series B shall be proportionately increased; or (B) the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares or other similar event, then the number of shares of Common Stock issuable in exchange for the Preferred Stock Series B shall be proportionately decreased; and

                                    (ii)     if, prior to the Conversion Date,
there is a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be exchanged for or changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, then the number of shares of Common Stock issuable upon conversion of the Preferred Stock Series B shall be proportionately adjusted.

                           (d)      No fractional shares of Common Stock shall
be issued pursuant to this Section 6, and the number of shares of Common Stock a holder of Preferred Stock Series B is otherwise entitled to receive pursuant to this Section 6 shall be rounded to the nearest whole number of shares, with any fraction equal to or higher than one-half being rounded to the next succeeding whole number of shares.

                  7. Shares to Be Retired. Any share of Preferred Stock Series B converted, redeemed, repurchased or otherwise acquired by the Corporation shall be retired and cancelled and shall upon cancellation and the filing of an appropriate certificate with the Secretary of State of the State of Delaware be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as Preferred Stock Series B or shares of preferred stock of one or more other series.

                  8. Record Holders. The Corporation and the Corporation's transfer agent may deem and treat the record holder of any shares of Preferred Stock Series B as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Corporation's transfer agent shall be affected by any notice to the contrary.

                  9. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon, the earlier of receipt of such notice or three business days after the mailing of such notice if sent by registered mail with postage prepaid, addressed, if to the Corporation, to its offices at 301 Yamato Road, Suite 2112, Boca Raton, Florida (Attention: Chief Executive Officer) or to an agent of the Corporation designated as permitted by the Corporation's Certificate of Incorporation, as amended, or, if to any holder of Preferred Stock Series B, to such holder at the address of such holder of Preferred Stock Series B as listed in the stock record books of the Corporation (which may include the records of the Corporation's transfer agent), or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

                                                                       EXHIBIT G

                              OFFICERS OF DDN AFTER
                               THE EFFECTIVE TIME

      NAME                                                 OFFICE
      ----                                                 -------
Paul R. Arena                  Chief Executive Officer, Chairman of the Board and Secretary

Anthony F. Zalenski            President and Chief Operating Officer

Ronald Roswell, Sr.            Chief Financial Officer, Vice President and Treasurer

Ronald Roswell, Jr.            Chief Information Officer and Vice President

Douglas F. Bender              Senior Vice President of Sales and Marketing - the Americas General and Senior Vice
                               President - Business Development

Rick Scherle                   Senior Vice President - Marketing

Jerry Lumpkin                  Senior Vice President - Americas Sales

Terry L. Palmeter              Vice President - Operations

Mark A. Bridges                Vice President - Director Network Operations

                                                                       EXHIBIT H

                        INVESTOR REPRESENTATION STATEMENT

         This Investor Representation Statement (this "STATEMENT") is being delivered to Digital Data Networks, Inc., a Washington corporation ("DDN"), by the undersigned holder ("HOLDER") of capital stock of i2 Telecom International, Inc., a Delaware corporation ("i2 TELECOM"), in connection with the issuance by DDN of shares of DDN Common Stock and/or DDN Preferred Stock, as the case may be, pursuant to that certain Agreement and Plan of Merger, dated as of January 30, 2004 among DDN, i2 Telecom, a wholly-owned subsidiary of DDN and certain stockholders of DDN and i2 Telecom signatory thereto (the "MERGER AGREEMENT"). All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         Holder has been informed that the issuance to Holder of the shares of DDN Common Stock and/or DDN Preferred Stock (including shares of DDN Common Stock issuable upon conversion thereof), as the case may be (collectively, the "SHARES"), will not be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and, therefore, the Shares will be restricted shares. DDN is issuing the Shares to Holder pursuant to certain exemptions from registration afforded by the Securities Act, in reliance upon the representations and warranties of Holder contained in this Statement. Holder further understands that the representations, warranties, and agreements set forth herein will be relied upon by DDN and its counsel.

         1.       Securities Act Representations.

                  1.1 Investor Status. Holder is (a) an "accredited investor" (as such term is defined in Regulation D promulgated under the Securities Act) and a sophisticated investor for purposes of applicable U.S. Federal and state securities laws and regulations, or (b) Holder is a sophisticated investor for purposes of applicable U.S. Federal and state securities laws.

                           (a)      If Holder is an accredited investor, then
check one or more of the boxes below as applicable. Holder represents that the following checked statements true and correct with respect to Holder:

         [ ]                        (i)      Holder is a natural person whose
                  individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000.

         [ ]                        (ii)     Holder is a natural person who had
                  an individual income in excess of $200,000, or $300,000 jointly with his or her spouse, in both 2002 and 2003, and who reasonably expects an income in excess of $200,000, if an individual, or $300,000 if jointly with his or her spouse, in 2004.

         [ ]                        (iii)    Holder is a director or executive
                  officer of DDN.

         [ ]                        (iv)     Holder is a trust, with total
                  assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a

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                  sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

         [ ]                        (v)      Holder is an entity in which all of
                  the equity owners meet the criteria set forth under either
                  (i), (ii), (iii), or (iv) above.

                           (b)      If Holder is not an accredited investor, but
is a sophisticated investor for purposes of applicable U.S. Federal and state securities laws, then check the following box. [ ]

                  1.2 No Intent to Distribute. The Shares or any securities that may be paid as a dividend thereon or with respect thereto or issued or delivered in exchange or substitution therefor (collectively, the "RESTRICTED SECURITIES") are being acquired by Holder for investment and not with a view to the sale or other distribution thereof within the meaning of the Securities Act, and Holder has no present intention of selling or otherwise disposing of all or any portion of the Restricted Securities.

                  1.3      Restrictions on Transfer.  Holder understands that:

                           (a)      in reliance upon the representations and
warranties set forth herein, the Restricted Securities have not been registered with the Securities and Exchange Commission (the "SEC"), and accordingly may not be offered, sold, or otherwise transferred unless and until registered under the Securities Act or, in the opinion of counsel or by other evidence in form and substance reasonably satisfactory to DDN, such offer, sale, or transfer, is exempt from such registration requirements;

                           (b)      Holder must bear the economic risk of
Holder's investment in the Restricted Securities indefinitely unless they are registered pursuant to the Securities Act or, in the opinion of counsel in form and substance satisfactory to DDN, an exemption from the registration requirement is available; and

                           (c)      Holder cannot be assured that any exemption
from the registration requirement will be available should Holder desire to transfer all or any of the Restricted Securities, and, therefore, Holder may not be able to dispose of or otherwise transfer the Restricted Securities, under the circumstances, in the amounts, or at the time proposed by Holder.

         2. Legend. Holder understands that certificates or other instruments representing any of the Restricted Securities acquired by Holder shall bear a legend substantially similar to the following, in addition to any other legends required by federal or state laws:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, (II) COMPLIANCE WITH RULE 144 UNDER SAID ACT OR (III) AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

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         3.       Other Representations and Warranties.

                  Holder represents and warrants that:

                  (a) Holder has had access to all information regarding DDN, its present and prospective business, assets, liabilities, and financial condition that Holder considers important in making the decision to invest in the Restricted Securities. Holder has read the information concerning DDN contained in its SEC filings and has had ample opportunity to ask questions of and receive answers from representatives of DDN concerning this investment. Holder is making this investment on the basis of Holder's own evaluation of DDN based on such information.

                  (b) Holder recognizes that the investment in the Restricted Securities involves special and substantial risks. Holder recognizes
(i) the risky nature of the investment in the Restricted Securities, and (ii) the tax consequence of investment in the Restricted Securities, among other matters.

                  (c) Holder has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Restricted Securities.

                  (d) Holder either (i) has a preexisting personal or business relationship with DDN or its principals or (ii) by reason of Holder's business or financial experience, has the capacity to protect Holder's own interests in connection with this transaction.

                  (e) The offer and sale of the Restricted Securities were not accomplished by the publication of any advertisement or general solicitation.

                  (f) The address of Holder's place of residence or principal place of business is as set forth on the signature page.

                  (g) If Holder is an individual, then Holder has full capacity to execute this Statement and to make the representations, warranties, and agreements herein and to perform Holder's obligations hereunder; if Holder is an entity, then the individual executing this Statement on behalf of Holder has full authority to execute this Statement and to make the representations, warranties, and agreements herein and to perform Holder's obligations hereunder.

                  THE FOREGOING REPRESENTATIONS AND WARRANTIES ARE AND SHALL BE TRUE AND CORRECT AS OF THE DATE HEREOF AND SHALL SURVIVE THE DELIVERY AND ACCEPTANCE HEREOF TO DDN.

         4.       General Provisions.

                  4.1 Binding Effect. This Statement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except as otherwise specifically provided, neither this Statement nor any of the

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rights, interests, or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

                  4.2 Entire Agreement; Modification. This Statement (together with the documents referred to herein, including, without limitation, the Merger Agreement) contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter. This Statement may not be modified, amended, altered, or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  4.3 Governing Law. This Statement shall be governed by, construed, and enforced in accordance with, the laws of the State of Delaware without taking into account the principles of conflicts of laws.

         IN WITNESS WHEREOF, Holder has executed this Investor Representation Statement this _____ day of _____________, 2004.

                                    HOLDER:

                                    ____________________________________________
                                    Print Name of Holder

                                    ____________________________________________
                                    Signature of Holder or its Authorized
                                    Representative

                                    ____________________________________________
                                    Print Name of Authorized Representative
                                    (if applicable)

                                    ____________________________________________
                                    Print Title of Authorized Representative
                                    (if applicable)

                                    Address of Holder:

                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________

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